                                                                   Exhibit 10.51

                                            ***Text Omitted and Filed Separately
                                                Confidential Treatment Requested
                                          Under 17 C.F.R. Sections 200.80(b)(4),
                                                            200.83 and 240.24b-2

                                                                       EXECUTION




                                  $429,000,000

                                 LOAN AGREEMENT


                          DATED AS OF JANUARY 18, 2002

                                      AMONG

                           AMERICA WEST AIRLINES, INC.
                                  AS BORROWER,

                                 CITIBANK, N.A.,
                               AS INITIAL LENDER,

                             KPMG CONSULTING, INC.,
                             AS LOAN ADMINISTRATOR,

                                 CITIBANK, N.A.,
                                    AS AGENT,


                                       AND

                     AIR TRANSPORTATION STABILIZATION BOARD

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS ...............    1

      Section 1.1.   Defined Terms .......................................    1
      Section 1.2.   Computation of Time Periods .........................   19
      Section 1.3.   Accounting Terms and Principles .....................   19
      Section 1.4.   Certain Terms .......................................   20

ARTICLE II THE LOAN ......................................................   20

      Section 2.1.   The Loan ............................................   20
      Section 2.2.   Borrowing Procedures ................................   21
      Section 2.3.   Scheduled Repayment of the Loan .....................   21
      Section 2.4.   Evidence of Debt; Use of Proceeds ...................   22
      Section 2.5.   Optional Prepayments ................................   23
      Section 2.6.   Mandatory Prepayments ...............................   24
      Section 2.7.   Interest ............................................   26
      Section 2.8.   Fees ................................................   26
      Section 2.9.   Payments and Computations ...........................   28
      Section 2.10.  Certain Provisions Governing the Note ...............   30
      Section 2.11.  Capital Adequacy ....................................   32
      Section 2.12.  Taxes ...............................................   33

ARTICLE III CONDITIONS TO LOAN ...........................................   36

      Section 3.1.   Conditions Precedent to the Loan ....................   36

ARTICLE IV REPRESENTATIONS AND WARRANTIES ................................   40

      Section 4.1.   Organization, Powers, Qualification, Good Standing,
                     Business, Subsidiaries, the Act and the Regulations .   40
      Section 4.2.   Authorization of Borrowing, Etc .....................   41
      Section 4.3.   Financial Condition .................................   42
      Section 4.4.   No Material Adverse Change; No Restricted Payments ..   42
      Section 4.5.   Title To Properties; Liens ..........................   43
      Section 4.6.   Litigation; Adverse Facts ...........................   43
      Section 4.7.   Payment of Taxes ....................................   43
      Section 4.8.   Performance of Agreements; Materially Adverse
                     Agreements ..........................................   44
      Section 4.9.   Governmental Regulation .............................   44
      Section 4.10.  Securities Activities ...............................   44
      Section 4.11.  Employee Benefit Plans ..............................   44
      Section 4.12.  Environmental Protection ............................   46
      Section 4.13.  Solvency ............................................   46
      Section 4.14.  Disclosure ..........................................   46
      Section 4.15.  Compliance With Laws ................................   47
      Section 4.16.  Concession Agreements ...............................   47
      Section 4.17.  Indebtedness ........................................   47


                                      (i)

                                TABLE OF CONTENTS
                                   (CONTINUED)

ARTICLE V COVENANTS ......................................................   47

      Section 5.1.   Financial Statements and Other Reports ..............   48
      Section 5.2.   Corporate Existence .................................   53
      Section 5.3.   Payment of Taxes and Claims; Tax Consolidation ......   53
      Section 5.4.   Maintenance of Properties; Insurance ................   53
      Section 5.5.   Inspection ..........................................   54
      Section 5.6.   Compliance With Laws, Etc ...........................   54
      Section 5.7.   Borrower's Remedial Action Regarding Hazardous
                     Materials ...........................................   54
      Section 5.8.   Further Assurances ..................................   55
      Section 5.9.   Employee Benefit Plans ..............................   55
      Section 5.10.  FAA Matters; Citizenship ............................   55
      Section 5.11.  Board Guarantee .....................................   55
      Section 5.12.  Lower-Tier Covered Transaction ......................   56
      Section 5.13.  Audits and Reviews ..................................   56
      Section 5.14.  Substitution of Collateral ..........................   56

ARTICLE VI NEGATIVE COVENANTS ............................................   56

      Section 6.1.   Liens and Related Matters ...........................   57
      Section 6.2.   Investments .........................................   57
      Section 6.3.   Restricted Payments .................................   58
      Section 6.4.   Financial Covenant ..................................   58
      Section 6.5.   Restriction on Fundamental Changes; Asset Sales
                     and Acquisitions; New Subsidiaries ..................   58
      Section 6.6.   Sales and Lease-Backs ...............................   60
      Section 6.7.   Transactions with Affiliates ........................   60
      Section 6.8.   Conduct of Business .................................   61
      Section 6.9.   Merger or Consolidation .............................   61
      Section 6.10.  Limitation on Asset Sales ...........................   62
      Section 6.11.  Limitation on Issuances and Dispositions of Capital
                     Stock of Subsidiaries ...............................   62
      Section 6.12.  Limitation on Creation of New Subsidiaries ..........   63
      Section 6.13.  Limitations on Amendments ...........................   63
      Section 6.14.  No Further Negative Pledges .........................   64
      Section 6.15.  Incentive Equity Plan ...............................   64

ARTICLE VII EVENTS OF DEFAULT ............................................   64

      Section 7.1.   Events of Default ...................................   64
      Section 7.2.   Remedies ............................................   66

ARTICLE VIII THE LOAN ADMINISTRATOR ......................................   67

      Section 8.1.   Acceptance of Appointment and Services ..............   67
      Section 8.2.   Loan Administrator's Reliance .......................   70
      Section 8.3.   Indemnification .....................................   71


                                      (ii)

                                TABLE OF CONTENTS
                                   (CONTINUED)

      Section 8.4.   Successor Loan Administrator ........................   71
      Section 8.5.   Conflict of Interest ................................   72
      Section 8.6.   Representations, Warranties and Covenants of the
                     Loan Administrator ..................................   73

ARTICLE IX THE AGENT .....................................................   74

      Section 9.1.   Authorization and Action ............................   74
      Section 9.2.   Agent's Reliance, Etc ...............................   74
      Section 9.3.   Agent and Affiliates ................................   75
      Section 9.4.   Representations of the Lenders and of the Board .....   75
      Section 9.5.   Events of Default; Termination of Board Guarantee ...   76
      Section 9.6.   Agent's Right to Indemnity ..........................   76
      Section 9.7.   Indemnification of Agent ............................   76
      Section 9.8.   Successor Agent .....................................   77

ARTICLE X  MISCELLANEOUS .................................................   77

      Section 10.1.  Amendments, Waivers, Etc ............................   77
      Section 10.2.  Assignments and Participations ......................   79
      Section 10.3.  Costs and Expenses ..................................   81
      Section 10.4.  Indemnities .........................................   81
      Section 10.5.  Right of Set-off ....................................   82
      Section 10.6.  Sharing of Payments, Etc. ...........................   82
      Section 10.7.  Notices, Etc. .......................................   83
      Section 10.8.  No Waiver; Remedies .................................   83
      Section 10.9.  Independence of Covenants ...........................   83
      Section 10.10. Governing Law .......................................   84
      Section 10.11. Submission to Jurisdiction; Service of Process ......   84
      Section 10.12. Waiver of Jury Trial ................................   84
      Section 10.13. Marshaling; Payments Set Aside ......................   84
      Section 10.14. Section Titles ......................................   85
      Section 10.15. Execution in Counterparts ...........................   85
      Section 10.16. Third Party Beneficiary .............................   85
      Section 10.17. Severability ........................................   85
      Section 10.18. Confidentiality .....................................   85

Annexes

Annex A     -     Notice Addresses
Annex B     -     Lending Office
Annex C     -     Guarantee Rate Schedule


Schedules


                                     (iii)

                               TABLE OF CONTENTS
                                  (CONTINUED)

Schedule 2.3(b)   Adjusted Unit Employee Costs
Schedule 2.8      Loan Administrator Fee Rate Schedule
Schedule 4.1      Subsidiaries
Schedule 4.7      Tax Agreements
Schedule 4.17     Indebtedness
Schedule 6.1      Liens and Payment Restrictions
Schedule 6.7(b)   Transactions with Affiliates


Exhibits

Exhibit A    -    Form of Assignment and Acceptance
Exhibit B    -    Form of Note
Exhibit C    -    Form of Notice of Borrowing
Exhibit D    -    Form of Board Guarantee
Exhibit E    -    Form of Warrant







                                      (iv)

                  LOAN AGREEMENT, dated as of January 18, 2002, among AMERICA WEST AIRLINES, INC., a Delaware corporation (the "Borrower"); CITIBANK, N.A., (together with its successors, the "Initial Lender"); KPMG CONSULTING, INC., in its capacity as loan administrator hereunder (together with its successors and permitted assigns, the "Loan Administrator"); CITIBANK, N.A., as agent for the Lenders (in such capacity, together with its successors and permitted assigns, the "Agent"); and AIR TRANSPORTATION STABILIZATION BOARD, created pursuant to
Section 102 of the Act referred to below (the "Board").

                              W I T N E S S E T H:

                  WHEREAS, the Borrower has requested that the Initial Lender make available to the Borrower a Loan for such general corporate purposes as are permissible under the Air Transportation Safety and System Stabilization Act, P.L. 107-42, as the same may be amended from time to time (the "Act") and the regulations for Air Carrier Guarantee Loan Program issued pursuant to the Act, 14 C.F.R. Part 1300, as the same may be amended from time to time (the "Regulations"); and

                  WHEREAS, the Initial Lender is willing to make available to the Borrower the Loan upon the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

                  SECTION 1.1. DEFINED TERMS. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Act" has the meaning specified in the first recital to this Agreement.

                  "Adjusted Unit Employee Costs" has the meaning specified in
Schedule 2.3(b).

                  "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agent" has the meaning specified in the preamble to this Agreement.

                  "Agreement" means this Loan Agreement.

                  "Airbus Counter-Guarantor " means AFS Cayman Limited, a company incorporated under the laws of the Cayman Islands.

                  "Aircraft Related Equipment" has the meaning specified in the definition of "Asset Sale".

                  "Alliance Agreements" means those certain business alliance agreements among the Borrower and any of Chautauqua Airlines, Inc., Continental Airlines, Inc. or Mesa Airlines, Inc. and such other parties or agreements from time to time that include, but are not limited to, code-sharing, frequent flyer, ground handling and marketing agreements that are entered into in the ordinary course of business.

                  "Applicable Interest Rate" means a rate per annum equal to LIBOR plus 0.40% per annum.

                  "Application" means the Amended and Restated Application of the Borrower to the Board for the issuance of a federal credit instrument under the Act and the Regulations dated the Closing Date.

                  "Approved Fund" means, as of any date of determination and with respect to any Lender that is a fund engaged in the ordinary course of its business in commercial lending (including making loans which are not guaranteed by the Board), any other fund that is then engaged in the ordinary course of its business in commercial lending (including making loans which are not guaranteed by the Board) and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "ASM" means the "available seat miles" of the Borrower.

                  "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation, exchange of assets or sale-leaseback transactions), in one transaction or a series of related transactions, by the Borrower or any of its Subsidiaries to any Person other than the Borrower or any of its Subsidiaries of (i) all or any of the Capital Stock of any Subsidiary of the Borrower, (ii) all or substantially all of the property and assets of an operating unit or business of the Borrower or any of its Subsidiaries or (iii) any other property and assets of the Borrower or any of its Subsidiaries outside the ordinary course of business of the Borrower or such Subsidiary; provided that none of (A) sales or other dispositions of inventory, receivables and other current assets, or (B) sale leasebacks of aircraft (including aircraft engines installed thereon) in the Borrower's fleet, spare aircraft engines, aircraft parts, simulators and passenger loading bridges or other flight or ground equipment ("Aircraft Related Equipment") in connection with the acquisition of such Aircraft Related Equipment by the Borrower and entered into within eighteen months after such acquisition shall be included within the meaning of "Asset Sale."

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Lender, consented to by the Board and accepted by the Agent (unless consummated pursuant to Section 10.2(d)), in substantially the form of Exhibit A.

                  "Bankruptcy Code" means Title 11 of the United States Code as now and hereafter in effect, or any successor statute.

                  "Board" has the meaning specified in the preamble to this Agreement.

                  "Board Guarantee" means the Guarantee Agreement dated as of the date hereof and executed by the Board, the Initial Lender and the Agent, in substantially the form of Exhibit D.

                  "Borrower" has the meaning specified in the preamble to this Agreement.

                  "Borrowing" means the borrowing of the Loan.

                  "Business Day" means a day of the year on which banks are not required or authorized to close in New York, New York or Phoenix, Arizona and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with LIBOR, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

                  "Business Plan" means the business plan of the Borrower submitted to the Board with its December 19, 2001 restated Application.

                  "Capital Lease," as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person, and the amount of Indebtedness represented by such lease shall be the capitalized amount of the obligations evidenced thereby determined in accordance with GAAP.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital stock, whether now outstanding or issued after the date of this Agreement, including, without limitation, all Common Stock.

                  "Cash" means money, currency or a credit balance.

                  "Cash Equivalents" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody's; (iii) commercial paper not issued by the Borrower maturing no more than one year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

                  "Cash Proceeds" means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of Cash and Cash Equivalents, including payments of deferred payment obligations (to the extent corresponding to the principal, but not the interest component thereof) when received in the form of Cash or Cash Equivalents and proceeds from the conversion of other property received when converted to Cash or Cash Equivalents.

                  "Change in Control" means (i) the acquisition at any time by any Person (other than TPG, L.P. or any of its Affiliates or Holdings) or two or more Persons acting in concert of "beneficial ownership" (within the meaning of Section 13(d) under the Exchange Act and the rules and regulations promulgated thereunder) in excess of 35% of the total voting power of the Voting Stock of the Borrower or Holdings; (ii) the sale, lease, transfer or other disposition, of all or substantially all of the assets of the Borrower or Holdings to any Person or two or more Persons acting in concert as an entirety or substantially as an entirety in one transaction or a series of related transactions; (iii) the merger or consolidation of the Borrower or Holdings, with or into another corporation, or the merger of another corporation into the Borrower or Holdings, or any other transaction, with the effect that a Person (other than TPG, L.P. or any of its Affiliates or Holdings) or two or more Persons acting in concert has "beneficial ownership" (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) in excess of 35% of the Voting Stock of the Borrower or Holdings, or (if the Borrower or Holdings is not the surviving corporation in such transaction) such other corporation (including, in any such case, indirect ownership through another Person); (iv) the liquidation or dissolution of the Borrower or Holdings; or (v) if a majority of the board of directors of such Person shall no longer be composed of individuals (a) who were members of said board on the date hereof, (b) whose election or nomination to said board was approved by individuals referred to in clause (a) above constituting at the time of such election or nomination at least a majority of said board or (c) whose election or nomination to said board was approved by individuals referred to in clauses (a) and (b) above constituting at the time of such election or nomination at least a majority of said board. For purposes of this definition, the term Person includes a "person" or "group" within the meaning of Rule 13d-3 under the Exchange Act.

                  "Closing Date" means the date on which the Loan is made.

                  "Commitment" has the meaning specified in Section 2.1.

                  "Commodity Agreement" means any agreement or arrangement designed to protect the Borrower or any of its Subsidiaries against fluctuations in the prices of commodities used by the Borrower or any of its Subsidiaries in the ordinary course of its business.

                  "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of this Agreement, including, without limitation, all series and classes of such common stock.

                  "Compliance Certificate" means a certificate by the Borrower signed by a Responsible Officer on behalf of the Borrower and delivered in accordance with Section 5.1(iii) hereof.

                  "Concessions" has the meaning specified in Section 3.1(c)(ii).

                  "Contractual Obligation," as applied to any Person, means any provision of any equity security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other material instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                  "Counter-Guarantee" means, as the context may require, any or all of the Counter-Guarantee Agreements, each dated as of the date hereof and executed by the applicable Counter-Guarantor, the Initial Lender and the Agent, each substantially in form and substance satisfactory to the Agent and the Initial Lender.

                  "Counter-Guarantee Fee" means, with respect to each date set forth in Annex C, the counter-guarantee fee payable to each Counter-Guarantor on such date in an amount equal to the product of (x) the Guarantee Rate for such date and (y) the average outstanding amount of the portion of the Loan covered by such Counter-Guarantor's Counter-Guarantee scheduled to be outstanding for the then succeeding twelve month period as determined by the Agent as of the date of payment of such fee and after giving effect to any payment of principal of the Loan made on such date or any prior prepayment of the Loan (and commencing with the anniversary date beginning the twelve-month period in which amortization of the principal of the Loan is first scheduled to begin, computed on the basis of a year of 360 days and actual number of days elapsed).

                  "Counter-Guarantee Taxes" has the meaning specified in Section 2.12(b).

                  "Counter-Guarantor" means, as the context may require, any or all of the Airbus Counter-Guarantor, the GECC Counter-Guarantor and the debis Counter-Guarantor.
                  "Counter-Guarantor Letter of Credit" means, with respect to any applicable Counter-Guarantee, an irrevocable standby letter of credit issued by a "Letter of Credit Bank" (as defined in such Counter-Guarantee), in favor of the Agent, in the form required under such Counter-Guarantee.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement designed to protect the Borrower or any of its Subsidiaries against fluctuations in currency values.

                  "debis Counter-Guarantor" means debis AirFinance Leasing USA I, Inc., a corporation organized under the laws of the state of Connecticut, and any Affiliate assignee thereof permitted under the relevant Counter-Guarantee.

                  "Default" means any event which with the passing of time or the giving of notice or both would become an Event of Default.

                  "Disclosed Defaults" means the events described in a letter dated the date hereof from the Borrower to the Agent, the Initial Lender, each Counter-Guarantor, the Loan Administrator and the Board.

                  "Dollars" and the sign "$" each mean the lawful money of the United States of America.

                  "Eligible Affiliate" means with respect to any Lender, an Affiliate of such Lender which is an Eligible Lender.

                  "Eligible Lender" means any "lender" under and as defined in the Act and the Regulations.

                  "Employee Compensation Agreement" has the meaning specified in
Section 3.1(c)(i).

                  "Environmental Claim" means any material investigation, notice, claim, suit, proceeding, demand or order, by any governmental authority or any Person arising in connection with any alleged or actual material violation of Environmental Laws or with any Hazardous Material, or any actual or alleged damage, or harm to health, safety or the environment.

                  "Environmental Laws" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, governmental authorizations, or any other requirement of governmental authorities relating to (a) the prevention or control of pollution or protection of the environment, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal, discharge, release, emission or transportation, or
(c) exposure to Hazardous Materials. "Environmental Laws" shall include, but not be limited to, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), the National Environmental Policy Act (42 U.S.C. 4321 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. 1801 et seq.), the Toxic Substances Control Act (49 U.S.C. 2601 et seq.), the Clean Air Act (42

U.S.C. 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. 3007 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. 11001 et seq.), the Occupational Safety and Health Act (29 U.S.C. 641 et seq.), and the State of Arizona Environmental Quality Act (A.R.S. 49-101 et seq.).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

                  "ERISA Affiliate" means, as applied to the Borrower, (i) any corporation which is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which the Borrower is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which the Borrower is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which the Borrower, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

                  "Event of Default" has the meaning specified in Section 7.1.

                  "Excess Proceeds" has the meaning specified in Section 6.10.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  "Facilities" means any and all real property now, hereafter or heretofore owned, leased, operated or used by the Borrower or any of its Subsidiaries and any of their respective predecessors.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

                  "Fiscal Year" means the Borrower's fiscal year referenced in the financial statements to be delivered by the Borrower pursuant to Section 5.1.

                  "Future Issuance" means each (i) borrowing by Holdings or the Borrower or any of its respective Subsidiaries from any source, including in the debt capital markets or from commercial bank lenders after the date of this Agreement and (ii) issuance of any Capital Stock by Holdings, the Borrower or any of its Subsidiaries after the date of this Agreement.

                  "GAAP" means, subject to the limitations on the application thereof set forth in Section 1.3, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession. Financial statements and other information required to be delivered by the Borrower to the Lenders pursuant to Section 5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation.

                  "GECC Counter-Guarantor " means General Electric Capital Corporation, a Delaware corporation and any Affiliate assignee thereof permitted under the relevant Counter-Guarantee.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Governmental Authorization" means any permit, license, certificate, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such first Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantee Fee" means, with respect to each date set forth in Annex C, an amount equal to the product of (x) the Guarantee Rate set forth opposite such date in Annex C and (y) the average outstanding portion of the Guaranteed Percentage of the amount of the Loan scheduled to be outstanding for the then succeeding twelve month period as determined by the Agent as of the date of payment of such fee and after giving effect to any payment of the principal of the Loan made on such date or any prior prepayment of the Loan (and commencing with the anniversary date beginning the twelve-month period in which amortization of the principal of the Loan is first scheduled to begin, computed on the basis of a year of 360 days and actual number of days elapsed).

                  "Guarantee Rate" means with respect to each date set forth in Annex C hereto, the percentage set forth opposite such date.

                  "Guaranteed Percentage" means 88.473193473%, which is the percentage of the maximum principal amount of the Loan covered by the Board Guarantee.

                  "Hazardous Materials" means any chemical or other material or substance, exposure to or Release of which is now or hereafter prohibited, limited or regulated under any law.

                  "Hazardous Materials Activity" means any past, current, proposed, or threatened use, storage, release, generation, treatment, remediation or transportation of any Hazardous Material (i) from, under, in, into or on the Facilities or surrounding property; and (ii) caused by, or undertaken by or on behalf of, the Borrower, any of its Subsidiaries or any of their respective predecessors.

                  "Holdings" means America West Holdings Corporation, a Delaware corporation.

                  "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto); (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables; (v) all Capital Lease obligations of such Person (the amount of the Indebtedness in respect of Capital Lease obligations to be determined as provided in the definition of Capital Lease in this Section 1.1); (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the stated principal amount of such Indebtedness; (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and (viii) to the extent not otherwise included in this definition and to the extent treated as a liability under GAAP, obligations under Currency Agreements, Interest Rate Agreements and Commodity Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

                  "Indemnified Liabilities" has the meaning specified in Section 10.4.

                  "Indemnified Taxes" has the meaning specified in Section 2.12(a).

                  "Indemnitees" has the meaning specified in Section 10.4.

                  "Initial Lender" has the meaning specified in the preamble to this Agreement.

                  "Interest Payment Date" has the meaning specified in Section 2.7(b).

                  "Interest Period" means (a) initially, the period commencing on the Closing Date and ending on March 31, 2002, and (b) thereafter, a period commencing on the last day of the immediately preceding Interest Period therefor and ending three months thereafter; provided, however, that:

                  (i) the Interest Period commencing in June, 2008 shall end on the Loan Maturity Date;

                  (ii) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (iv) following a Default or an Event of Default, each "Interest Period" shall be for such duration of one month or less as shall be selected by the Agent by notice to the Borrower, each Lender and the Board on or prior to the start of such Interest Period (and in the absence of any such notice or selection, the applicable Interest Period shall be determined as provided above without regard to this clause (iv)).

                  "Interest Rate Agreement" means any interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect the Borrower or any of its Subsidiaries against fluctuations in interest rates or under which the Borrower or any of its Subsidiaries is a party or a beneficiary on the date of this Agreement or becomes a party or a beneficiary thereafter.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

                  "Investment" means with respect to any Person, any direct or indirect advance, loan (other than advances to customers in the ordinary course of business consistent with past practices that are recorded as accounts receivable on the balance sheet of such Person or its Subsidiaries) or other extension of credit or capital contribution by such Person to any other Person by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others or any purchase or acquisition by such person of Capital Stock, bonds, notes, debentures or other similar instruments issued by any other Person; provided, that advances or loans by the Borrower to Holdings made in accordance with Section 6.3 shall not constitute an Investment.

                  "IRS" means the Internal Revenue Service of the United States or any successor thereto.

                  "Labor Cost Payment Amount" means, for any Fiscal Year, the product of (i) the positive difference between the actual salaries and benefits costs per ASM (computed based upon the Borrower's audited financial statements included in its Form 10-K for such Fiscal Year) and the Adjusted Unit Employee Cost for such Fiscal Year, multiplied by (ii) the actual ASMs flown in such Fiscal Year (as certified by the Chief Financial Officer of the Borrower to the Agent, the Lenders, each Counter-Guarantor and the Board).

                  "Lease Indenture" means the Indenture dated as of the date hereof between Holdings and Wilmington Trust Company, as Trustee and not in its individual capacity, relating to the 7.5% Convertible Senior Notes due 2009.

                  "Lender" means (a) (i) the Initial Lender, and (ii) each financial institution or other entity that from time to time becomes a party hereto by execution of an Assignment and Acceptance with any requisite consent required by Section 10.2 and/or (b) the Board to the extent it acquires any interest in the Loan as contemplated by Section 2.9(f) and the Board Guarantee.

                  "Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Lending Office" opposite its name on Annex B or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

                  "LIBOR" means, with respect to any Interest Period, the offered rate in the London interbank market for deposits in United States dollars of amounts equal or comparable to the unpaid principal amount of the Loan offered for a term comparable to such Interest Period, as currently shown on the Bridge/Telerate page 3750 as of 11:00 a.m., London time, two Business Days prior to the first day of such Interest Period; provided, however, that (A) LIBOR for the initial Interest Period shall be 1.72375% per annum, (B) if more than one offered rate as described above appears on such Bridge/Telerate page, the rate used to determine LIBOR will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100 of 1%) of such offered rates, or (C) if no such offered rates appear, the rate used for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100 of 1%) of rates quoted by the Reference Banks at approximately 10:00 a.m., New York time, two Business Days prior to the first day of such Interest Period for deposits in United States dollars offered to leading European banks for a period comparable to such Interest Period in an amount comparable to the unpaid principal amount of the Loan. If the Agent ceases generally to use such Bridge/Telerate page for determining interest rates based on eurodollar deposit rates, a comparable internationally recognized interest rate reporting service shall be used to determine such offered rates.

                  "Lien" means any lien, mortgage, pledge, assignment, security interest, charge, hypothecation, preference, priority, privilege, lease or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

                  "Liquidity Certificate" has the meaning specified in Section 5.1(x).

                  "Loan" has the meaning specified in Section 2.1.

                  "Loan Administrator" has the meaning specified in the preamble to this Agreement.

                  "Loan Documents" means, collectively, this Agreement, the Note, the Employee Compensation Agreement, the Warrants, the Registration Rights Agreements and each certificate, agreement or document executed by the Borrower and delivered to the Agent, the Lenders or the Board in connection with or pursuant to this Agreement.

                  "Loan Maturity Date" means September 30, 2008, except that if such date is not a Business Day, then the Loan Maturity Date shall be the immediately preceding Business Day.

                  "Margin Stock" has the meaning assigned to that term in Regulation T, U or X of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "Net Cash Proceeds" means, with respect to any Asset Sale, the Cash Proceeds of such Asset Sale, net of (i) reasonable and customary brokerage commissions and other reasonable and customary fees and expenses (including reasonable fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale without regard to the consolidated results of operations of the Borrower and its Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that (A) is secured by a Lien on the property or assets sold and (B) is required by its terms to be paid as a result of such Asset Sale, and (iv) appropriate amounts to be provided by the Borrower or any Subsidiary of the Borrower as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP, but limited to the period of the required reserve.

                  "Net Insurance Proceeds" means an amount equal to: (i) any Cash payments or proceeds received by Borrower or any of its Subsidiaries under any casualty insurance policy in respect of a covered loss thereunder with respect to tangible, real or personal property, minus (ii) (a) any actual and reasonable costs incurred by the Borrower or any of its Subsidiaries in connection with the adjustment or settlement of any claims of the Borrower or such Subsidiary in respect thereof, (b) any taxes payable in connection therewith, (c) the amount of any Indebtedness secured by a Lien on any property subject to such covered loss and required to be discharged from the proceeds thereof and
(d) any amounts required to be paid to any Person (other than the Borrower or any of its Subsidiaries) owning a beneficial interest in the property subject to such loss.

                  "Non-Guaranteed Percentage" means 11.526806527%, which is the percentage of the maximum principal amount of the Loan not covered by the Board Guarantee.

                  "Non-U.S. Person" means a Person that is not a United States person as defined in section 7701(a)(30) of the Internal Revenue Code.

                  "Note" has the meaning specified in Section 2.4(d).

                  "Notice of Borrowing" has the meaning specified in Section 2.2(a).

                  "Obligations" means all payment and performance obligations of every nature of the Borrower from time to time owed to the Agent, the Lenders, the Loan Administrator, any Counter-Guarantor or the Board or any of their respective Affiliates, officers, directors, employees, agents and advisors in, under or in respect of this Agreement or the Note, whether for principal, interest, fees, expenses, indemnification or otherwise.

                  "Obligor" has the meaning specified in the preamble to Article IV.

                  "Officer's Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer), president, one of its vice presidents, chief financial officer, controller, treasurer or assistant treasurer or an assistant secretary; provided that every Officer's Certificate shall include (i) a statement that the officer acting in such capacity making or giving such Officer's Certificate has read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signer, s/he has made or has caused to be made such examination or investigation as is necessary to enable her/him to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signer, such condition has been complied with.

                  "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) under which such Person is Lessee, that is not a Capital Lease.

                  "Other Taxes" has the meaning specified in Section 2.12(c).

                  "Participant" has the meaning specified in Section 10.2(e).

                  "Payment Restriction" means, with respect to a Subsidiary of any Person, any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement or instrument, on the ability of (i) such Subsidiary to (a) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such Person or any other Subsidiary of such Person, (b) make loans or advances to such Person or any other Subsidiary of such Person, or (c) transfer any of its property or assets to such Person or any other Subsidiary of such Person, or (ii) such Person or any other Subsidiary of such Person to receive or retain any such (a) dividend, distributions or payments, (b) loans or advances, or (c) property or assets.

                  "Permitted Encumbrances" means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA) as applied to property:

                  (i) Liens for taxes, assessments or governmental charges or claims the payment of which is either (a) not delinquent for a period of more than 30 days or (b) subject to a good faith contest as set forth in Section 5.3(a);

                  (ii) statutory Liens of landlords and Liens of carriers, vendors, warehousemen, repairmen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums either (a) not delinquent for a period of more than 30 days or (b) being contested in good faith by appropriate proceedings, if such reserve or other appropriate provision, if any, as shall required by GAAP shall have been made therefor;

                  (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds, reimbursement obligations and chargeback rights of Persons performing services for the Borrower or any of its Subsidiaries and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (iv) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (v) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (vi)     Liens described in Schedule 6.1 annexed hereto;

                  (vii) judgment and attachment Liens not giving rise to an Event of Default;

                  (viii) Liens on the assets of any entity or on any asset existing at the time such entity or asset is acquired by the Borrower or any Subsidiary, whether by merger, consolidation, purchase of assets or otherwise; provided that such Liens (i) are not created, incurred or assumed by such entity in contemplation of or in connection with the financing of such entity's being acquired by the Borrower or any Subsidiary; (ii) do not extend to any other assets of the Borrower or any Subsidiary; and (iii) the Indebtedness secured by such Lien is permitted pursuant to this Agreement;

                  (ix) leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any Subsidiary;

                  (x) any interest or title of a lessor in property subject to any Capital Lease obligation or Operating Lease which, in each case, is not prohibited under this Agreement (disregarding for this purpose
         Section 6.1);

                  (xi) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Borrower or any Subsidiary on deposit with or in possession of such bank;

                  (xii) any renewal of or substitution for any Lien permitted by any of the preceding clauses; provided that the debt secured is not increased nor the Lien extended to any additional assets; and

                  (xiii) Liens of creditors of any Person to whom any of the Borrower's assets are consigned for sale in the ordinary course of business.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity, or a Governmental Authority.

                  "Plan" means any "employee benefit plan" as defined in section 3(3) of ERISA which is, or was at any time, maintained or contributed to by the Borrower or any of its ERISA Affiliates, other than a multiemployer plan, within the meaning of section 4001(a)(3) of ERISA.

                  "Post-2002 Adjustment" means, for any Fiscal Year after 2002, an appropriate increase (as determined by the Borrower and the Board) in the Adjusted Unit Employee Costs to reflect any increase in employee costs which the Board, in its reasonable discretion, determines to be the result of unforeseen circumstances not wholly within the control of the Borrower or which otherwise should not result in prepayment of the Loan (including, without limitation, any change in applicable law affecting the manner in which the Borrower conducts it business, any material increase in the cost of employee benefits equivalent to those offered by the Borrower on January 1, 2002, inflation materially in excess of that assumed in the Business Plan, any increase in federal, state or local minimum wage laws affecting the Borrower, any increase in federal, state or local payroll tax affecting the Borrower, any change in accounting affecting accounting for wages, salaries, employee benefits or other form of employee compensation and any material reduction in the amount of ASMs flown below those planned for such Fiscal Year).

                  "Pro Forma Basis" means, with respect to compliance with any covenant hereunder, compliance with such covenant after giving effect to any proposed incurrence of Indebtedness by the Borrower or any of its Subsidiaries and the application of the proceeds thereof, the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business or any asset by the Borrower or any of its Subsidiaries or any other related action which requires compliance on a Pro Forma Basis. In making any determination of compliance on a Pro Forma Basis, such determination shall be performed after good faith consultation with the Agent using the consolidated financial statements of the Borrower and its Subsidiaries which shall be reformulated as if any such incurrence of Indebtedness and the application of proceeds, acquisition, disposition or other related action had been consummated at the beginning of the period specified in the covenant with respect to which Pro Forma Basis compliance is required.

                  "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise (i) is required to be redeemed prior to the Loan Maturity Date, (ii) may be required to be redeemed at the option of the holder of such class or series of Capital Stock at any time prior to the Loan Maturity Date, or (iii) is convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Loan Maturity Date; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof offering holders thereof the right to require the Borrower to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" occurring prior to the Loan Maturity Date shall not constitute Redeemable Stock if the asset sale provisions contained in such Capital Stock specifically provide that in respect of any particular asset sale proceeds, the Borrower will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Borrower's permanent reduction of the aggregate outstanding principal amount of the Loan by an amount at least equal to such asset sale proceeds (net of associated taxes and transaction costs).

                  "Reference Banks" means Citibank, N.A., JPMorgan Chase Bank and Bank of America, N.A., and each of their respective successors.

                  "Register" has the meaning specified in Section 2.4(e).

                  "Registration Rights Agreements" means (i) the Registration Rights Agreement dated as of the date hereof and executed by Holdings and the Board, in form and substance satisfactory to the Board, and (ii) the Registration Rights Agreement dated as of the date hereof and executed by Holdings, the Initial Lender and the Counter-Guarantors, in form and substance satisfactory to the Initial Lender and the Counter-Guarantors.

                  "Regulations" has the meaning specified in the first recital to this Agreement.

                  "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facilities, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

                  "Requisite Lenders" means, collectively, Lenders having not less than fifty-one percent (51%) of the principal amount of the Loan then outstanding or, prior to the making of the Loan, the Initial Lender.

                  "Responsible Officer" means, with respect to any Person, any of the Chief Executive Officer, Executive Vice Presidents and Chief Financial Officer of such Person, but in any event, with respect to financial matters, the Chief Financial Officer, Treasurer or Controller of such Person.

                  "Restricted Payment" means (i) any declaration or payment of dividends on or making of any distributions in respect of the Capital Stock of the Borrower (other than dividends or distributions payable solely in shares of Capital Stock (other than Redeemable Stock) or in options, warrants, or other rights to purchase Capital Stock (other than Redeemable Stock)) to holders of Capital Stock of the Borrower, (ii) any purchase, redemption or other acquisition or retirement for value (other than through the issuance solely of Capital Stock (other than Redeemable Stock) or options, warrants or other rights to purchase Capital Stock (other than Redeemable Stock)) of any Capital Stock or warrants, rights (other than exchangeable or convertible Indebtedness of the Borrower not prohibited under clause (iii) below) or options to acquire Capital Stock of the Borrower, (iii) any redemption, repurchase, defeasance (including, but not limited to, in substance or legal defeasance), or other acquisition or retirement for value (other than through the issuance solely of Capital Stock (other than Redeemable Stock) or warrants, rights or options to acquire Capital Stock (other than Redeemable Stock)) (collectively, a "prepayment"), directly or indirectly (including by way of amendment of the terms of any Indebtedness in connection with any retirement or acquisition of such Indebtedness) (other than at any scheduled maturity thereof or by any scheduled repayment or scheduled sinking fund payment) of any Indebtedness of the Borrower or any Subsidiary (other than (x) any mandatory prepayment with respect to a borrowing base deficiency under Section 2.4B(ii)(1) of the Term Loan Agreement, (y) repayment of the Loan or (z) repayment of Indebtedness relating to Aircraft Related Equipment with the proceeds from a sale-leaseback transaction of the type excepted from the definition of Asset Sales in this Agreement) and (iv) any advances, loans or other investments by the Borrower to or in Holdings.

                  "Senior Notes" means the Borrower's 10-3/4% Senior Unsecured Notes Due September 1, 2005 issued pursuant to an Indenture, dated as of August 1995, between the Borrower and American Bank National Association, as trustee.

                  "Solvent" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believes that it will not incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, association, limited liability company, trust or estate, joint venture or other business entity of which more than 50% of the issued and outstanding shares of Voting Stock at the time of determination are owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                  "Supplemental Facility Fee" means the supplemental facility fee payable to the Initial Lender on each of the dates specified in Annex C hereto in an amount equal to the product of (x) the rate equal to the applicable Guarantee Rate for such date and (y) the average outstanding portion of the Supplemental Facility Percentage of the amount of the Loan scheduled to be outstanding for the then succeeding twelve month period as determined by the Agent as of the date of payment of such fee and after giving effect to any payment of principal of the Loan made on such date or any prior prepayment of the Loan (and commencing with the anniversary date beginning the twelve-month period in which amortization of the principal of the Loan is first scheduled to begin, computed on the basis of a year of 360 days and actual number of days elapsed).

                  "Supplemental Facility Percentage" means a fraction (expressed as a percentage) of which the numerator is $4,450,000 and the denominator is $429,000,000 (rounded to nine decimal places).

                  "Taxes" means any and all present or future taxes, levies, fees, duties, imposts, deductions, charges or withholdings of any nature, and all interest, penalties and other liabilities thereon or computed by reference thereto imposed by any Governmental Authority.

                  "Term Loan Agreement" means the Amended and Restated Term Loan Agreement, dated as of January 18, 2002, among the Borrower, the lenders party thereto, and Industrial Bank of Japan, Limited, as arranger and agent, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

                  "Title 49" shall mean Title 49 of the United States Code, as amended and in effect from time to time, and the regulations promulgated pursuant thereto.

                  "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries and arising in the ordinary course of business in connection with the acquisition of goods or services but limited to current liabilities in accordance with GAAP.

                  "United States Citizen" has the meaning specified in Section 4.1(b).

                  "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote for the election of directors, managers or trustees of any Person (or Persons performing similar functions) irrespective of whether or not at the time stock of any such class or classes will have or might have such voting power by the reason of the happening of any contingency.

                  "Warrants" means collectively (i) the Warrant to purchase up to 18,750,000 shares of Holdings' Class B Common Stock issued by Holdings to the Board, (ii) the Warrant to purchase up to 938,000 shares of Holdings' Class B Common Stock issued by Holdings to the Airbus Counter-Guarantor, (iii) the Warrant to purchase up to 1,484,000 shares of Holdings' Class B Common Stock issued by Holdings to the GECC Counter-Guarantor, (iv) the Warrant to purchase up to 1,141,000 shares of Holdings' Class B Common Stock issued by Holdings to the debis Counter-Guarantor, and (v) the Warrant to purchase up to 220,000 shares of Holdings' Class B Common Stock issued by Holdings to the Initial Lender, in each case substantially in the form of Exhibit E.

                  "Wholly-Owned" denotes a Subsidiary all of the Voting Stock of which (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned directly or indirectly by the Borrower.

                  SECTION 1.2. COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

                  SECTION 1.3.      ACCOUNTING TERMS AND PRINCIPLES.

                  (a) All accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

                  (b) If any change in accounting principles used in the preparation of the most recent financial statements referred to in Section 5.1 is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto) and such change is adopted by the Borrower with the agreement of its independent public accountants and results in a change in any of the calculations required by Article VI had such accounting change not occurred, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change with the desired result that the criteria for evaluating compliance with such covenants by the Borrower shall be the same after such change as if such change had not been made; provided, however, that no change in GAAP that would affect a calculation that measures compliance with any covenant contained in Article VI shall be given effect until such provisions are amended to reflect such changes in GAAP.

                  SECTION 1.4.      CERTAIN TERMS.

                  (a) The words "herein," "hereof" and "hereunder" and similar words refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in, this Agreement.

                  (b) References in this Agreement to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

                  (c) Each agreement defined in this Article I shall include all appendices, exhibits and schedules thereto. If the prior written consent of any Person is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and the consent of each such Person is obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

                  (d) References in this Agreement to any statute shall be to such statute as amended or modified and in effect at the time any such reference is operative.

                  (e) The term "including" when used in any Loan Document means "including without limitation" except when used in the computation of time periods.

                                   ARTICLE II

                                    THE LOAN

                  SECTION 2.1. THE LOAN. On the terms and subject to the conditions contained in this Agreement and in reliance upon the representations and warranties of the Borrower set forth herein, the Initial Lender agrees to make on or before January 18, 2002 a single term loan (the "Loan") to the Borrower in a single Borrowing not to exceed the principal amount of $429,000,000. Any amount of the Loan repaid or prepaid may not be reborrowed. The obligation of the Initial Lender to participate in the making of the Loan up to the amount specified above on the terms and conditions hereof is hereinafter called its "Commitment".

                  SECTION 2.2.      BORROWING PROCEDURES.

                  (a) The Borrowing shall be made on notice given by the Borrower to the Agent not later than 11:00 a.m. (New York City time) on the Closing Date. Each such notice shall be in substantially the form of Exhibit C (a "Notice of Borrowing"), specifying (A) the Closing Date and (B) the aggregate amount of the proposed Borrowing. The Notice of Borrowing shall be irrevocable, and duly executed and delivered on behalf of the Borrower by its Chief Financial Officer or President/Chief Executive Officer.

                  (b) The Agent shall give to the Initial Lender, each Counter-Guarantor, the Board and the Loan Administrator prompt notice of the Agent's receipt of a Notice of Borrowing and the Applicable Interest Rate with respect thereto. The Initial Lender shall, before 11:00 a.m. (New York City time) on the date of the proposed Borrowing, make available to the Agent at Citibank, N.A., ABA #021000089, Account No. 3041-9849, Account Name: Project Finance, Ref: America West Airlines, in immediately available funds, an amount equal to its Commitment. After the Agent's receipt of such funds and upon fulfillment or waiver of the applicable conditions set forth in Section 3.1 (as confirmed in writing to the Agent by the Board, the Initial Lender and each Counter-Guarantor), the Agent will make such funds available to the Borrower.

                  SECTION 2.3. SCHEDULED REPAYMENT OF THE LOAN. (a) The Borrower shall repay the Loan on the dates and in the amounts set forth below (calculated for each date by obtaining the product of the applicable percentage for such date set forth below and the original principal amount of the Loan):

Interest Payment Date falling on or about:              Percentage of Original Principal Amount
------------------------------------------              ---------------------------------------
              March 31, 2004                                              10.0

            September 30, 2004                                            10.0

              March 31, 2005                                              10.0

            September 30, 2005                                            10.0

              March 31, 2006                                              10.0

            September 30, 2006                                            10.0

              March 31, 2007                                              10.0

            September 30, 2007                                            10.0

              March 31, 2008                                              10.0

            Loan Maturity Date                                            10.0

Notwithstanding anything herein to the contrary, the Borrower shall repay the entire unpaid principal amount of the Loan together with accrued and unpaid interest thereon and all other amounts owing hereunder in respect thereof on the Loan Maturity Date.

                  (b) On or before April 30 of each year the Borrower shall repay the Loan in an amount equal to the Labor Cost Payment Amount, if any, for the immediately preceding Fiscal Year, together with accrued interest with respect thereto to the date of payment. Promptly upon the filing of the Borrower's Form 10-K for each Fiscal Year (but in no event later than 15 days thereafter), the Borrower, after consultation with the Board, shall provide to the Agent, the Lenders, the Counter-Guarantors, the Loan Administrator and the Board a certificate signed by the Chief Financial Officer of the Borrower certifying the amount of the Labor Cost Payment Amount and demonstrating in reasonable detail the calculations to determine the Labor Cost Payment Amount for such Fiscal Year. Any such payment of the Loan shall be applied to the then remaining installments of the outstanding principal balance of the Loan in the inverse order of maturity thereof. If any such payment is made on a date other than an Interest Payment Date, the Borrower shall also pay any amounts owing pursuant to Section 2.10(e). Any such payment shall be paid to the Agent for application as provided in Section 2.9.

                  SECTION 2.4.      EVIDENCE OF DEBT; USE OF PROCEEDS.

                  (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing such Lender's portion of the Loan outstanding from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (b) The Agent shall establish and maintain a register for recording with respect to the Loan (i) the date and amount of each payment on the Loan made by or on behalf of, or collected from, the Borrower, (ii) the amount of each such payment applied in accordance with each clause of Section 2.9(d) and (e) or other applicable terms hereof to scheduled principal of or interest on the Loan and to each of the fees identified in clauses (d) through
(h) of Section 2.8 hereof, and (iii) the date and amount of each payment made by the Board under the Board Guarantee.

                  (c) The entries made in the accounts maintained pursuant to clauses (a) and (b) of this Section 2.4 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loan in accordance with its terms.

                  (d) The Borrower shall execute and deliver to the Agent on the Closing Date a single promissory note substantially in the form of Exhibit B in the principal amount of the Loan, dated the Closing Date and otherwise appropriately completed (such note, including any replacement note therefor issued in accordance with the provisions of this Section 2.4(d), the "Note"). The Note shall be made payable to the Agent at the office of the Agent. If the Note is mutilated, lost, stolen or destroyed, the Borrower shall issue a new Note in the same principal amount and having the same interest rate, date and maturity as the Note so mutilated, lost, stolen or destroyed endorsed to indicate all payments thereon. In the case of any lost, stolen or destroyed Note, there shall first be furnished to the Borrower and the Board an instrument of indemnity from the Agent and evidence of such loss, theft or destruction reasonably satisfactory to each of them, together with an officer's certificate of the Borrower certifying and warranting as to the due authorization, execution and delivery of the new Note.

                  (e) This Agreement and the Note are registered instruments. A manually signed copy of this Agreement and the original of the Note shall be evidence of (i) the rights of each Lender under this Agreement and the Note and (ii) the rights of the Agent under this Agreement. Neither this Agreement nor the Note is a bearer instrument. The Agent will establish and maintain a record of ownership (the "Register") in which the Agent agrees to register by book entry the Agent's and each Lender's interest in the Loan, the Note and this Agreement, and in the right to receive any payments hereunder or thereunder and any assignment of any such interest or rights. In connection with any assignment pursuant to Section 10.2, the Agent shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall record the names and addresses of the Lenders and principal amount of the Loan owing to each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Board, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Agent, the Board or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (f) The Borrower shall apply the proceeds from the Loan as necessary to cure all Disclosed Defaults (and promptly following the Closing Date, shall confirm in writing such use to the Board), and thereafter may use the balance of such proceeds for such general corporate purposes as are permissible under the Act and Regulations but not for the prepayment or refinancing of any Indebtedness of the Borrower for borrowed money nor for the acquisition of the stock, or of all or any substantial part of the assets, of any Person. No portion of the proceeds from the Borrowing shall be used by the Borrower or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors or to violate Section 7(c) of the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

                  SECTION 2.5.      OPTIONAL PREPAYMENTS.

                  (a) The Borrower may, upon at least fifteen days' prior revocable notice to the Board, the Counter-Guarantors, the Loan Administrator and the Agent stating the proposed date and aggregate principal amount of the prepayment, elect to prepay the outstanding principal amount of the Loan, in whole or in part (but not less than a minimum amount of $2,500,000), together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that if any prepayment of all or a portion of the Loan is made by the Borrower other than on an Interest Payment Date or if the Borrower revokes such notice at any time within such fifteen days, the Borrower shall also pay any amounts owing pursuant to Section 2.10(e). The Borrower shall establish to the satisfaction of the Board and the Agent three Business Days in advance of any prepayment of the Loan its ability to pay the amount to be prepaid.

                  (b) Upon the giving of any notice of prepayment under clause (a) of this Section 2.5, the principal amount of the Loan specified to be prepaid together with accrued and unpaid interest thereon shall become due and payable on the date specified for such prepayment; provided, however, that any failure to make any such prepayment in full on such date shall be deemed to be an automatic revocation of the notice of prepayment given under Section 2.5(a) and such failure shall not constitute a Default or an Event of Default hereunder; provided, further, however, that the Borrower shall be obligated to pay on such date any amounts owing under Section 2.10(e) due to such failure to prepay.

                  (c)      Any partial prepayment of the Loan under this Section
2.5 shall be applied to the then remaining installments of the outstanding principal amount of the Loan in the inverse order of maturity thereof. Any such prepayment shall be paid to the Agent for application as provided in Section
2.9. The Borrower shall have no right to optionally prepay the principal amount of the Loan other than as provided in this Section 2.5, Section 2.10(b) or
Section 2.10(d).

                  SECTION 2.6.      MANDATORY PREPAYMENTS.

                  (a) The Borrower shall give the Agent, the Lenders, the Loan Administrator and the Board not less than five Business Days' prior written notice of any anticipated Future Issuance and upon receipt by the Borrower of the proceeds of such Future Issuance, the Borrower shall prepay the Loan in the manner provided below in an amount equal to the amount of such proceeds net of any reasonable and customary brokers' and advisors' fees, any underwriting discounts and commissions and other costs incurred in connection with such transaction (provided that evidence of such fees, discounts, commissions and costs is provided to the Board and the Agent); provided, that, the Borrower shall not be obligated to so prepay the Loan if and to the extent that (i) the Borrower is prohibited from so prepaying the Loan under the terms of the Senior Notes and the Borrower applies such proceeds to repay the Senior Notes, (ii) the Borrower applies such proceeds from an issue or incurrence of Indebtedness to finance Aircraft Related Equipment in a transaction of the type excepted from the definition of Asset Sales in this Agreement, (iii) such Future Issuance involves only the exercise of options or similar rights issued as compensation by existing or former officers, directors or employees of the Borrower, Holdings or any of their Subsidiaries or
(iv) the Borrower applies such proceeds to purchase Aircraft Related Equipment. Any partial prepayments of the Loan made by the Borrower in accordance with this
Section 2.6(a) shall be applied to the then remaining installments of the outstanding principal balance of the Loan in the inverse order of maturity thereof. If any such prepayment is made by the Borrower other than on an Interest Payment Date, the Borrower shall also pay any amounts owing pursuant to
Section 2.10(e). Any such prepayment of the Loan shall be made on the date of the Borrower's receipt of the proceeds of the applicable Future Issuance, and shall be paid to the Agent for application as provided in Section 2.9.

                  (b) Asset Sales. No later than three Business Days following the date on which any Excess Proceeds are not applied as set forth in
Section 6.10, the Borrower shall prepay the Loan in an aggregate amount equal to such non-applied Excess Proceeds. Any partial prepayments of the Loan made by the Borrower in accordance with this Section 2.6(b) shall be applied to the then remaining installments of the outstanding principal balance of the Loan in the inverse order of maturity thereof. If any such prepayment is made by the Borrower other than on an Interest Payment Date, the Borrower shall also pay any amounts owing pursuant to Section 2.10(e). Any such prepayment of the Loan shall be paid to the Agent for application as provided in Section 2.9.

                  (c) Insurance/Condemnation Proceeds. No later than three Business Days following the date of receipt by the Borrower or any of its Subsidiaries of any Net Insurance Proceeds, or if applicable, the end of the six-month period described in clause (ii) below, the Borrower shall prepay the Loan in an amount equal to the amount by which the aggregate amount of such Net Insurance Proceeds in any Fiscal Year exceeds $2,000,000; provided, (i) if and to the extent that the application of such Net Insurance Proceeds to the Loan are not permitted under the terms of the Senior Notes and are not used as in clause (ii) below, the Borrower shall apply such Net Insurance Proceeds to prepay the Senior Notes, and (ii) the Borrower shall not be obligated to so prepay the Loan if and to the extent that the Borrower certifies to the Board that it intends to repair, restore or replace the assets from which such Net Insurance Proceeds derived, and does so (or enters into a definitive agreement committing to do so) within 6 months of receipt thereof. Any partial prepayments of the Loan made by the Borrower in accordance with this Section 2.6(c) shall be applied to the then remaining installments of the outstanding principal balance of the Loan in the inverse order of maturity thereof. If any such prepayment is made by the Borrower other than on an Interest Payment Date, the Borrower shall also pay any amounts owing pursuant to Section 2.10(e). Any such prepayment of the Loan shall be paid to the Agent for application as provided in Section 2.9.

                  (d) Change in Control. Upon the occurrence of a Change in Control with respect to either Holdings or the Borrower, the Borrower shall promptly give the Agent, the Lenders, the Loan Administrator and the Board written notice thereof, and the

Board shall have the right, by written notice to the Borrower (with a copy to the Agent and each Lender) delivered not more than 30 days following delivery of the notice of the Change in Control, to require the Borrower to prepay the Loan in full, together with accrued interest thereon to the date of such prepayment, on the date specified in such notice (which date shall be a Business Day not less than ten nor more than twenty Business Days' after the date of such notice), and upon the specified payment date, the Borrower shall so prepay the then outstanding principal amount of the Loan together with such accrued interest thereon. If any such prepayment is made on any date other than an Interest Payment Date, the Borrower shall also pay any amounts owing pursuant to
Section 2.10(e). Any such prepayment shall be paid to the Agent for application as provided in Section 2.9.

                  SECTION 2.7.      INTEREST.

                  (a)      Rate of Interest. Except as otherwise provided in
Section 2.7(c) and Section 2.10, the Loan shall bear interest on the unpaid principal amount thereof from the Closing Date until paid in full at the Applicable Interest Rate.

                  (b) Interest Payments. Interest accrued on the Loan and the Note shall be payable in arrears on the last day of each Interest Period (an "Interest Payment Date"), upon the payment or prepayment thereof in whole or in part, and, if not previously paid in full, at maturity (whether by acceleration or otherwise). Interest on the Loan shall be calculated on the basis of a year of 360 days and actual number of days elapsed.

                  (c) Default Interest. Notwithstanding the rate of interest specified in Section 2.7(a) or elsewhere herein, if any principal of or interest on the Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise (but other than any voluntary prepayment), such overdue amount shall bear interest at a rate which is two percent per annum in excess of the Applicable Interest Rate as in effect from time to time.

                  SECTION 2.8.      FEES.

                  (a) SSB Structuring Fee. The Borrower agrees to pay to the Agent for the account of Salomon Smith Barney Inc. on the Closing Date the structuring fee set forth in the December 26, 2001 version of the term sheet included in the Application.

                  (b) Counter-Guarantor Closing Fee. The Borrower agrees to pay to the Agent for the account of each of (i) the Airbus Counter-Guarantor a closing fee of $[...***...], (ii) the GECC Counter-Guarantor a closing fee of $[...***...], and (iii) the debis Counter-Guarantor a closing fee of $[...***...], in each case, on the Closing Date.

                                             ***Confidential Treatment Requested

                  (c) Facility Fee. The Borrower agrees to pay to the Agent for the account of the Initial Lender on the Closing Date a facility fee in an amount equal to $[...***...].

                  (d) Agency Fee. The Borrower agrees to pay to the Agent on the Closing Date and annually thereafter an agency fee in an amount equal to $[...***...] per annum for so long as the Loan shall remain outstanding.

                  (e)      Loan Administrator Fee.

                  (i) Basic Fee. Subject to subsection (ii) below, the Borrower agrees to pay to the Loan Administrator on the Closing Date and annually thereafter on each anniversary of the Closing Date a Loan Administrator fee in an amount equal to $[...***...] per annum for so long as the Loan shall remain outstanding.

                  (ii) Annual Adjustment. On each anniversary of the Closing Date, the Loan Administrator shall provide the Borrower with a statement indicating (A) the total number of hours actually worked during the preceding year, (B) the hourly rates charged for such services in accordance with the rate schedule attached as Schedule 2.8 (increased annually on each anniversary of the Closing Date by not more than [...***...]%), and (C) the total value of the services rendered, determined by multiplying (A) times (B) (the "Actual Costs"). If the sum of (x) the Actual Costs for the preceding year and (y) the fee charged by the sub-servicer referred to in Section 8.1(b)(iv) for the preceding year (such sum referred to as "Total Costs") is less than $[...***...], the fee to be paid to the Loan Administrator on the next anniversary of the Closing Date in accordance with clause (i) of this subsection (e) shall be reduced by the difference. If the Total Costs for the preceding year is greater than $[...***...], the fee to be paid to the Loan Administrator on the next anniversary of the Closing Date shall be increased by the difference.

                  (iii) Fee for Additional Services. In the event that a Requesting Party requests that the Loan Administrator provide any of the services described in Sections 8.1(b)(ix) and (x), the Loan Administrator's fee for each of such services shall be equal to the product of (A) the total number of hours actually worked performing such service, as set forth in a statement to be delivered by the Loan Administrator to the party at whose expense such service was performed, and (B) the agreed upon hourly rate charged for such services in accordance with the rate schedule attached as Schedule 2.8 (increased annually on each anniversary of the Closing Date by not more than [...***...]%). For the avoidance of doubt, the parties acknowledge and agree that the fees set forth in this Section 2.8(e)(iii) shall not be taken into account for purposes of determining the Total Costs of services provided by the Loan Administrator in any year.

                  (f) Guarantee Fees. The Borrower agrees to pay to the Agent for the account of the Board on the Closing Date and annually thereafter for so long as the Board Guarantee shall remain in effect the Guarantee Fee set forth in Section 2.06 of the Board Guarantee.

                                             ***Confidential Treatment Requested

                  (g) Counter-Guarantee Fees. The Borrower agrees to pay the Counter-Guarantee Fees to the Agent for the account of each Counter-Guarantor on the Closing Date and annually thereafter for so long as the Loan and such Counter-Guarantor's Counter-Guarantee shall remain in effect.

                  (h) Supplemental Facility Fees. The Borrower agrees to pay to the Agent for the account of the Initial Lender the Supplemental Facility Fees on the Closing Date and annually thereafter for so long as the Loan shall remain outstanding.

                  (i) Liquidity Fee. The Borrower agrees that if (i) at any time after the Closing Date the Regulations are amended, modified or supplemented such that the Board's consent shall be necessary in order for a Lender to sell a participation in the Loan to any Person the sale of a participation to which would not require the Board's consent if the Regulations were then as in effect on the Closing Date and (ii) the Initial Lender seeks the Board's consent to sell such a participation and such consent is not granted, then the Initial Lender shall so notify the Borrower and the Agent and the Borrower shall thereafter pay to the Agent for the account of the Initial Lender a liquidity fee equal to [...***...]% per annum of the product of the principal amount of the Loan outstanding from time to time held by the Initial Lender and the Guaranteed Percentage, such liquidity fee to accrue from the date of such notice from the Initial Lender and to be payable on each Interest Payment Date.

                  (j) Distribution of Fees. On the Closing Date, and upon its receipt thereof, the Agent shall distribute to the Person entitled thereto each of the fees referred to in Section 2.8 payable on such date. Thereafter, the Agent will distribute any and all fees payable under this Section 2.8 in accordance with Section 2.9(d) or (e) hereof, as applicable.

                  (k) All fees payable under this Section 2.8 shall be non-refundable.

                  SECTION 2.9.      PAYMENTS AND COMPUTATIONS.

                  (a) The Borrower shall make each payment hereunder (including fees and expenses) not later than 12:00 noon (New York City time) on the day when due, in Dollars, to the Agent at Citibank, N.A., ABA #021000089, Account No. 3041-9849, Account Name: Project Finance, Ref: America West Airlines in immediately available funds without set-off or counterclaim. All payments in respect of any Obligations shall at all times be made to the Agent, whether or not a demand shall have been made or paid under the Board Guarantee. The Agent will promptly cause all such payments received by it to be distributed to the Person entitled thereto in accordance with the priorities of payment set forth below in clause (d) or (e) of this Section 2.9 or both, as applicable. Payments received by the Agent after 12:00 noon (New York City time) shall be deemed to be received on the next Business Day.

                                             ***Confidential Treatment Requested

                  (b) Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be.

                  (d) So long as no Event of Default under any of Sections 7.1(a) (including any failure to pay all amounts hereunder upon acceleration as a result of any other Event of Default), (f) and (g) has occurred and is continuing or would result therefrom, the Agent shall apply all payments in respect of any Obligations in the following order:

                  (i)      first, to pay any fees then due and payable under
                           Section 2.8(d) and (e) hereof to the Agent and the Loan Administrator, as the case may be, on a pro rata basis;

                  (ii) second, to pay interest then due and payable in respect of the Loan to the Lenders, on a pro rata basis (it being understood that following the Board's honoring of a demand for payment in accordance with the Board Guarantee, the Guaranteed Percentage thereof shall be distributed to the Board and the Non-Guaranteed Percentage thereof shall be distributed to the Lenders, on a pro rata basis);

                  (iii) third, to pay principal then due and payable on the Loan to the Lenders, on a pro rata basis (it being understood that following the Board's honoring of a demand for payment in accordance with the Board Guarantee, the Guaranteed Percentage thereof shall be distributed to the Board and the Non-Guaranteed Percentage thereof shall be distributed to the Lenders, on a pro rata basis);

                  (iv)     fourth, to pay any fees then due and payable under
                           Section 2.8(f), (g), (h) and (i) hereof to the Board, the Counter-Guarantors and the Initial Lender, as the case may be, on a pro rata basis; and

                  (v) fifth, to pay any other Obligations then due and payable to the Agent, the Loan Administrator, the Board, the Counter-Guarantors and the Lenders, on a pro rata basis.

Notwithstanding the foregoing, to the extent that any amounts received by the Agent constitutes interest accrued on any overdue principal of or interest on the Loan in excess of the interest that would have accrued thereon at the Applicable Rate, the Guaranteed Percentage of so much of such amount, if any, as exceeds the interest that would have so accrued at the Applicable Rate shall be distributed to the Board under clause
(ii) above and the balance shall be distributed to the Lenders under clause (ii) above.

                  (e) After the occurrence and during the continuance of an Event of Default under any of Sections 7.1(a) (including any failure to pay all amounts hereunder upon acceleration as a result of any other Event of Default),
(f) and (g), the Agent shall apply all payments in respect of any Obligations in the following order:

                  (i) first, to pay Obligations in respect of any expenses, fees (other than any fees payable under clause (v) below), indemnities or other sums owing hereunder not referred to in clauses (ii) through (iv) below then due to the Agent and the Loan Administrator, on a pro rata basis;

                  (ii) second, to pay Obligations in respect of any expenses, fees (other than any fees payable under clause (v) below), indemnities or other sums owing hereunder not referred to in clauses (iii) and (iv) below then due to the Board, the Lenders and the Counter-Guarantors, on a pro rata basis;

                  (iii) third, to pay interest then due and payable in respect of the Loan to the Lenders, on a pro rata basis (it being understood that following the Board's honoring of a demand for payment in accordance with the Board Guarantee, the Guaranteed Percentage thereof shall be distributed to the Board and the Non-Guaranteed Percentage thereof shall be distributed to the Lenders, on a pro rata basis);

                  (iv) fourth, to pay or prepay principal payments on the Loan to the Lenders, on a pro rata basis (it being understood that following the Board's honoring of a demand for payment in accordance with the Board Guarantee, the Guaranteed Percentage thereof shall be distributed to the Board and the Non-Guaranteed Percentage thereof shall be distributed to the Lenders, on a pro rata basis); and

                  (v)      fifth, to pay any fees payable under Section 2.8(f),
                           (g), (h) and (i) hereof to the Board, the Counter-Guarantors and the Initial Lender, as the case may be, on a pro rata basis.

Notwithstanding the foregoing, to the extent that any amounts received by the Agent constitutes interest accrued on any overdue principal of or interest on the Loan in excess of the interest that would have accrued thereon at the Applicable Rate, the Guaranteed Percentage of so much of such amount, if any, as exceeds the interest that would have so accrued at the Applicable Rate shall be distributed to the Board under clause (iii) above and the balance shall be distributed to the Lenders under clause (iii) above.

                  (f) Upon the assignment to the Board of any Lender's right, title and interest in and to its pro rata portion of the Guaranteed Percentage of the principal of and interest on the Loan in accordance with the Board Guarantee, the Board shall have the rights and privileges of a Lender with respect to such payment (to the extent of the interests in the Loan so assigned to the Board). Any statute or judicial decision to the contrary notwithstanding, no payment by the Board or any Counter-Guarantor to the Agent or any Lender under the Board Guarantee or any Counter-Guarantee, as the case may be, shall reduce, discharge, satisfy, modify or terminate the corresponding payment or any other obligation of Borrower under this Agreement or the Note, which shall remain in full force and effect.

                  SECTION 2.10.     CERTAIN PROVISIONS GOVERNING THE NOTE.

                  (a) Determination of Interest Rate. LIBOR for each Interest Period for the Loan shall be determined by the Agent pursuant to the procedures set forth in the definition of "LIBOR", and shall promptly thereafter be notified to the Borrower and each Lender together with the Applicable Interest Rate for such Interest Period.

                  (b) Interest Rate Unascertainable, Inadequate or Unfair. In the event that: (i) the Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the LIBOR then being determined is to be fixed; or (ii) the Requisite Lenders notify the Agent that the LIBOR for any Interest Period will not adequately reflect the cost to the relevant Lenders of making or maintaining the Loan for such Interest Period, the Agent shall forthwith so notify the Borrower, the Board and the Lenders, whereupon during the 30 days following the date of any such notice given to the Borrower, the Agent, the Board and the Borrower shall negotiate in good faith in order to arrive at a mutually acceptable alternative basis for determining the interest rate from time to time applicable to the Loan (the "Substitute Basis"). If within the 20 days following the date of any such notice to the Borrower, the Agent and the Borrower shall agree upon a Substitute Basis, such Substitute Basis shall be retroactive to and effective from the first day of the then current Interest Period until and including the last day of such Interest Period. If after 20 days from the date of such notice, the Agent and the Borrower shall have failed to agree upon a Substitute Basis, then the Agent (upon instructions from the Requisite Lenders) shall certify in writing to the Borrower (such certification to be conclusive and binding on all of the parties hereto absent manifest error) the interest rate at which such Lenders are prepared to maintain their portion of the Loan for such Interest Period, it being understood that such Lenders' interest rate shall be at a rate per annum equal to a rate which adequately and fairly reflects the cost to such Lenders of obtaining the funds necessary to maintain their portion of the Loan for such Interest Period. If no Substitute Basis is established, upon receipt of notice of the interest rates at which the Requisite Lenders are prepared to maintain their respective portion of the Loan, the Borrower shall have the right exercisable upon ten Business Days' prior notice to the Lenders and the Board through the Agent (i) to continue to borrow the Loan at the interest rate so advised by the Agent (as such rate may be modified, from time to time, at the outset of each subsequent Interest Period) or (ii) to prepay in full the Loan together with accrued but unpaid interest thereon at the interest rate certified in writing by the Requisite Lenders as provided above and all other amounts due under the Loan Documents, whereupon the Loan shall become due and payable on the date specified by the Borrower in such notice.

                  (c) Increased Costs. If at any time any Lender or Counter-Guarantor shall determine that the introduction of or any change after the date hereof in or in the interpretation of any law, treaty or governmental rule, regulation or order or the compliance by such Lender or Counter-Guarantor, with any guideline, request or directive after the date hereof from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender or Counter-Guarantor of agreeing to make or making, funding, guaranteeing or maintaining any portion of the Loan or its Counter-Guarantee (except in respect of Taxes based on the overall net income of such Lender or Counter-Guarantor), then the Borrower shall from time to time, upon demand (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail) by such Lender or Counter-Guarantor, as the case may be (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender or Counter-Guarantor, as the case may be, additional amounts sufficient to compensate such Lender or Counter-Guarantor, as the case may be, for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Agent by such Lender or Counter-Guarantor, as the case may be, shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Illegality. Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order after the date of this Agreement shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for such Lender to continue to fund or maintain its portion of the Loan, then, on notice thereof by such Lender to the Borrower through the Agent, the obligation of such Lender to continue to fund or maintain its portion of the Loan shall be terminated and the Borrower shall prepay such affected portion of the Loan to such Lender together with accrued but unpaid interest thereon and all other sums payable hereunder with respect thereto on the last day of the then current Interest Period or earlier if necessary to avoid such illegality. Any such partial prepayment of the Loan shall be applied ratably to the then unpaid installments thereof in accordance with the amount of each such unpaid installment.

                  (e) Breakage Costs. In addition to all amounts required to be paid by the Borrower pursuant to Section 2.7, the Borrower shall compensate each Lender or each Counter-Guarantor, upon demand, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender or Counter-Guarantor or the termination of any other financial arrangement it may have entered into to fund or maintain or support such Lender's portion of the Loan or its Counter-Guarantee, but excluding Taxes based on the overall net income of such Lender or Counter-Guarantor) which that Lender or Counter-

Guarantor, as the case may be, may sustain (i) if for any reason the proposed Borrowing does not occur on a date specified therefor in the Notice of Borrowing given by a Borrower, (ii) if for any reason any portion of the Loan is prepaid (including mandatorily pursuant to Section 2.6 or this Section 2.10) or payment made with respect to a Counter-Guarantee on a date which is not the last day of the applicable Interest Period, or (iii) as a consequence of any failure by a Borrower to repay any portion of the Loan or make payment with respect to a Counter-Guarantee when required by the terms hereof or by such Counter-Guarantee. The Lender or Counter-Guarantor making demand for such compensation shall deliver to the Borrower (with a copy to the Agent) concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender or Counter-Guarantor, as the case may be, absent manifest error, and such compensation shall be paid to the Agent for the account of such Lender or Counter-Guarantor, as the case may be.

                  SECTION 2.11. CAPITAL ADEQUACY. If at any time any Lender or Counter-Guarantor determines that (a) the adoption of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order after the date of this Agreement regarding capital adequacy, (b) compliance with any such law, treaty, rule, regulation, or order, or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority (whether or not having the force of law) shall have the effect of reducing the rate of return on such Lender's or Counter-Guarantor's (or any corporation controlling such Lender's or Counter-Guarantor's) capital as a consequence of its obligations hereunder (other than as a result of changes in Taxes based on the overall net income of such Lender or Counter-Guarantor) to a level below that which such Lender or Counter-Guarantor, as the case may be, or such corporation could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by such Lender or Counter-Guarantor, as the case may be (with a copy of such demand to the Agent), the Borrower shall pay to the Agent for the account of such Lender or Counter-Guarantor, as the case may be, from time to time as specified by such Lender or Counter-Guarantor, as the case may be, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to such amounts submitted to the Borrower and the Agent by such Lender or Counter-Guarantor, as the case may be, shall be conclusive and binding for all purposes absent manifest error.

                  SECTION 2.12.     TAXES.

                  (a) Except as otherwise provided in Section 10.2, any and all payments by the Borrower under each Loan Document shall be made free and clear of and without deduction for any and all Taxes, excluding (i) in the case of each Lender, the Loan Administrator, each Counter-Guarantor, each Participant and the Agent taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender, the Loan Administrator, such Counter-Guarantor, such Participant or the Agent (as the case may be) is organized, (ii) in the case of each Lender and each Participant, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction in which such Lender's Lending Office is located or in which such Participant booked its participation for tax accounting purposes, (iii) in the case of each Counter-Guarantor, net income and franchise taxes imposed by the jurisdiction to which the Borrower is directed to make payments to the Counter-Guarantor pursuant to the Loan Documents, (iv) in the case of each Lender, the Loan Administrator, each Participant, each Counter-Guarantor and the Agent, Taxes imposed as a result of such Person failing to comply with its obligations under Section 2.12(g) or 2.12(h) and (v) in the case of each Lender, the Loan Administrator, each Participant, each Counter-Guarantor and the Agent that is a party hereto, Counter-Guarantor or Participant, as the case may be, on the Closing Date, United States federal withholding taxes unless imposed as a result of a change in applicable law, including income tax conventions, after the Closing Date (all such non-excluded Taxes being hereinafter referred to as "Indemnified Taxes"). If any Indemnified Taxes shall be required by law to be deducted from or in respect of any sum payable under any Loan Document to any Lender, the Loan Administrator, any Counter-Guarantor or the Agent (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender, the Loan Administrator, such Counter-Guarantor or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law.

                  (b) If any Taxes (other than Taxes imposed as a result of the failure of the Counter-Guarantor to comply with its obligations under
Section 2.12(g)) shall be required by law to be deducted from or in respect of any sum payable under any Counter-Guarantee to any Counter-Guarantor ("Counter-Guarantee Taxes"), (i) the Agent shall make such deductions and shall so notify the Borrower (such notice shall be accompanied by a statement setting forth the basis for such deductions and a calculation of the amount thereof in reasonable detail), (ii) the Agent shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iii) the Borrower shall pay to such Counter-Guarantor such amounts as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Counter-Guarantor receives an amount equal to the sum it would have received had no such deductions been made. Further, if any Taxes are required by law to be deducted from or in respect to any sum payable under any Counter-Guarantee by any Counter-Guarantor to the Agent, any Lender or any Participant and such Counter-Guarantor in accordance with the terms of its Counter-Guarantee pays such amounts as may be necessary so that after making all required deductions the Agent, such Lender or such Participant, as the case may be, receives an amount equal to the sum it would have received had no such deduction been made, the Borrower shall pay the amount thereof to the Agent for the account of such Counter-Guarantor (together with any additional amounts such that the Counter-Guarantor receives, after deduction for all Taxes required to be withheld, the amount so paid by the Counter-Guarantor).

                  (c) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, which arise from any payment made under any Loan Document or Counter-Guarantee or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or Counter-Guarantee (collectively, "Other Taxes") to the Agent for the account of the affected party.

                  (d) The Borrower will indemnify each Lender, the Agent, the Loan Administrator and each Counter-Guarantor for the full amount of Indemnified Taxes, Counter-Guarantee Taxes or Other Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid by such Lender, the Loan Administrator, the Agent or Counter Guarantor (as the case may be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made to the Agent for account of the relevant Lender, the Loan Administrator, the relevant Counter-Guarantor or the Agent, as the case may be, within 30 days from the date such Lender, the Loan Administrator, such Counter-Guarantor or the Agent (as the case may be) makes written demand therefor (with a copy to the Agent if made by a Lender, the Loan Administrator or Counter-Guarantor and accompanied by a statement setting forth the basis for such taxation and the calculation of the amount thereof in reasonable detail).

                  (e) Within 30 days after the date of any payment of Indemnified Taxes, Counter-Guarantee Taxes or Other Taxes, the Borrower will furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof or other documentation reasonably satisfactory to the Agent.

                  (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the parties contained in this Section 2.12 shall survive the payment in full of the Obligations.

                  (g) Each Lender, each Counter-Guarantor, each Participant, the Loan Administrator and the Agent that is a Non-U.S. Person and that is entitled at such time to an exemption from United States withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall, on or prior to the Closing Date or on or prior to the date of the Assignment and Acceptance pursuant to which it becomes a Lender or on or prior to the date such Person becomes a Counter-Guarantor, a Participant, the Loan Administrator or the Agent, as applicable, and from time to time thereafter if requested by the Agent, a Counter-Guarantor or the Borrower, provide the Agent and the Borrower, and, in the case of each Lender, each Participant and the Agent, provide each Counter-Guarantor, with two completed copies of either IRS Form W-8BEN or W-8ECI or other applicable form, certificate or document prescribed by the IRS certifying as to such Non-U.S. Person's entitlement to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Person under the Loan Documents. In addition, each Lender, each Counter-Guarantor, each

Participant, the Loan Administrator and the Agent that is a Non-U.S. Person, as the case may be, shall deliver to the Borrower and the Agent, and, in the case of each Lender, each Participant and the Agent, deliver to each Counter-Guarantor, notice of any event (other than a change in applicable law, including income tax conventions) requiring a change in the most recent form previously delivered by such Person to the Borrower and the Agent or the Counter-Guarantors, as the case may be. Unless the Agent and the Borrower have received forms or other documents satisfactory to them indicating that payments under the Loan Documents or Counter-Guarantee to or for a Non-U.S. Person are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Agent or the Borrower shall, notwithstanding the provisions of Section 2.12(a), (b) and (d) and without impairing any obligation of the Borrower under this Section 2.12 with respect to such tax, withhold such United States withholding taxes from such payments at the appropriate rate.

                  (h) Any Lender claiming any additional amounts payable pursuant to this Section 2.12 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

                  (i) Each Participant will be entitled to the benefits and subject to the requirements of this Section 2.12 to the same extent as if such Person were a Lender.

                                  ARTICLE III

                               CONDITIONS TO LOAN

                  SECTION 3.1. CONDITIONS PRECEDENT TO THE LOAN. The obligation of the Initial Lender to make the Loan requested to be made by it on the Closing Date is subject to the satisfaction (in the judgment of the Agent, the Board, each Counter-Guarantor and the Initial Lender) of all of the following conditions precedent before or concurrently with such Borrowing:

                  (a) Certain Documents. The Agent, the Initial Lender, each Counter-Guarantor (except as to (iv), (vii)(F) through (K), (x) and (xi), for opinions of counsel to and documents relating to the other Counter-Guarantors) and the Board shall have received on the Closing Date each of the following, each dated as of the Closing Date, in form and substance satisfactory to the Agent, the Board, the Initial Lender and each Counter-Guarantor:

                  (i) this Agreement, duly executed and delivered by the parties hereto;

                  (ii) the Note duly executed by the Borrower and conforming to the requirements set forth in Section 2.4(d) hereof;

                  (iii) the Board Guarantee, duly executed and delivered by the parties thereto;

                  (iv) each Counter-Guarantee, duly executed and delivered by the parties thereto, together with, to the extent required thereby, any and all Counter-Guarantor Letters of Credit and parent guarantees, in each instance duly executed and delivered by the relevant issuer thereof;

                  (v) the Warrants, duly executed and delivered by Holdings;

                  (vi) each Registration Rights Agreement, duly executed and delivered by the parties thereto;

                  (vii) the favorable opinions of (A) Skadden, Arps, Slate, Meagher, and Flom LLP, special New York counsel to the Borrower, (B) Cooley Godward, special California counsel to the Borrower and Holdings, (C) Linda M. Mitchell, Esq., Vice President and General Counsel of the Borrower, (D) Curtis, Mallet-Prevost, Colt & Mosle LLP, special New York counsel to the Board, (E) David R. Schwiesow, Associate General Counsel of the Loan Administrator, (F) Maples and Calder, Cayman Islands counsel to the Airbus Counter-Guarantor, (G) A&L Goodbody, Irish counsel to the Airbus Counter-Guarantor, (H) Simpson Thacher & Bartlett, special New York counsel to the Airbus Counter-Guarantor, (I) Christopher Beers, Esq., internal counsel to the GECC Counter-Guarantor, (J) Weil, Gotshal & Manges LLP, special New York counsel to the GECC Counter-Guarantor, (K) Paul, Hastings, Janofsky & Walker LLP, special New York counsel to the debis Counter-Guarantor, and (L) Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Initial Lender and the Agent;

                  (viii) a copy of the articles or certificate of incorporation of each of the Borrower and Holdings, certified as of a recent date by the Secretary of State of the state of organization of such Person, together with a "long-form" certificate of such official attesting to the good standing of such Person;

                  (ix) a certificate of each of the Borrower and Holdings signed on behalf of such Person by its Secretary or an Assistant Secretary certifying (A) the names and true signatures of each officer of such Person who has been authorized to execute and deliver each Loan Document required to be executed and delivered by or on behalf of such Person hereunder or thereunder, (B) the by-laws of such Person as in effect on the date of such certification, (C) the resolutions of such Person's board of directors approving and authorizing the execution, delivery and performance of each Loan Document to which it is a party and (D) that there have been no changes in the certificate of incorporation of such Person from the certificate of incorporation delivered pursuant to the immediately preceding clause;

                  (x) a copy of the articles or certificate of organization or comparable document of each Counter-Guarantor, certified, if available, as of a recent date by an appropriate official of the jurisdiction of organization of each Counter-Guarantor, together with, if available, a certificate or comparable document of such official attesting to the good standing of the applicable Counter-Guarantor;

                  (xi) a certificate of each Counter-Guarantor signed on behalf of such Counter-Guarantor by an authorized official of such Counter-Guarantor certifying (A) the names and true signatures of each officer of such Counter-Guarantor who has been authorized to execute and deliver its Counter-Guarantee, (B) the by-laws of such Counter-Guarantor as in effect on the date of such certification, (C) the resolutions of the Counter-Guarantor's board of directors approving and authorizing the execution, delivery and performance of its Counter-Guarantee and (D) that there have been no changes in the certificate of organization of such Counter-Guarantor from the certificate of organization delivered pursuant to the immediately preceding clause;

                  (xii) a certificate of the Borrower signed by the Chief Financial Officer of the Borrower on behalf of the Borrower, stating that the Borrower is Solvent after giving effect to the Loan, the application of the proceeds thereof in accordance with Section 2.4(f) and the payment of all estimated legal, accounting and other fees related hereto and thereto;

                  (xiii) a certificate of the Borrower signed by a duly authorized officer certifying (i) that all representations and warranties are true and correct on and as of the Closing Date, before and after giving effect to the Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and (ii) that no Event of Default or event which, with the giving of notice or passage of time or both, would be an Event of Default, has occurred and is continuing, or would result from the Borrowing, other than the Disclosed Defaults which will be cured after giving effect to the Borrowing and to the application of the proceeds therefrom;

                  (xiv) a true and correct copy of the Borrower's Application, as approved by the Board, together with a certificate signed by a duly authorized officer certifying that there are no written materials amending, varying, supplementing or otherwise modifying any of the terms of the Application other than as included in the Application;

                  (xv) a certificate of the Borrower signed by a duly authorized officer certifying there has been no material adverse change in the business, condition (financial or otherwise), operations, prospects, performance, or properties of the Borrower or in the Borrower's ability to repay the Loan or with respect to any of the matters covered by the representations and warranties of the Borrower in its Application to the Board since the original date of the Application;

                  (xvi) a certificate of the Borrower signed by a duly authorized officer certifying that (i) it will use the proceeds from the Borrowing in compliance with Section 2.4(f) of this Agreement, (ii) the Borrower qualifies as an "eligible borrower" under the Act and the Regulations, and (iii) the Borrower does not have any outstanding delinquent Federal debt (including tax liabilities); and

                  (xvii) such other certificates, documents, agreements and information respecting the Borrower and Holdings as the Agent, the Initial Lender, any Counter-Guarantor or the Board may reasonably request.

                  (b) Warrants. The Warrants shall have been validly issued to the Board, each Counter-Guarantor and the Initial Lender.

                  (c) Other Agreements. The Agent, the Board, the Initial Lender and each Counter-Guarantor shall have received evidence reasonably satisfactory to each of them that: (i) the Borrower has entered into an agreement (the "Employee Compensation Agreement") with the Board regarding certain employee compensation as required by Section 104(a) of the Act; (ii) the concessionary agreements with the Borrower's creditors, lessors and business partners referred to in the Application (the "Concessions") have been completed in a manner satisfactory to the Agent, the Board, the Initial Lender and each Counter-Guarantor (including, without limitation, the Lease Indenture relating to the convertible debentures (limited in aggregate principal amount to not more than $120 million) of Holdings to be issued to such lessors in consideration of such concessions (all as more fully described in the Application) with a conversion price of not less than $12.00 per share of Common Stock), (iii) the Borrower has entered into the Term Loan Agreement ; and (iv) each of TPG Partners, L.P., TPG Parallel I, L.P. and Air Partners II, L.P. has entered into an agreement with the Board under which it agrees not to sell, assign or otherwise dispose of any of its shares of the Class A Common Stock of Holdings in a transaction or series of transactions that does not provide for the opportunity of the holders of the Class B Common Stock of Holdings to approve such transaction or series of related transactions or to tender their shares unless the holders of greater than fifty percent (50%) of the Class B Common Stock of Holdings then outstanding either (x) vote their shares of Class B Common Stock of Holdings in favor or such transaction or series of related transactions or (y) tender their shares of Class B Common Stock for sale in such transaction or series of related transactions.

                  (d) Fees and Expenses Paid. The Borrower shall have paid all fees due and payable on the Closing Date (including, without limitation, the fees referenced in Section 2.8 hereof), and all expenses of the Agent, the Initial Lender, the Loan Administrator and each Counter-Guarantor due and payable on or before the Closing Date.

                  (e) Consents, Etc. The Borrower and Holdings shall have received all consents and authorizations required pursuant to any Contractual Obligation with any other Person and shall have obtained all consents, waivers and authorizations of, and effected all notices to and filings with, the New York Stock Exchange, the Securities and Exchange Commission or any other Governmental Authority, in each case, as may be necessary to allow the Borrower and Holdings lawfully to execute, deliver and perform, in all material respects, its obligations under the Loan Documents to which it is, or shall be, a party and each other agreement or instrument to be executed and delivered by it, pursuant thereto or in connection therewith.

                  (f) No Illegality. No law or regulation shall be applicable in the judgment of the Initial Lender that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

                  (g) Representations and Warranties of Borrower. All representations and warranties of the Borrower set forth herein are true and correct on and as of the Closing Date, before and after giving effect to the Borrowing and to the application of the proceeds therefrom, as though made on and as of such date.

                  (h) Representation and Warranties of Counter-Guarantors. All representations and warranties of each Counter-Guarantor in its Counter-Guarantee are true and correct on and as of the Closing Date, before and after giving effect to the Borrowing and to the application of the proceeds therefrom, as though made on and as of such date.

                  (i) No Event of Default. No Event of Default or Default, has occurred and is continuing, or would result from the Borrowing, other than the Disclosed Defaults which will be cured after giving effect to the Borrowing and to the application of the proceeds therefrom.

                  (j) Corporate and other proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated hereby shall be satisfactory in form and substance to the Agent, the Board, the Initial Lender and each Counter-Guarantor.

                  (k) Counter-Guarantees. Each Counter-Guarantee and any and all Counter-Guarantor Letters of Credit and parent guarantees, to the extent required thereby, shall be in full force and effect and no default in the performance of any thereof shall have occurred and be continuing.

                  (l) No Material Adverse Change. No material adverse change occurring in the business, condition (financial or otherwise), operations, properties, performance or prospects of the Borrower or in the Borrower's ability to repay the Loan or with respect to any of the matters covered by the representations and warranties made in the Application since November 13, 2001.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  To induce the other parties to enter into this Agreement and to induce the Counter-Guarantors to enter into their respective Counter-Guarantees, the Borrower represents and warrants to each other party hereto and to each Counter-Guarantor that, on and as of the Closing Date (the Borrower and Holdings are each referred to as an "Obligor" and collectively referred to as the "Obligors"):

                  SECTION 4.1. ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS, SUBSIDIARIES, THE ACT AND THE REGULATIONS.

                  (a) Each Obligor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Obligor has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated hereby and thereby.

                  (b) Each Obligor is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing would not in the reasonable determination of such Obligor be expected to impair the ability of such Obligor to perform its payment or other material obligations under the Loan Documents to which it is a party. The Borrower is an "air carrier" within the meaning of the Act and holds a certificate under Sections 41102(a)(1) and 41103 of Title 49. The Borrower is a "citizen of the United States" as defined in
Section 40102(a)(15) of Title 49 (a "United States Citizen") and holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. The Borrower possesses all necessary certificates, franchises, licenses, permits, rights and concessions and consents which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted.

                  (c) All of the Subsidiaries of the Obligors as of the Closing Date are identified in Schedule 4.1 annexed hereto, as said Schedule 4.1 may be supplemented from time to time pursuant to the provisions of Section 5.l(xi). Each of the Subsidiaries of the Borrower identified in Schedule 4.1 annexed hereto (as so supplemented) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority would not in the reasonable determination of the Borrower be expected to impair the ability of the Borrower to perform its payment or other material obligations under the Loan Documents. Schedule 4.1 annexed hereto (as so supplemented) correctly sets forth the ownership interest of the Obligors and each of their Subsidiaries in each of the Subsidiaries identified therein.

                  (d) The Borrower is an "eligible borrower" within the meaning of the Act and the Regulations, it does not have any outstanding delinquent Federal debt (including tax liabilities), and the Application, the Loan and the transactions contemplated hereby (assuming each Initial Lender is an Eligible Lender) comply with the requirements of the Act and the Regulations.

                  SECTION 4.2.      AUTHORIZATION OF BORROWING, ETC.

                  (a) Each Obligor has duly authorized by all necessary corporate action the execution, delivery and performance of the Loan Documents to which it is a party.

                  (b) The execution, delivery and performance by each Obligor of the Loan Documents and the agreements effecting the Concessions to which it is a party and the consummation of the transactions contemplated by the Loan Documents and the agreements effecting the Concessions to which it is a party do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to such Obligor or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of such Obligor or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on such Obligor or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Obligor or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Obligor or any of its Subsidiaries, or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of such Obligor or any of its Subsidiaries, except for such approvals or consents which will have been obtained on or before the Closing Date and have been disclosed in writing to the Agent, each Initial Lender, each Counter-Guarantor and the Board.

                  (c) The execution, delivery and performance by each Obligor of the Loan Documents to which it is a party and the consummation of the transactions contemplated by the Loan Documents to which it is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other Governmental Authority or regulatory body or any other Person which is required to be obtained or made on or prior to the Closing Date and which has not previously been obtained or made.

                  (d) Each Obligor has duly executed and delivered each of the Loan Documents to which it is party and each such Loan Document is the legally valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally, including materiality, reasonableness, good faith and fair dealing, and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                  SECTION 4.3. FINANCIAL CONDITION. Each Obligor has heretofore delivered to the Lenders and the Counter-Guarantors, at the request of any of them, the following financial statements and information: (i) the audited consolidated balance sheets of such Obligor as at December 31, 2000, and the related consolidated statements of income, stockholders' equity and cash flows of such Obligor for the Fiscal Year then ended and (ii) the unaudited consolidated balance sheet of such Obligor as at September 30, 2001 and the related unaudited statements of income, stockholders' equity and cash flows of such Obligor for the nine months then ended. All such consolidated statements were prepared in conformity with GAAP and fairly present the consolidated financial position of such Obligor as at the respective dates thereof and the consolidated results of operations and cash flows of such Obligor for each of the periods then ended subject, in the case of the unaudited consolidated statements, to year-end audit and adjustments. Except as disclosed in writing to the Agent and the Counter-Guarantors prior to the date of this Agreement, neither Obligor has any material contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing consolidated financial statements (or, in the case of the Borrower, in the most recently delivered consolidated financial statements delivered pursuant to Section 5.1(i)(a) or (ii)) or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets or condition (financial or otherwise) of such Obligor or, with respect to the initial borrowing hereunder only, the prospects of the Borrower.

                  SECTION 4.4. NO MATERIAL ADVERSE CHANGE; NO RESTRICTED PAYMENTS. Since November 13, 2001, no material adverse change has occurred in the business, condition (financial or otherwise), operations, prospects, performance, or properties of either Obligor or in the Borrower's ability to repay the Loan or with respect to any of the matters covered by the representations and warranties made in the Borrower's Application. Since November 13, 2001, neither the Borrower nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Payment or agreed to do so except as would have been permitted by Section 6.3, as if such Section were in effect at all times after November 13, 2001 (except that for purposes of this Section 4.4 the terms "Default" and "Event of Default" therein shall exclude the Disclosed Defaults).

                  SECTION 4.5. TITLE TO PROPERTIES; LIENS. Each Obligor and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of the properties and assets reflected in the financial statements referred to in Section 4.3 or, in the case of the Borrower, in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.5. Except as otherwise permitted by this Agreement, all such properties and assets are free and clear of Liens.

                  SECTION 4.6. LITIGATION; ADVERSE FACTS. There are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of either Obligor or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of the Borrower, threatened against or affecting either Obligor or any of its Subsidiaries or any property of either Obligor or any of its Subsidiaries that, individually or in the aggregate, if adversely determined, could in the reasonable determination of the Borrower be expected to impair the ability of such Obligor to perform its payment or other material obligations under the Loan Documents to which it is a party or to otherwise have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, performance or properties of such Obligor or any of its Subsidiaries or to challenge the legality, validity or binding effect of any Loan Document including, without limitation, this Agreement. Neither Obligor nor any of its Subsidiaries is (i) in violation of any applicable laws that, individually or in the aggregate, could in the reasonable determination of the Borrower be expected to impair the ability of such Obligor to perform its payment or other material obligations under the Loan Documents to which it is a party or (ii) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could in the reasonable determination of the Borrower be expected to impair the ability of such Obligor to perform its payment or other material obligations under the Loan Documents to which it is a party.

                  SECTION 4.7. PAYMENT OF TAXES. Except to the extent permitted by Section 5.3, all federal income tax returns and other material tax returns and reports of each Obligor and its Subsidiaries required to be filed by any of them have been timely filed (or extensions have been obtained with respect thereto), and all federal income taxes and material Taxes upon each Obligor and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid before any penalty, fine or interest accrues thereon or are being contested in good faith through appropriate proceedings and with respect to which an adequate reserve has been established by the Borrower to the extent required by GAAP. Except as disclosed in Schedule 4.7, there are no closing, settlement or similar agreements with respect to Taxes of any material amount between any Obligor and any taxing agency or authority.

                  SECTION 4.8. PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS.

                  (a) Neither Obligor nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except for the Disclosed Defaults which will be cured after giving effect to the Borrowing and the application of the proceeds therefrom.

                  (b) Neither Obligor nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could in the reasonable determination of the Borrower be expected to impair the ability of such Obligor to perform its payment or other material obligations under the Loan Documents to which it is a party.

                  SECTION 4.9. GOVERNMENTAL REGULATION. Neither Obligor nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

                  SECTION 4.10. SECURITIES ACTIVITIES. Neither the Borrower nor any of its Subsidiaries owns or is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock, nor shall any proceeds of the Loan be used to purchase or carry Margin Stock or to extend credit to any Person for the purpose of purchasing or carrying any Margin Stock in a manner that violates or causes a violation of Regulations T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board.

                  SECTION 4.11. EMPLOYEE BENEFIT PLANS. Each Plan maintained by the Borrower or an ERISA Affiliate is in compliance in all material respects with all applicable laws. Except in such instances where an omission or failure would not in the reasonable determination of the Borrower impair the ability of the Borrower to perform its payment or other material obligations under the Loan Documents (a) all returns, reports and notices required to be filed with any regulatory agency with respect to any Plan have been filed timely and (b) neither the Borrower nor any ERISA Affiliate has failed to make any contribution or pay any amount due or owing as required by the terms of any Plan. There are no pending or, to the best of the Borrower's knowledge, threatened claims, lawsuits, investigations or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against the assets of any Plan or its related trust or against any fiduciary of a Plan with respect to the operation of such Plan that are likely to result in liability of the Borrower that in the reasonable determination of the Borrower would impair the ability of the Borrower to perform its payment or other material obligations under the Loan Documents. Except in such instances where an omission or failure would not in the reasonable determination of the Borrower impair the ability of the Borrower to perform its payment or other material obligations under the Loan Documents, each Plan maintained by the Borrower or an ERISA Affiliate that is intended to be "qualified" within the meaning of section 401(a) of the Internal Revenue Code is, and has been during the period from its adoption to date, so qualified, both as to form and operation and all necessary governmental approvals, including a favorable determination as to the qualification under the Internal Revenue Code of such Plan and each amendment thereto, have been or will be timely obtained. Neither the Borrower nor any ERISA Affiliate has engaged in any prohibited transaction, within the meaning of section 406 of ERISA or section 4975 of the Internal Revenue Code, in connection with any Plan which could result in liability of the Borrower that would in the reasonable determination of the Borrower impair the ability of the Borrower to perform its payment or other material obligations under the Loan Documents. Neither the Borrower nor any ERISA Affiliate has any contingent liability with respect to any post-retirement benefits under a welfare benefit plan as defined in ERISA other than a liability for continuation coverage described in Part 6 of Title I of ERISA, except where such liability could not in the reasonable determination of the Borrower be expected to impair the ability of the Borrower to perform its payment or other material obligations under the Loan Documents. Neither the Borrower nor any ERISA Affiliate maintains, has established or has ever participated in a multiple employer welfare benefit arrangement within the meaning of ERISA except to the extent that such participation would not in the reasonable determination of the Borrower be expected to impair the ability of the Borrower to perform its payment or other material obligations under the Loan Documents. The Borrower has not incurred any potential liability with respect to a multiemployer plan, as defined in section 3(37) of ERISA or a plan described in section 4063(a) of ERISA except to the extent that such liability would not in the reasonable determination of the Borrower be expected to impair the ability of the Borrower to perform its payment or other material obligations under the Loan Documents. Neither the Borrower nor any ERISA Affiliate has incurred any liability under Title IV of ERISA that has not been satisfied, and no condition exists that could reasonably be expected to result in the Borrower or an ERISA Affiliate incurring any liability under Title IV of ERISA that would in the reasonable determination of the Borrower impair the ability of the Borrower to perform its payment or other material obligations under the Loan Documents.

      SECTION 4.12. ENVIRONMENTAL PROTECTION.

      (a) All Facilities and operations of each Obligor and its Subsidiaries are, and have been to the Borrower's knowledge, in compliance with all Environmental Laws except for any noncompliance which, individually or in the aggregate, could not in the reasonable determination of the Borrower be expected to impair the ability of the Borrower to perform its payment or other material obligations under the Loan Documents.

      (b) There are no, and have been no, conditions, occurrences, or Hazardous Materials Activity (a) arising at any Facilities or, to the knowledge of the Borrower, at any other location or (b) arising in connection with the operations of the Borrower or its Subsidiaries (including the transportation of Hazardous Materials in accordance with applicable regulations), which conditions, occurrences or Hazardous Materials Activity could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries and which, individually or in the aggregate, could in the reasonable determination of the Borrower be expected to impair the ability of the Borrower to perform its payment or other material obligations under the Loan Documents.

      (c) There are no pending or, to the Borrower's knowledge, threatened Environmental Claims against the Borrower or its Subsidiaries, and the Borrower and its Subsidiaries have received no notices, inquiries, or requests for information with respect to any Environmental Claims which in either case are reasonably likely to be adversely determined and could individually or in the aggregate in the reasonable determination of the Borrower be expected to impair the ability of the Borrower to perform its payment or other material obligations under the Loan Documents.

      (d) Except as disclosed to the Agent, the Board, the Counter-Guarantor and the Lenders in writing on or prior to the Closing Date, the Borrower is not currently operating or required to be operating under any compliance order, schedule, decree or agreement, any consent decree, order or agreement, and/or any corrective action decree, order or agreement issued or entered into under any Environmental Law the failure to comply with which could individually or in the aggregate in the reasonable determination of the Borrower be expected to impair the ability of the Borrower to perform its payment or other material obligations under the Loan Documents.

      SECTION 4.13. SOLVENCY. After giving effect to the Borrowing and to the application of the proceeds therefrom, each Obligor is and, upon the incurrence of any Obligations by the Borrower on any date on which this representation is deemed made, will be, Solvent.

      SECTION 4.14. DISCLOSURE. No representation or warranty of the Borrower contained in this Agreement, the Application or in any other document, certificate or written statement furnished to the Board, the Agent, the Lenders or Counter-Guarantors by or on behalf of the Borrower or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement as and when made, or as any of such representations and warranties may be made from time to time in accordance with this Agreement and the other Loan Documents. Any projections and pro forma financial information contained in the Application are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Board, the Agent and the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known to any Responsible Officer of the Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could in the reasonable determination of the Borrower be expected to have a material adverse effect on either Obligor and its Subsidiaries, taken as a whole or otherwise impair the ability of either Obligor to perform its payment or other material obligations under the Loan Documents to which it is a party.

      SECTION 4.15. COMPLIANCE WITH LAWS. Each Obligor and each of its Subsidiaries is in compliance with all laws, statutes, rules, regulations and orders binding on or applicable to such Obligor, its Subsidiaries and all of their respective properties, except to the extent failure to so comply could not (either individually or in the aggregate) reasonably be expected to have a material adverse effect on such Obligor and its Subsidiaries, taken as a whole or otherwise impair the ability of such Obligor to perform its payment or other material obligations under the Loan Documents to which it is a party.

      SECTION 4.16. CONCESSION AGREEMENTS. The Borrower has heretofore delivered to the Board and the Agent a true and correct schedule identifying the Concessions together with true and correct copies of the agreements effecting the Concessions which have not been amended, supplemented or otherwise modified prior to the date hereof. After giving effect to the Loan and application of the proceeds therefrom, the Concessions are in full force and effect.

      SECTION 4.17. INDEBTEDNESS. Schedule 4.17 correctly sets forth the consolidated Indebtedness of the Obligors and their Subsidiaries as of December 31, 2001. The Borrower has heretofore delivered to the Board and the Agent true and correct copies of the Lease Indenture and the Term Loan Agreement, each as amended, supplemented or otherwise modified through the date hereof.

                                   ARTICLE V

                                    COVENANTS

      To induce the other parties to enter into this Agreement and to induce the Counter-Guarantors to enter into their respective Counter-Guarantees, the Borrower agrees with each other party hereto and the Counter-Guarantors that, as long as any of the Obligations remain outstanding:

      SECTION 5.1. FINANCIAL STATEMENTS AND OTHER REPORTS. The Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. The Borrower will deliver to the Agent, the Lenders, each Counter-Guarantor, the Board and the Loan Administrator:


            (i) (a) Quarterly Financials: as soon as available and in any event within 60 days after the end of each fiscal quarter of each Fiscal Year (other than the last quarter of each Fiscal Year), (a) the consolidated balance sheets of each of the Borrower and Holdings as at the end of such fiscal quarter and the related consolidated statements of income and stockholders' equity of each such company for such fiscal quarter and consolidated cash flows of each such company for the period from the beginning of then current Fiscal Year to the end of such fiscal quarter, all in reasonable detail and certified by the chief financial officer, controller or treasurer of such company that they fairly present the consolidated financial condition of such company as at the dates indicated and the results of its operations and their cash flows for the periods indicated and (b) a narrative report describing the operations of such company in the form prepared for presentation to senior management for such fiscal quarter and for the period from the beginning of then current Fiscal Year to the end of such fiscal quarter; provided that delivery of such company's Form 10-Q for such fiscal quarter shall be deemed to satisfy all of the requirements of this Section 5.1(i)(a);

            (b) Monthly Reporting: as soon as available and in any event within 25 days after the end of each calendar month, the consolidated balance sheets of the Borrower as at the end of such month and the related consolidated statements of income and consolidated cash flows of Borrower for such calendar month and for the period from the beginning of the then current Fiscal Year to the end of such month, together with a unit-basis income statement (with per-ASM revenues and expenses (line by line)), variances from the monthly operating plan for each income statement line item and breakdowns of salary and benefits expenses in sufficient detail to facilitate monitoring; all such financial statements to be in the form prepared for the management of the Borrower and certified by the chief financial officer, controller or treasurer of such company being fairly stated in all material respects (subject to normal year-end audit adjustments);

            (ii) Year-End Financials: as soon as available and in any event within 105 days after the end of each Fiscal Year, (a) the consolidated balance sheets of each of the Borrower and Holdings at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of such company for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and, in the case of the

      Borrower, the corresponding figures from the annual financial plan delivered pursuant to Section 5.1(viii) for the Fiscal Year covered by such financial statements of the Borrower, all in reasonable detail, (b) a narrative report describing the operations of such company in the form prepared for presentation to senior management for such Fiscal Year, and
      (c) an accountant's report thereon of PricewaterhouseCoopers L.L.P. or other independent certified public accountants of recognized national standing selected by such company, which report shall be unqualified, shall express no doubts about the ability of such company to continue as a going concern, and shall state that such consolidated financial statements fairly present the consolidated financial position of such company as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; provided that (i) references in such report to changes in GAAP, changes in accounting standards, highlighting contents of footnotes, limitations in the scope of the audit or exclusions from the audit information not required by GAAP that are, in each case, customary in industry practice and not prejudicial to the opinion stated therein shall not be deemed to be "qualifications" for the purpose of this Section and (ii) delivery of such company's Form 10-K for such Fiscal Year shall be deemed to satisfy all of the requirements of this Section 5.1(ii);

            (iii) Officer's and Compliance Certificates: together with each delivery of financial statements of the Borrower pursuant to subdivisions
      (i) and (ii) above after the Closing Date, (a) an Officer's Certificate of the Borrower stating that the signer has reviewed the terms of this Agreement and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Borrower during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance (or noncompliance) during and at the end of the applicable quarterly and annual accounting periods with the restrictions contained in Sections 6.3 and 6.4;

            (iv) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by the Borrower and Holdings to its security holders, (b) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Holdings, the Borrower or any of their Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all material press releases and other statements made available generally by Holdings, the Borrower or any of their Subsidiaries, to the public concerning material developments in the business of the Borrower or any of its Subsidiaries;

            (v) Events of Default, etc.: promptly upon any Responsible Officer of either Obligor obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Default, (b) that any creditor has given any notice to the Borrower or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 7.1(b), (c) of any condition or event that would be required to be disclosed in a current report filed by the Borrower or Holdings with the Securities and Exchange Commission on Form 8-K if the Borrower were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, in the reasonable determination of the Borrower, impairment of the ability of the Borrower to perform its payment or other material obligations under the Loan Documents, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action the Borrower has taken, is taking and proposes to take with respect thereto;

            (vi) Litigation or Other Proceedings: to the extent not disclosed pursuant to this subsection, (a) promptly upon any Responsible Officer of the Borrower obtaining knowledge of (X) the institution of, or threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries (collectively, "Proceedings") or (Y) any material development in any Proceeding that, in any case:

                  (1) is reasonably likely to be adversely determined and
            assuming that all damages demanded in such litigation are awarded, is in the reasonable determination of the Borrower likely to impair the ability of the Borrower to perform its payment or other material obligations under the Loan Documents; or

                  (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of the transactions contemplated hereby;

      written notice thereof together with such other information as may be reasonably available to the Borrower to enable the Agent, the Loan Administrator, the Board, each Counter-Guarantor and their respective counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Year, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, the Borrower or any of its Subsidiaries the uninsured portion of which is equal to or greater than $5,000,000 and promptly after request by the Agent, the Loan

      Administrator, the Board or any Counter-Guarantor such other information as may be reasonably requested by the Agent, the Loan Administrator, the Board or such Counter-Guarantor to enable the Agent, the Loan Administrator, the Board or such Counter-Guarantor and their respective counsel to evaluate any of such Proceedings;

            (vii) ERISA Reports: promptly after the receipt by the Borrower of a request therefor by the Agent, the Loan Administrator, the Board, any Lender or any Counter-Guarantor, the Borrower shall provide the Agent, the Loan Administrator, the Board, such Lender and such Counter-Guarantor copies of any annual and other reports (including Schedule B thereto) with respect to a Plan filed by the Borrower or any ERISA Affiliate with the United States Department of Labor, the Internal Revenue Service or the Pension Benefit Guaranty Corporation;

            (viii) Annual Financial Plan: annually, as soon as practicable after preparation thereof by the Borrower in the ordinary course of business but in no event later than January 31 of each year, the Borrower shall provide the Agent, the Loan Administrator, the Board, each Lender and each Counter-Guarantor copies of its annual financial plan;

            (ix) Environmental Audits and Reports: as soon as practicable following receipt thereof, the Borrower shall provide the Agent, the Loan Administrator, the Board, each Lender and each Counter-Guarantor copies of all environmental audits and reports, whether prepared by personnel of the Borrower or any of its Subsidiaries or by independent consultants, with respect to significant environmental matters at any Facility or which relate to an Environmental Claim which could in the reasonable determination of the Borrower be expected to impair the ability of the Borrower to perform its payment or other material obligations under the Loan Documents;

            (x) Liquidity Certificates: (a) within one Business Day after any public release by S&P or Moody's raising or lowering its credit rating on the Borrower's senior unsecured debt obligations and (b) at such additional times as the Borrower may elect, the Borrower shall provide the Agent, the Board, each Lender and each Counter-Guarantor a certificate setting forth the credit rating on the Borrower's senior unsecured debt obligations (each, a "Liquidity Certificate");

            (xi) Additional Subsidiaries: to the extent permitted hereunder pursuant to Section 6.12, with reasonable promptness, upon the formation thereof, the Borrower shall provide the Agent, the Loan Administrator, the Board, each Lender and each Counter-Guarantor the name, corporate structure and allocation of Voting Stock of each Subsidiary of the Borrower, including, without limitation, providing a supplement Schedule
      4.1 hereto with all relevant information included with respect to such new Subsidiary;

            (xii) Insurance Proceeds: promptly notify the Agent, each Lender, each Counter-Guarantor, the Loan Administrator and the Board upon a Responsible Officer of the Borrower obtaining actual knowledge of the occurrence of an event of loss or damage to any equipment owned or operated by the Borrower that is reasonably expected to result in receipt of insurance proceeds to be received by the Borrower reasonably estimated by the Borrower to exceed $5,000,000;

            (xiii) Future Issuance and Asset Sales: prior to the Borrower consummating any Future Issuance (other than the exercise of options or similar rights by existing or former officers, directors or employees of the Borrower, Holdings or any of their Subsidiaries) or Asset Sale, the Borrower shall notify the Agent, each Lender, each Counter-Guarantor, the Loan Administrator and the Board of such event and what action the Borrower has taken, is taking and proposes to take with respect thereto, including the use of proceeds;

            (xiv) Plan Audits and Liabilities: promptly after the Borrower or any ERISA Affiliate (a) contacts the Internal Revenue Service for the purpose of participation in a closing agreement or any voluntary resolution program with respect to a Plan which could in the reasonable determination of the Borrower impair the ability of the Borrower to perform its payment or other material obligations under the Loan Documents or (b) knows or has reason to know that any event with respect to any Plan occurred that could in the reasonable determination of the Borrower impair the ability of the Borrower to perform its payment or other material obligations under the Loan Documents a notification thereof;

            (xv) Funding Changes and New Plan Benefits: promptly after the change, a notification of any material increases in the benefits, or material change in funding method, with respect to which the Borrower may have any liability, or the establishment of any material new Plan with respect to which the Borrower may have any liability or the commencement of contributions to any Plan to which the Borrower or any ERISA Affiliate was not previously contributing, except to the extent that such an event would not in the reasonable determination of the Borrower be expected to impair the ability of the Borrower to perform its payment or other material obligations under the Loan Documents;

            (xvi) Claims and Proceedings: promptly after receipt of written notice of commencement thereof, notification of all (i) claims made by participants or beneficiaries with respect to any Plan and (ii) actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any ERISA Affiliate with respect to any Plan, except those which, in the aggregate, if adversely determined could not in the reasonable determination of the Borrower impair the ability of the Borrower to perform its payment or other material obligations under the Loan Documents;

            (xvii) ERISA Reportable Events: promptly after the occurrence of any reportable event (as defined in ERISA) relating to a Plan with respect to which the Borrower or an ERISA Affiliate may have any liability (other than any such event with respect to which the Pension Benefit Guaranty Corporation has waived the ERISA reportable event notification requirement by regulation or notice) notice thereof; and

            (xviii) Other Information: with reasonable promptness, such other information and data with respect to the Borrower or any of its Subsidiaries as from time to time may be reasonably requested by the Agent, any Lender, any Counter-Guarantor, the Board or the Loan Administrator.

      SECTION 5.2. CORPORATE EXISTENCE. Except as permitted under Section 6.5(v), the Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Subsidiary of the Borrower and the rights (charter and statutory) and franchises of the Borrower and any Subsidiary of the Borrower; provided, that the Borrower shall not be required to preserve any such corporate, partnership or other existence of any Subsidiary or any such right or franchise, if the board of directors of the Borrower shall determine in the exercise of its business judgment that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or any Subsidiary and that abandonment of any such right or franchise shall not in the reasonable determination of the Borrower impair the ability of the Borrower to perform its payment or other material obligations under the Loan Documents.

      SECTION 5.3. PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

      (a) The Borrower will, and will cause its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Borrower or any Subsidiary or upon the income, profits or property of the Borrower or any Subsidiary, and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien on the property of the Borrower or any Subsidiary; provided, however, that the Borrower shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and with respect to which an adequate reserve has been established by the Borrower to the extent required by GAAP.

      (b) The Borrower will not, and will not permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than the Borrower, Holdings and any Subsidiary of the Borrower or Holdings).

      SECTION 5.4. MAINTENANCE OF PROPERTIES; INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain all properties used or useful in the conduct of its business in good condition, repair and working order and supply such properties with all necessary equipment and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Borrower or any Subsidiary from discontinuing the operation and maintenance of any such properties if such discontinuance is, in the good faith judgment of the Borrower or such Subsidiary, as the case may be, desirable in the conduct of its respective business and shall not impair the ability of the Borrower to perform its payment or other material obligations under the Loan Documents. The Borrower will insure and keep insured, and will cause each of its Subsidiaries to insure and keep insured, with reputable insurance companies, such of their respective properties, to such an extent and against such risks, and will maintain liability insurance, to the extent that property of a similar character is usually so insured by companies engaged in a similar business and owning similar properties in accordance with good business practice.

      SECTION 5.5. INSPECTION. The Borrower will, and will cause its Subsidiaries to, permit any authorized representatives designated by the Agent, any Lender, any Counter-Guarantor, the Loan Administrator or the Board to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested; provided that so long as no Default or Event of Default shall have occurred and be continuing, such inspection shall not be disruptive to the Borrower's business, as reasonably determined by the Borrower.

      SECTION 5.6. COMPLIANCE WITH LAWS, ETC. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such as are being contested in good faith by appropriate proceedings and except for such noncompliance as would not in any case or in the aggregate in the reasonable determination of the Borrower impair the ability of the Borrower to perform its payment or other material obligations under the Loan Documents. The Borrower shall not conduct any Hazardous Materials Activity at any Facility or at any other location in a manner that does not comply with Environmental Laws.

      SECTION 5.7. BORROWER'S REMEDIAL ACTION REGARDING HAZARDOUS MATERIALS. To the extent required by Environmental Laws, the Borrower will take, and will cause each of its Subsidiaries to take, any and all necessary remedial action (except to the extent that such remedial action is taken by other Persons responsible for such remedial action through contractual arrangements with the Borrower) in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any Facility in order to comply timely with all applicable Environmental Laws and Governmental Authorizations except for such non-compliance as would not in any case or in the aggregate in the reasonable determination of the Borrower impair the ability of the Borrower to perform its payment and other material obligations under the Loan Documents. In the event the Borrower or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Materials on, under or about any Facility, the Borrower or such Subsidiary will conduct and complete such remedial action (or will cause such action to be taken pursuant to contractual rights of the Borrower against third parties) in compliance with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, the Borrower's or such Subsidiary's liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous Materials is being contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary or except for such non-compliance as would not in any case or in the aggregate in the reasonable determination of the Borrower impair the ability of the Borrower to perform its payment and other material obligations under the Loan Documents.

      SECTION 5.8. FURTHER ASSURANCES. At any time or from time to time upon the request of the Board, any Counter-Guarantor, the Loan Administrator or the Agent, the Obligors will, at their expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Board, such Counter-Guarantor, the Loan Administrator or the Agent may reasonably request in order to effect fully the purposes of the Loan Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement, the Note and the other Loan Documents.

      SECTION 5.9. EMPLOYEE BENEFIT PLANS. The Borrower shall take such actions as are reasonably practicable to ensure that the Plans with respect to which it may have any liability are operated in material compliance with all applicable laws, except to the extent that the failure to do so could not in the reasonable determination of the Borrower be expected to impair the ability of the Borrower to perform its payment or other material obligations under the Loan Documents. Neither the Borrower nor a Subsidiary shall amend, adopt or terminate any Plan unless such action could not in the reasonable determination of the Borrower be expected to impair the ability of the Borrower to perform its payment or other material obligations under the Loan Documents.

      SECTION 5.10. FAA MATTERS; CITIZENSHIP. The Borrower will at all times hereunder be an "air carrier" within the meaning of the Act and hold a certificate under 49 U.S.C. Section 41102(a)(1) as currently in effect or as may be amended or recodified from time to time. The Borrower will at all times hereunder be a United States Citizen holding an air carrier operating certificate issued pursuant to Chapter 447 of the Act for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. The Borrower will possess and maintain all necessary consents, franchises, licenses, permits, rights and concessions and consents which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted.

      SECTION 5.11. BOARD GUARANTEE. The Borrower shall comply with all of the terms, requirements and conditions applicable to it under the Act and the Regulations, or as may otherwise be imposed by, or agreed with, the Board in connection with the issuance of the Board Guarantee, and shall promptly furnish the Board, the Loan Administrator and the Agent (with a copy to the Counter-Guarantors) all such information as may be requested by the Board, the Loan Administrator or the Agent in connection with the Board Guarantee. The Borrower shall execute such documents and take such actions in furtherance of its obligations under the Act and the Regulations as the Board, the Loan Administrator or the Agent may request.

      SECTION 5.12. LOWER-TIER COVERED TRANSACTION. The Borrower agrees that in the event that it enters into any "lower-tier covered transaction" (as such term is defined in 31 C.F.R. Section 19.110, as amended or modified from time to time and not excepted therefrom by 31 C.F.R. Section 19.200(c)) in respect of the transactions contemplated hereunder, it will include the clause entitled "Certificate Regarding Debarment, Suspension, Ineligibility and Voluntary Exclusion - Lower Tier Covered Transactions" as set forth in Appendix B to Part 19 of title 31 of the C.F.R. in such "lower-tier covered transaction", and that it will obtain a certification from the other Person or Persons party to such "lower-tier covered transaction" to the effect that each such other Person (and each "principal" thereof, as such term is defined in 31 C.F.R. Section 19.105, as amended or modified from time to time) is not presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participation in such transaction by any Federal department or agency, or an explanation why such Person is unable to so certify. Further, Borrower agrees that it will not enter into a "lower-tier covered transaction" with a Person who has been proposed for debarment under 48 C.F.R. Section 9.4, debarred or suspended unless granted an exception for such "lower-tier covered transaction" pursuant to 31 C.F.R. Section 19.215.

      SECTION 5.13. AUDITS AND REVIEWS. The Borrower agrees to permit, and to cooperate in the conduct of, such audits and reviews during the period the Loan is outstanding and for three years thereafter, as the Board may deem appropriate, by an independent auditor acceptable to the Board or the United States Comptroller General. To the extent requested by the Board or the Loan Administrator, the Borrower shall provide access to the officers and employees, books, records, accounts, documents, correspondence, and other information of the Borrower, its Subsidiaries, Affiliates, financial advisors, consultants and independent certified accountants that the Board or the United States Comptroller General considers necessary.

      SECTION 5.14. ADDITIONAL COLLATERAL. The Borrower shall use commercially reasonable efforts to add to the collateral securing the loans under the Term Loan Agreement in any instance when the Borrower would otherwise be required under the Term Loan Agreement to prepay such loans as a result of a borrowing base deficiency thereunder.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

      To induce the other parties to enter into this Agreement and to induce the Counter-Guarantors to enter into their respective Counter-Guarantees, the Borrower agrees with each other party hereto and the Counter-Guarantors that, as long as any of the Obligations remain outstanding:

      SECTION 6.1. LIENS AND RELATED MATTERS.

      A. Prohibition on Liens. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, except:

            (i) Permitted Encumbrances; and

            (ii) purchase money Liens securing Indebtedness used to acquire Aircraft Related Equipment or liens created or incurred in connection with refinancing of any Aircraft Related Equipment acquired by the Borrower which refinancing occurs within 18 months after the date of such acquisition;

            (iii) other Liens securing or relating to Indebtedness permitted pursuant to this Agreement and other liabilities and obligations permitted pursuant to this Agreement in an aggregate amount not to exceed $25,000,000 at any time outstanding; and

            (iv) Liens securing Indebtedness used to refinance the Loan.

      B. No Restrictions on Subsidiary Distributions to Borrower or Other Subsidiaries. Except (i) as provided herein and (ii) as described on Schedule
6.1 annexed hereto, the Borrower will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any Payment Restriction.

            SECTION 6.2. INVESTMENTS.

      Neither Obligor shall, nor shall permit any Subsidiary to make any Investment other than (i) Investments consisting of Cash Equivalents; (ii) accounts receivable if credited or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) payroll advances and advances for business and travel expenses in the ordinary course of business; (iv) Investments by the Borrower in its Wholly-Owned Subsidiaries in the ordinary course of business and Investments by Holdings in its Wholly-Owned Subsidiaries in the ordinary course of business; (v) Investments by any Subsidiary of the Borrower in the Borrower or in any other Wholly-Owned Subsidiary and Investments by any Subsidiary of Holdings (but with respect to the Borrower and its Subsidiaries, only to the extent such Investment is not prohibited by any other provision of this Agreement) in Holdings or in any other Wholly-Owned Subsidiary of Holdings; (vi) Investments made by way of any endorsement of negotiable instruments received by Holdings, the Borrower or any Subsidiary in the ordinary course of its business and presented by it to any bank for collection or deposit; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business owing to Holdings, the Borrower or any Subsidiary; (viii) Investments by Holdings and the Borrower in any Wholly-Owned Subsidiary for the purpose of receivables financing; (ix) in addition to any other permitted investments, any other Investments by Holdings or the Borrower in an aggregate amount not exceeding $1,000,000 at any time; and (x) Investments in travel or airline related businesses made in connection with marketing and promotion agreements, alliance agreements, distribution agreements, agreements relating to flight training and other similar agreements under which a portion of the consideration to Holdings or the Borrower includes an opportunity for Investment in the Capital Stock of other Persons, which Investments under this clause (x) shall not exceed $60,000,000 in the aggregate.

      SECTION 6.3. RESTRICTED PAYMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment; provided, however, that the Borrower may, so long as no Default or Event of Default shall have occurred and be continuing make a Restricted Payment to Holdings (i) to pay or reimburse the Borrower's share of Holding's business expenses and overhead in a maximum amount of $2,500,000 per Fiscal Year, (ii) to pay or reimburse Holdings for Capital Stock (including options on any such Capital Stock or related stock appreciation rights or similar securities) purchases or redemptions from officers, directors or employees of the Borrower or Holdings (or their estates or beneficiaries under their estates) upon death, disability, retirement, termination of employment or pursuant to the terms of any plan or any other agreement under which such Capital Stock or related rights were issued, in an amount not to exceed $3,000,000 per Fiscal Year, (iii) to pay or reimburse Holdings for withholding taxes arising from cashless exercises of options or warrants by officers, directors or employees for Holdings' Capital Stock and
(iv) to pay or reimburse Holdings for interest payments under the Lease Indenture in an amount not to exceed $11,000,000 in Fiscal Year 2002, $12,000,000 in Fiscal Year 2003, $13,000,000 in Fiscal Year 2004, and
$14,000,000 in Fiscal Year 2005 and each fiscal year thereafter until the Loan Maturity Date; provided, that repayments of the Senior Notes from proceeds of Future Issuances, Excess Proceeds or Net Insurance Proceeds to the extent permitted or required hereunder shall not be deemed a Restricted Payment.

      SECTION 6.4. FINANCIAL COVENANT. The Borrower shall not permit the reserve of unrestricted Cash and Cash Equivalents (that in either case are free from all Liens other than Permitted Encumbrances of the type described in clause (xi) of the definition of Permitted Encumbrances) of the Borrower and its Wholly-Owned Subsidiaries to be less than One Hundred Million Dollars ($100,000,000).

      SECTION 6.5. RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS; NEW SUBSIDIARIES. Neither Obligor shall, nor shall permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or fixed assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or any portion of the business, property or fixed assets (excluding therefrom purchases and acquisitions in the ordinary course of business by Holdings, the Borrower and their Subsidiaries of property from any Person not constituting all or substantially all of the property of such Person), or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

            (i) any Subsidiary of the Borrower may be merged with or into the Borrower or any Wholly-Owned Subsidiary of the Borrower or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Borrower or any such Wholly-Owned Subsidiary of the Borrower; provided that, in the case of such a merger, the Borrower or such Wholly-Owned Subsidiary shall be the continuing or surviving corporation, and any Subsidiary of Holdings (other than the Borrower and any of its Subsidiaries) may be merged with or into Holdings or any Wholly-Owned Subsidiary of Holdings or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Holdings or any such Wholly-Owned Subsidiary of Holdings; provided, that, in the case of such a merger, Holdings or such Wholly-Owned Subsidiary shall be the continuing or surviving corporation; and

            (ii) Holdings, the Borrower and their Subsidiaries may sell or otherwise dispose of assets in transactions that are excepted from the definition of Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; and

            (iii) Holdings, the Borrower and their Subsidiaries may make Asset Sales subject to Section 6.10 hereto; and


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
            (iv) the Obligors may make acquisitions of Capital Stock, the assets and/or the business of another Person (including any division or line of business of such Person) provided that, (a) the acquisition primarily involves the acquisition of assets to be used in the business of the Obligors, (b) with respect to such acquisition any newly acquired Subsidiary of the Borrower shall be a Wholly-Owned Subsidiary, and any newly acquired Subsidiary of Holdings shall be a Wholly-Owned Subsidiary,
      (c) immediately before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (d) immediately after giving effect to the acquisition, the Borrower shall be in compliance on a Pro Forma Basis with Section 6.4 and such compliance shall be evidenced by an Officer's Certificate demonstrating such compliance,
      (e) immediately following such acquisition, the Borrower's credit rating is no lower than immediately prior thereto, (f) the aggregate purchase price in connection with all such acquisitions (excluding therefrom any Indebtedness assumed in connection with such acquisitions and any portion of the purchase price thereof paid with the Borrower's Common Stock) does not exceed $200,000,000, and (g) neither Obligor nor any Subsidiary shall assume any Indebtedness that was incurred or issued by any Person to finance such acquisition; provided, however, that prior to the date on which the outstanding principal amount of the Loan is equal to or less than $150,000,000, only Investments which are otherwise permitted under
      Section 6.2 shall be permitted under this clause (iv);

            (v) the Obligors may enter into a consolidation or merger that complies with Sections 6.9 and 6.11 hereof; and

            (vi) the Borrower will not change its Fiscal Year if such change will cause an unreasonable delay in the production of the financial statements required by Section 5.1(ii).

      SECTION 6.6. SALES AND LEASE-BACKS. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, other than aircraft (including aircraft engines installed thereon), spare aircraft engines, aircraft parts, simulators, passenger loading bridges or other flight or ground support equipment, in each case which (i) the Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than the Borrower or any of its Subsidiaries) or (ii) the Borrower or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Borrower or any of its Subsidiaries to any Person (other than the Borrower or any of its Subsidiaries) in connection with such lease; provided that the Borrower and its Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that the annual aggregate rentals under all such leases shall not exceed $20,000,000.



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
      SECTION 6.7. TRANSACTIONS WITH AFFILIATES.

      (a) Neither the Borrower nor any Subsidiary of the Borrower shall, directly or indirectly (i) sell, lease, transfer or otherwise dispose of any of its properties or assets, or issue securities to, (ii) purchase any property, assets or securities from, (iii) make any Investment in, or (iv) enter into or suffer to exist any contract or agreement with or for the benefit of, an Affiliate or holder of 5% or more of any class of Capital Stock (and any Affiliate of such holder) of the Borrower (an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under Section 6.7(b) hereof and (y) Affiliate Transactions (including lease transactions) which are on fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than those as might reasonably have been obtainable at such time from an unaffiliated party; provided that if an Affiliate Transaction or series of Affiliate Transactions involves or has a value in excess of $15,000,000, the Borrower or such Subsidiary, as the case may be, shall not enter into such Affiliate Transaction or series of Affiliate Transactions unless a majority of the disinterested members of the board of directors of the Borrower or such Subsidiary shall reasonably and in good faith determine that such Affiliate Transaction is fair and reasonable to the Borrower or such Subsidiary, as the case may be, or is on terms no less favorable to the Borrower or such Subsidiary, as the case may be, than those as might reasonably have been obtained at such time from an unaffiliated party.

      (b) The provisions of Section 6.7(a) shall not apply to (i) the agreements listed on Schedule 6.7(b) or any transaction contemplated thereby so long as any such agreement or transaction is not disadvantageous to the Board, the Lenders or (solely in respect of its interest in the transactions contemplated by this Agreement and its Counter-Guarantee) any Counter-Guarantor in any material respect; (ii) any transaction between the Borrower and any Wholly-Owned Subsidiary or between Wholly-Owned Subsidiaries, provided such transactions are not otherwise prohibited by this Agreement; (iii) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Borrower or any Subsidiary, as determined by the board of directors of the Borrower or any Subsidiary or the senior management thereof in good faith; (iv) any Restricted Payments not prohibited by Section 6.3; (v) any payments or other transactions pursuant to any tax sharing agreement between the Borrower and any other Person with which the Borrower is required or permitted to file a consolidated, combined, affiliated, unitary or similar tax return or with which the Borrower is or could be part of a consolidated, combined, affiliated, unitary or similar group for tax purposes; (vi) transactions with Chautauqua Airlines, Inc., Continental Airlines, Inc., Mesa Airlines, Inc. and their respective Affiliates as contemplated by the Alliance Agreements; and (vii) the Loan Documents and the transactions contemplated thereby.

      SECTION 6.8. CONDUCT OF BUSINESS. From and after the date hereof, neither Obligor shall, nor shall permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by the Obligors and their Subsidiaries on the date hereof and similar or related businesses and (ii) such other lines of business as may be consented to by the Board and the Requisite Lenders.




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
      SECTION 6.9. MERGER OR CONSOLIDATION. Neither Obligor shall consolidate with or merge with any other Person or convey, lease or transfer its properties and assets substantially as an entirety to any Person, unless: (i) in the case of a consolidation or merger involving the Borrower, the Borrower is the surviving entity or if the Borrower is not the surviving entity, such surviving entity or the Person that acquires by conveyance, lease or transfer the properties and assets of the Borrower substantially as an entirety, shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an agreement executed and delivered to the Agent, in form satisfactory to the Agent, the Borrower's Obligations to repay the Loan and all other Obligations of the Borrower, or in the case of a consolidation or merger involving Holdings, Holdings is the surviving entity or if Holdings is not the surviving entity, such surviving entity or the Person that acquires by conveyance, lease or transfer the properties and assets of Holdings substantially as an entirety, shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia; (ii) immediately before and after giving effect to such transaction, no Event of Default or Default shall have occurred and be continuing; (iii) immediately following such acquisition, the Borrower's credit rating is no lower than immediately prior thereto; (iv) neither Obligor nor any Subsidiary shall assume any Indebtedness that was incurred or issued by any Person to finance such transaction; (v) the Borrower has delivered to the Agent an Officer's Certificate and an opinion of counsel from counsel satisfactory to the Agent, in form and substance satisfactory to the Agent, stating that such consolidation, merger, conveyance, lease or transfer and such agreement comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with and addressing such other matters as may be reasonably requested by the Board and the Agent; provided, however, that notwithstanding the foregoing provisions of this Section 6.9, prior to the date on which the outstanding principal amount of the Loan is equal to or less than $150,000,000, neither Obligor shall consolidate with or merge with any other Person or convey, lease or transfer its properties and assets substantially as an entirety to any Person.

      SECTION 6.10. LIMITATION ON ASSET SALES. In the event and to the extent that on any date after the Closing Date either Obligor or any of their Subsidiaries shall receive Net Cash Proceeds from one or more Asset Sales (other than Asset Sales by the Borrower or any Wholly-Owned Subsidiary of Borrower to the Borrower or another Wholly-Owned Subsidiary of Borrower or Asset Sales by Holdings or any Wholly-Owned Subsidiary (other than Borrower or any of its Subsidiaries) to Holdings or another Wholly-Owned Subsidiary of Holdings) in excess of $20,000,000 during any Fiscal Year, then Holdings or the Borrower, as the case may be, shall, or shall cause such Subsidiary to, promptly apply such excess amount while the Senior Notes are outstanding, to repay Indebtedness of the Borrower under the Senior Notes. The amount of such Net Cash Proceeds required to be applied (or to be committed to be applied) during such Fiscal Year as set forth in the preceding sentence shall constitute "Excess Proceeds." To the extent any Excess Proceeds are not applied as set forth above, such Excess Proceeds shall be applied as required by Section 2.6(b).


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
      SECTION 6.11. LIMITATION ON ISSUANCES AND DISPOSITIONS OF CAPITAL STOCK OF SUBSIDIARIES. Each Subsidiary of the Borrower shall at all times be a Wholly-Owned Subsidiary of the Borrower. The Borrower (i) shall not, and shall not permit any Subsidiary to, transfer, convey, sell, encumber or otherwise dispose of any Capital Stock of a Subsidiary, or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, Capital Stock of a Subsidiary to any Person (other than the Borrower or a Wholly-Owned Subsidiary) and (ii) shall not permit any Subsidiary to issue shares of its Capital Stock (other than directors' qualifying shares), or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, its Capital Stock to any Person other than to the Borrower or a Wholly-Owned Subsidiary; provided, that the limitations of this Section shall not apply to any transaction between or among the Borrower and one or more direct or indirect Wholly-Owned Subsidiaries of the Borrower whereby the Borrower merges, consolidates or otherwise combines with such Wholly-Owned Subsidiary and pursuant to which all existing holders of Capital Stock of the Borrower receive, upon conversion or otherwise in exchange for securities owned by such holders, Capital Stock of a corporation which immediately prior to such exchange is a Wholly-Owned Subsidiary, and which securities have rights and preferences identical to those of the securities replaced, so long as (a) immediately before and after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing, (b) such transaction is otherwise in conformity with and not prohibited by this Agreement and (c) immediately following such transaction, the Borrower's credit rating is no lower than immediately prior thereto.

      SECTION 6.12. LIMITATION ON CREATION OF NEW SUBSIDIARIES. Neither Obligor may create new Subsidiaries, except Wholly-Owned Subsidiaries and if (i) the total assets of such Subsidiaries in the aggregate (other than single purpose Subsidiaries created solely for the purpose of financing aircraft for use by the Borrower) do not at any time exceed five percent (5%) of the consolidated total assets of the Borrower, in each case determined in accordance with GAAP and (ii) the Borrower complies with the provisions of Section 5.1(xi) hereof, but can make Investments permitted under Section 6.2.

      SECTION 6.13. LIMITATIONS ON AMENDMENTS. Neither Obligor shall amend, waive or modify, nor shall it consent to or request any amendment, waiver or modification, of any of the material terms, conditions, representations and covenants contained in any Indebtedness for borrowed money that (i) shortens the final maturity date of such Indebtedness (without giving effect to any amendment, waiver or modification, the "Initial Indebtedness"; and after giving effect to any such amendment, waiver or modification, the "Amended Indebtedness"), (ii) requires the acceleration of the final scheduled maturity date and/or any principal payments, including but not limited to scheduled payments and mandatory prepayments, and/or increases the principal amount payable on any date (including, without limitation, pursuant to mandatory prepayments) prior to the dates of analogous payments of such Initial Indebtedness, (iii) provides for an interest rate applicable to such Amended Indebtedness, plus the interest rate equivalent of all remaining fees and costs associated with closing and servicing such

Amended Indebtedness higher than the greater of (x) (I) if such Amended Indebtedness bears interest at a floating rate of interest, 105% of the average remaining interest rate applicable to such Initial Indebtedness plus the average remaining fees and costs associated with servicing such Initial Indebtedness, or
(II) if such Amended Indebtedness bears interest at a fixed rate of interest, the amount calculated as the sum of clause (I) above plus the appropriate fixed-for-floating swap rate for the Initial Indebtedness, and (y) 105% of the average remaining "all in" interest expense for such Initial Indebtedness as contemplated in the Business Plan. Neither Obligor shall agree to any amendment, waiver or modification of the Concessions if, after giving effect to such amendment, waiver or modification, the aggregate value of the Concessions as a whole that the Borrower realizes and is scheduled to realize during the term of the Loan would be reduced as a result of such amendments, waivers or modifications by more than $60.0 million in the aggregate, as determined in good faith by the Borrower. In connection with any amendment, waiver or modification to the Concessions which reduce the value of the Concessions taken as a whole, the Borrower shall provide the Board with an Officer's Certificate certifying that such amendment, waiver or modification complies with the conditions of the preceding sentence and, taken as a whole, are beneficial to the Borrower and such reduction shall not have a material adverse effect on the Borrower's ability to repay the Loan. The Obligors shall perform each of their material obligations under the Lease Indenture and the Concessions, in each case strictly in accordance with the terms thereof, and shall not reduce or agree to reduce the exercise price of the convertible debentures issued under the Lease Indenture to less than $12.00. The Borrower agrees to promptly notify the Agent, the Board and the Counter-Guarantors of any default under the Lease Indenture or the Concessions. Holdings may not issue convertible debentures under the Lease Indenture in excess of $120 million, except that Holdings may issue up to (but not more than) $30 million of additional convertible debentures under the Lease Indenture, provided that for each $1.00 so issued the Borrower receives and realizes during the term of the Loan concessions valued at at least $2.50.

      SECTION 6.14. NO FURTHER NEGATIVE PLEDGES. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted asset sale, and (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be), after the date hereof neither the Borrower nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

      SECTION 6.15. INCENTIVE EQUITY PLAN. Any employee stock options granted under the America West 1994 Incentive Equity Plan on or prior to the Closing Date shall not have been, and shall not be, repriced from the date of the Borrower's initial Application for so long as the Loan shall remain outstanding). For purposes of this Section 6.15, "repricing" shall mean any repricing transaction required to be disclosed under Item 402(i) of Regulation S-K under the Securities Act of 1933, as amended. Neither Obligor shall award or pay any compensation to any officer, director or employee who holds options that are subject to the restriction in this Section 6.15 which is intended to off-set the effect of the repricing restriction.

                                  ARTICLE VII

                                EVENTS OF DEFAULT

      SECTION 7.1. EVENTS OF DEFAULT. Each of the following events shall be an Event of Default:

      (a) (i) Failure by the Borrower to pay any installment of principal of the Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) failure by the Borrower to pay any interest on the Loan or any fee or any other amount due under this Agreement or any other Loan Document within five Business Days after the date due; or

      (b) Either Obligor or any Subsidiary (i) fails to make (whether as primary obligor or as guarantor or other surety) any principal payment of or interest or premium, if any, on any Indebtedness (other than Indebtedness referred to in Section 7.1(a)) or fails to make any payment under any one or more Operating Leases beyond any period of grace provided with respect thereto, provided that the aggregate amount of all Indebtedness and aggregate amounts under Operating Leases as to which such a payment default shall occur and be continuing is equal to or exceeds $10,000,000, or (ii) fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such failure, either individually or in the aggregate, shall have caused or shall have the ability to cause the acceleration of the payment of Indebtedness with an aggregate face amount or payment under one or more Operating Leases in an aggregate amount which in each case is equal to or exceeds $10,000,000; or

      (c) Failure of the Borrower to perform or comply in any material respect with any term or condition contained in Sections 2.4(f), 5.2 and 5.10 of this Agreement; or

      (d) Any representation, warranty, certification or other statement made by either Obligor in any Loan Document or in any statement or certificate at any time given by either Obligor in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

      (e) Any default in the performance of or compliance with any term contained in this Agreement (including, without limitation, any failure by Holdings to comply with any of the terms herein as if it were a party hereto) or any of the other Loan Documents (other than any such term referred to in any other subsection of this Section 7.1), and such default shall not have been remedied or waived (x) within 30 days after the


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
earlier of (a) a Responsible Officer of the Borrower becoming aware of such default or (b) receipt by the Borrower of notice from the Agent or the Board of such default or (y) with respect to a default under Section 6.4, the earlier of
(a) an officer of the Borrower becoming aware of the default after the applicable measurement date and (b) the delivery of financial statements pursuant to Section 5.1; or

      (f) (i) A court shall enter a decree or order for relief in respect of either Obligor or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against either Obligor or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over either Obligor or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of either Obligor or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of either Obligor or any of its Subsidiaries, and any such event described in clause (i) above or this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

      (g) (i) Either Obligor or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian of all or a substantial part of its property; or either Obligor or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) either Obligor or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors of either Obligor or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause
(ii); or

      (h) Any final judgment or order (not covered by insurance) for the payment of money in excess of $25,000,000 in the aggregate for all such final judgments or orders against either Obligor or any of its Subsidiaries treating any deductibles, self-insurance or retention as not so covered shall be rendered against either Obligor or any Subsidiary and shall not be discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding against such Obligor or its Subsidiaries to exceed $25,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

      (i) Any order, judgment or decree shall be entered against either Obligor decreeing the dissolution or split up of such Obligor and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

      (j) The Board Guarantee shall for any reason (other than by reason of Section 2.03, 2.04, 2.05 or 2.06 of the Board Guarantee) cease to be in full force and effect or the Board shall assert that any of its obligations thereunder are invalid or unenforceable; or

      (k) Any Counter-Guarantee shall for any reason cease to be in full force and effect or any Counter-Guarantor shall fail to perform its obligations under its Counter-Guarantee or shall, in writing, repudiate such Counter-Guarantee or deny that its obligations thereunder are valid, binding and enforceable; or

      (l) Any Counter-Guarantor Letter of Credit shall for any reason cease to be in full force and effect other than in accordance with its express terms and the terms of the related Counter-Guarantee or the issuer of such Counter-Guarantor Letter of Credit shall fail to perform its obligation thereunder or shall, in writing, repudiate such Counter-Guarantor Letter of Credit or deny that its obligations thereunder are valid, binding and enforceable.

      SECTION 7.2. REMEDIES. During the continuance of any Event of Default, the Agent shall, solely at the request of the Board or, if the Board Guarantee is no longer in full force and effect, the Requisite Lenders, by notice to the Borrower declare that the Loan, all interest thereon and all other amounts and Obligations payable under this Agreement to be immediately due and payable, whereupon the Loan, all such interest and all such amounts and Obligations shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of the Event of Default specified in Section 7.1(f) or 7.1(g), the Loan, all such interest and all such amounts and Obligations shall automatically become and be immediately due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. For so long as the Board Guarantee shall remain in effect, remedies exercisable by the Agent hereunder shall be exercised solely upon instructions received by the Agent from the Board in writing.


                                  ARTICLE VIII

                             THE LOAN ADMINISTRATOR


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
      SECTION 8.1. ACCEPTANCE OF APPOINTMENT AND SERVICES. (a) The Lenders hereby appoint the Loan Administrator to provide the services described in Sections 8.1(b) and (c) below for the benefit of the Lenders and the Board in respect of the Loan and the Loan Documents. The Loan Administrator hereby accepts such appointment and agrees to perform such services in a professional, diligent and workmanlike manner for the benefit of the Lenders and the Board, on and subject to the terms and conditions set forth in this Agreement, but shall have no other obligations to the Lenders, the Board or any other Person except as expressly provided herein.

      (b) The Loan Administrator hereby agrees to perform at any time and from time to time, at the request of the Board or any Lender (any such person so requesting, a "Requesting Party") all of the following services:

            (i) monitor and promptly distribute to the Requesting Party any financial information, compliance certificates and other reports or written communications provided by or on behalf of the Borrower, Holdings or the Agent to the Loan Administrator hereunder or under any other Loan Document, and report to the Requesting Party whether such documents on their face comply with the requirements of the Loan Documents;

            (ii) based on the public reports of the Borrower and Holdings, monitor the performance of the Borrower and of Holdings under this Agreement and the other Loan Documents, as applicable, and promptly report to the Requesting Party any failure by Borrower or Holdings to comply with its respective obligations hereunder and thereunder;

            (iii) promptly notify the Requesting Party of (A) any downgrade in the senior unsecured credit rating of the Borrower by either S&P or Moody's, (B) any receipt by the Loan Administrator of a notice of a Default or Event of Default, or (C) any receipt by the Loan Administrator of notice of any prepayment of the Loan under Section 2.5 or Section 2.6 hereof;

            (iv) for each fiscal quarter of the Borrower, provide (a) a quarterly financial report, within two weeks of the Borrower's delivery of financial statements for such quarter to the Loan Administrator, analyzing the Borrower's financial statements and operations for such fiscal quarter, including a review of variances from targets identified in the operating plan of the Borrower set forth in the Application, revenue and expense performance, operating cash flow results, quarterly investment cash flows, net changes in Borrower's cash position, debt covenant compliance and such other financial matters as shall be reasonably requested in writing by a Requesting Party and
(b) an indicative credit rating of the Borrower; it being acknowledged and agreed that the Loan Administrator may retain a sub-servicer reasonably acceptable to the Requesting Party to provide these services, in which event, the Loan Administrator shall not be in default of its obligations hereunder (x) if the sub-servicer fails to comply with its obligations to provide the quarterly financial reports or indicative credit rating of the Borrower described herein so long as the Loan Administrator had exercised reasonable


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
care and good faith in providing the financial statements to the sub-servicer and attempting to procure the report or indicative credit rating on behalf of the Requesting Party, or (y) if the Loan Administrator is unable, after exercising reasonable care and good faith, to retain a sub-servicer to provide an indicative credit rating of the Borrower;

            (v) review the periodic reports and other reports which the Borrower is obligated to provide to the Loan Administrator, the Lenders or the Board hereunder or under any other Loan Document, and report to the Requesting Party regarding such matters as are specifically identified in writing by such Requesting Party with respect to such reports;

            (vi) at the written direction of a Requesting Party, give notices or provide instructions on behalf of the Requesting Party to any Person under this Agreement or any of the other Loan Documents in accordance with the terms and conditions hereof and thereof;

            (vii) at the written request of a Requesting Party and at the expense of the Borrower, report to the Requesting Party on the business and financial substance of any proposed amendment to, or assignment of, this Agreement or any other Loan Document;

            (viii) at the written request of a Requesting Party and at the expense of the Borrower, visit the Borrower or Holdings, or both, and inspect the financial and accounting records and take extracts therefrom and make relevant inquiries of each such Person so as to respond to specific questions from the Requesting Party regarding such Person's financial condition and ability to perform its respective obligations under the other Loan Documents;

            (ix) at the direction and expense of the Requesting Party, procure and coordinate the advice of professional advisers necessary for such Requesting Party to perform its obligations and enforce its rights under the Loan Documents; and

            (x) subject to subsection (c) below, at the expense of the Requesting Party, take such other actions as may be reasonably requested in writing by the Requesting Party in respect of the Loan and the Loan Documents, such actions to be upon such terms and conditions as shall be mutually agreed to by the Requesting Party and the Loan Administrator.


      (c) With respect to the Loan Administrator's responsibilities under Sections 8.1(b) above, the Loan Administrator shall not be required to take any action which exposes the Loan Administrator to liability or which is contrary to this Agreement, any other Loan Document, the Board Guarantee or applicable law. The execution and delivery of this Agreement by the Loan Administrator shall not give rise to any implied duties or fiduciary obligations of the Loan Administrator to any Requesting Party or any other Person. The Board hereby acknowledges and agrees that the failure of the Loan


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Administrator to perform any of its obligations hereunder shall not invalidate or otherwise affect the Board Guarantee.

      (d) Except as permitted in subsection (b)(iv) above, the Loan Administrator shall not be permitted to assign any of its obligations hereunder, enter into sub-servicing agreements or otherwise delegate any of its duties under this Agreement without the prior written consent of the Requisite Lenders and the Board. The Loan Administrator hereby acknowledges and agrees that the fees and expenses payable to any sub-servicer retained by it in accordance with this Agreement shall be paid out of the fees payable by the Borrower to the Loan Administrator under Section 2.8(e).

      (e) The Loan Administrator may retain legal counsel (including counsel for the Loan Administrator), independent public accountants and other experts or advisers as desirable to provide the services set forth in Section 8.1(b), and shall be reimbursed by the Borrower for the reasonable associated costs and such other reasonable expenses as the Loan Administrator shall incur in providing such services. The Borrower shall be responsible for such costs and expenses with respect to the services set forth in Section 8.1(b)(viii) hereof (calculated in the manner set forth in Section 2.8(e)(iv)), and a Requesting Party shall be responsible for the costs and expenses with respect to the services set forth in Section 8.1(b)(ix) and (x) if requested by such Requesting Party (calculated in the manner set forth in Section 2.8(e)(iv)).

      (f) In the event that any of the Lenders or the Board shall request that the Loan Administrator provide additional services to it under Section 8.1(b)(x) or which are otherwise outside the scope of the services to be provided by the Loan Administrator hereunder, the Loan Administrator shall, to the extent it agrees to provide such additional services to such party, be entitled to charge such party such additional fees. Unless otherwise agreed to by such Person and the Loan Administrator, the terms and conditions of this Article VIII shall apply to the provision by the Loan Administrator of such additional services to such party.

      SECTION 8.2. LOAN ADMINISTRATOR'S RELIANCE. (a) The Loan Administrator shall be entitled to rely upon any note, notice, consent, certificate, affidavit, letter, telegram, teletype message, facsimile transmission, statement, order or other document in good faith believed by it to be genuine and correct and to have been signed or sent by the proper person or persons and, in respect of legal matters, upon the opinion of counsel selected by the Loan Administrator.

      (b) Neither the Loan Administrator nor any of its directors, officers, agents or employees shall be liable to any Lender, the Board or any Counter-Guarantor for any action taken or omitted to be taken by it or by such directors, officers, agents or employees under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Loan Administrator: (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable to any Lender or the Board for any action taken or omitted to be taken in good faith


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
by it in accordance with the advice of such experts; (ii) except as provided in
Section 8.1(b) above, shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Note or any other Loan Document on the part of Holdings or the Borrower or to inspect the property (including the books and records) of Holdings, the Borrower or any of their respective Subsidiaries; (iii) except as otherwise provided in this Article VIII, shall not be responsible to any Lender or the Board for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Note or any other Loan Document, or any other instrument or document furnished pursuant thereto; and
(iv) shall incur no liability under or in respect to this Agreement, the Note or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, facsimile transmission, cable or telex) in good faith believed by it to be genuine and signed or sent by the proper party or parties.

      (C) IN NO EVENT SHALL THE LOAN ADMINISTRATOR, ITS EMPLOYEES, OFFICERS, DIRECTORS OR AGENTS BE LIABLE FOR CONSEQUENTIAL, SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR EXEMPLARY DAMAGES, COSTS, EXPENSES, OR LOSSES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS AND OPPORTUNITY COSTS). THE LENDERS AND THE BOARD AGREE THAT THE LOAN ADMINISTRATOR, ITS EMPLOYEES, OFFICERS, DIRECTORS AND AGENTS SHALL NOT BE LIABLE TO THE LENDERS AND THE BOARD FOR ANY ACTIONS, DAMAGES, CLAIMS, LIABILITIES, COSTS, EXPENSES OR LOSSES IN ANY WAY ARISING OUT OF OR RELATING TO THE PERFORMANCE OR NONPERFORMANCE OF SERVICES HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT FOR AN AGGREGATE AMOUNT IN EXCESS OF THE FEES PAID BY THE LENDERS AND THE BOARD TO THE LOAN ADMINISTRATOR IN PERFORMING THE SERVICES DESCRIBED HEREIN. NO TERMS OF THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT SHALL BENEFIT OR CREATE ANY RIGHT OR CAUSE OF ACTION IN OR ON BEHALF OF ANY PERSON OR ENTITY OTHER THAN THE LENDERS AND THE BOARD. THE PROVISIONS OF THIS SUBSECTION SHALL APPLY REGARDLESS OF THE FORM OF ACTION, DAMAGE, CLAIM, LIABILITY, COST, EXPENSE, OR LOSS, WHETHER IN CONTRACT, STATUTE, TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE), OR OTHERWISE.

      SECTION 8.3. INDEMNIFICATION. The Borrower, Holdings and each Requesting Party (other than the Board) agrees to indemnify the Loan Administrator and its directors, officers, employees, advisors and representatives from and against any and all costs, losses, liabilities, claims, damages or expenses (excluding Taxes) which may be incurred by or asserted or awarded against the Loan Administrator in any way relating to or arising out of the services provided by the Loan Administrator on behalf of and at the request of such Requesting Party in connection with this Agreement or any action taken or omitted by the Loan Administrator under this Agreement or any Loan Document or both on behalf of and at the request of such Requesting Party; provided, however, that none of the Borrower, Holdings or any Requesting Party shall be liable for any portion of



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
such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Loan Administrator's gross negligence or willful misconduct. Without limitation of the foregoing, and to the extent that the Loan Administrator is not reimbursed therefore by the Borrower under any Loan Document, any Requesting Party requesting the Loan Administrator to take any action hereunder on its behalf agrees to reimburse the Loan Administrator promptly upon demand (but in all events within 30 days after written request) for any and all fees of the Loan Administrator, reasonable out-of-pocket costs and expenses (including counsel fees) incurred by the Loan Administrator in connection with the performance of the requested services requested by such Requesting Party hereunder and under the Loan Documents; provided that the Loan Administrator shall provide prompt written notice to the Requesting Party (a) at such time as the Actual Costs for the services provided by the Loan Administrator during any twelve month period beginning with the most recent anniversary of the Closing Date exceed eighty percent (80%) of the amount of fees actually paid by the Borrower to the Loan Administrator under Section 2.8(e)(i) for such period (including, for purposes of calculating the fees paid by the Borrower in any such period, the amount of fees carried over in accordance with Section 2.8(e)(ii) from a prior period in which the Actual Costs were less than $[...***...]), and (b) of the Borrower's failure to pay any outstanding fees, costs or expenses of the Loan Administrator. Except as provided in the preceding sentence regarding reimbursement, in no event shall the Board be obligated to indemnify the Loan Administrator or any of its directors, officers, employees, advisors, representatives or any other party under any circumstances.

      SECTION 8.4. SUCCESSOR LOAN ADMINISTRATOR. The Loan Administrator may resign at any time by giving 30 days prior written notice thereof to the Lenders and the Board and may be removed at any time with or without cause by the Requisite Lenders and the Board; provided, however, that the Loan Administrator shall continue to perform all Loan Administrator functions hereunder until a successor Loan Administrator shall have been appointed. Upon any such resignation or removal, the Requisite Lenders shall have the right to appoint a successor Loan Administrator, subject to confirmation by the Board. If no successor Loan Administrator shall have accepted such appointment within 120 days after the retiring Loan Administrator's giving of notice of resignation or the removal of the Loan Administrator, the Loan Administrator may appoint a successor Loan Administrator who shall be willing to accept such appointment. Upon the acceptance of any appointment as Loan Administrator hereunder by a successor Loan Administrator, such successor Loan Administrator shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Loan Administrator, and the retiring or removed Loan Administrator shall be discharged from its duties and obligations as Loan Administrator under this Agreement. After any Loan Administrator's resignation or removal hereunder as Loan Administrator the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Loan Administrator under this Agreement.

      SECTION 8.5. CONFLICT OF INTEREST. (a) The Lenders and the Board acknowledge and agree that (i) there is an existing contract between the Department of the Treasury and KPMG Consulting, LLC (a wholly-owned subsidiary of the Loan

                                             ***Confidential Treatment Requested

Administrator), dated November 26, 2001 under which KPMG Consulting, LLC provides support for the Board's Air Carrier Loan Guarantee Program; (ii) the Loan Administrator may at any time and from time to time be an Affiliate of the Agent, any Lender, any Counter-Guarantor or any participant in the Loan; (iii) in addition to serving as Loan Administrator under this Agreement, the Loan Administrator may at any time and from time to time service, manage or enter into other commercial arrangements with respect to other property, loans and assets of the Agent, any Lender, any Counter-Guarantor or any participant in the Loan (each a "Loan Administrator Relationship"); (iv) in the course of conducting such activities or the services to be provided by it hereunder, or both, the Loan Administrator may from time to time have conflicts of interest by virtue of the Agent, any Lender, any Counter-Guarantor or any participant in the Loan being an Affiliate of the Loan Administrator or by virtue of a Loan Administrator Relationship or both; and (v) the Lenders and Board expressly recognize that such conflicts of interest may arise, do hereby waive such conflicts and agree that when such conflicts of interest arise the Loan Administrator shall perform the services to be provided by it hereunder in a professional, diligent and workmanlike fashion. The parties hereto further acknowledge and agree that the Loan Administrator, in its capacity as Loan Administrator, is not acting as an Affiliate of any of the parties hereto, and the performance of the Loan Administrator obligations hereunder shall not affect any right or remedy which the Agent, any Lender, any Counter-Guarantor or any participant in the Loan may have under any Loan Document, any Counter-Guarantee or the Board Guarantee whether or not any such Person is an Affiliate of the Loan Administrator. Each Requesting Party expressly acknowledges and agrees that at all times it shall take such action or omit to take such action hereunder based on its own independent analysis of the relevant transaction and attendant facts and circumstances.

      (b) Notwithstanding any provision herein to the contrary, if in connection with the provision of Services, a conflict of interest shall exist that, in the good faith opinion of the Loan Administrator, requires an arm's-length negotiation between the Loan Administrator, on the one hand, and any Affiliate of the Loan Administrator, Loan Administrator Relationship or a Requesting Party, on the other hand, and the Loan Administrator believes it would not be appropriate for the Loan Administrator to act on behalf of the Requesting Party in connection with such matter, then the Loan Administrator shall withdraw from acting as Loan Administrator in connection with the negotiation of the issue giving rise to such conflict of interest by giving written notice to the Requesting Party not more than ten (10) Business Days after it has made such determination. In such event, the Requesting Party shall be entitled to appoint an independent representative to act on its behalf and at its expense for purposes of the matter giving rise to such conflict of interest, and the Loan Administrator shall have no responsibility or liability to the Requesting Party with respect to such matter. During the period of such independent representative's appointment, the Loan Administrator shall continue to perform its ordinary functions as Loan Administrator to the extent that the performance of the Loan Administrator does not, in the reasonable opinion of the Requesting Party, directly or indirectly affect the matter giving rise to the conflict of interest.




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
      SECTION 8.6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE LOAN ADMINISTRATOR. The Loan Administrator hereby represents, warrants and covenants with the Lenders and the Board as follows:

      (a) it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation;

      (b) it has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, and this Agreement has been duly authorized by it by all necessary corporate action;

      (c) no authorization, consent or approval of any governmental authority, regulatory body or other Person is required for the due authorization, execution, delivery or performance by it of this Agreement;

      (d) this Agreement has been duly executed and delivered by it and constitutes a legal and binding obligation of it, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, relating to the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

      (e) the execution, delivery and performance by it of this Agreement does not violate any provision of any existing law or regulation or any material agreement to which it is subject or to which it is a party or result in the creation of any Lien;

      (f) it has all corporate power and governmental licenses, authorizations, and consents and approvals required to carry on its business as now conducted, except where the failure to have such licenses, authorizations, and consents and approvals would not have a material adverse effect on its ability to perform its duties under this Agreement; and

      (g) it will maintain and implement administrative and operating procedures, and keep and maintain all documents, books, computer records and other information reasonably necessary or advisable for the performance of the services to be provided by it hereunder

                                   ARTICLE IX

                                    THE AGENT

      The parties hereto agree as follows:


      SECTION 9.1 AUTHORIZATION AND ACTION. Each Lender hereby appoints and authorizes the Agent to take such action as administrative agent on its behalf and to


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
exercise such powers under this Agreement and the Note as are delegated by such Lender to it as Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and the Agent hereby accepts such authorization and appointment. As to any matters not expressly provided for by this Agreement and the Note or provided for with specific reference to this
Section 9.1 (including, without limitation, enforcement or collection of the Note), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from action) upon the instructions of the Board or, if the Board Guarantee is no longer in full force and effect, the Requisite Lenders and such instructions shall be binding upon all Lenders; provided, however, that the Agent shall not be required to take any action which exposes the Agent to liability or which is contrary to this Agreement, the Board Guarantee, any Counter-Guarantee, any Counter-Guarantor Letter of Credit or the Note or applicable law. As to any provisions of this Agreement under which action may be taken or approval given by the Requisite Lenders or the Board or both, as the case may be, the action taken or approval given by the Requisite Lenders or the Board or both, as the case may be, shall be binding upon all Lenders to the same extent and with the same effect as if each Lender had joined therein. The Agent shall be entitled to rely upon any note, notice, consent, certificate, affidavit, letter, telegram, teletype message, facsimile transmission, statement, order or other document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons and, in respect of legal matters, upon the opinion of counsel selected by the Agent. The Agent may deem and treat the payee of the Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of the Note shall be conclusive and binding on any subsequent holder, transferee or assignee of the Note.

      SECTION 9.2. AGENT'S RELIANCE, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to any Lender, the Loan Administrator or the Board for any action taken or omitted to be taken by it or by such directors, officers, agents or employees under or in connection with this Agreement, the Note or any other Loan Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable to any Lender, the Loan Administrator or the Board for any action taken or omitted to be taken in good faith by it in accordance with the advice of such experts; (ii) makes no warranty or representation to any Lender, the Loan Administrator or, except as expressly provided in the Board Guarantee, the Board and shall not be responsible to any Lender, the Loan Administrator or, except as expressly provided in the Board Guarantee, the Board for any statements, warranties or representations (whether oral or written) made in or in connection with this Agreement, the Note or any other Loan Document; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Note or any other Loan Document on the part of Holdings or the Borrower or to inspect the property (including the books and records) of Holdings, the Borrower or any of their respective Subsidiaries; (iv) shall not be responsible to any

Lender, the Loan Administrator or the Board for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Note or any other Loan Document, or any other instrument or document furnished pursuant thereto; (v) shall incur no liability under or in respect to this Agreement, the Note or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, facsimile transmission, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties; and (vi) may deem and treat each Lender which makes a loan hereunder as the holder of the indebtedness resulting therefrom for all purposes hereof until the Agent receives and accepts an Assignment and Acceptance Agreement entered into by such Lender, as assignor, and an eligible assignee as provided in Section 10.2 hereof.

      SECTION 9.3 AGENT AND AFFILIATES. If and so long as the Agent shall remain a Lender, the Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include the Agent in its individual capacity. Unrelated to its role as Agent as set forth herein, the Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, Holdings, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower, all as if it were not the Agent hereunder and without any duty to account therefor to the Lenders.

      SECTION 9.4. REPRESENTATIONS OF THE LENDERS AND OF THE BOARD. Each Lender, the Loan Administrator and the Board has actively engaged in the negotiation of all of the terms of this Agreement. The Board has met with the Borrower and Holdings to discuss the business, affairs, financial condition and prospects of the Borrower. The Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Lender, the Loan Administrator or the Board with any credit or other information with respect to the Borrower whether coming into its possession as of the date of this Agreement or at any time thereafter, or to notify any Lender, the Loan Administrator or the Board of any Event of Default except as provided in Section 9.5 hereof. This Agreement and all instruments or documents delivered in connection with this Agreement have been reviewed and approved by each Lender, the Loan Administrator and the Board and none of the Lenders, the Loan Administrator nor the Board have relied on the Agent as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder.

      SECTION 9.5. EVENTS OF DEFAULT; TERMINATION OF BOARD GUARANTEE.

      (a) In the event of the occurrence of any Default or Event of Default, any Lender, any Counter-Guarantor or the Board knowing of such event may (but shall have no duty to), or the Borrower pursuant to Section 5.1(v) hereof shall, give the Agent written notice specifying such Event of Default or other event and expressly stating that such notice is a "notice of default". The Agent shall not be deemed to have knowledge of such events unless the Agent has received such notice, or unless the Event of Default consists of a failure of payment of principal or interest on the Note. In the event that the Agent receives such a notice of the occurrence of an Event of Default, the Agent shall give written notice thereof to the Lenders, the Counter-Guarantors, the Loan Administrator and the Board. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed in writing by the Board or, if the Board Guarantee is no longer in full force and effect, the Requisite Lenders, provided, however, that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable and in the best interest of the Lenders and of the Board.

      (b) In the event the Agent shall receive any notice from the Board to the effect that (i) the Board has the right to terminate the Board Guarantee under
Section 2.05 thereof, (ii) any portion of the Board Guarantee has terminated under Section 2.04 thereof or otherwise, or (iii) the Board Guarantee shall for any reason have ceased to be in full force and effect or the Board shall have asserted that any of its obligations thereunder is invalid or unenforceable, the Agent shall promptly give written notice thereof to the Lenders. The Agent shall not be deemed to have knowledge of any such event unless the Agent has received such notice (except if any such event results from the failure of the Agent to perform any of its obligations under the Board Guarantee).

      SECTION 9.6. AGENT'S RIGHT TO INDEMNITY. Except for action expressly required of the Agent hereunder without instructions from any Person, the Agent shall be fully justified in failing or refusing to take any action hereunder on behalf of any Lender or the Board unless it shall first be indemnified to its satisfaction by such Lender or the Board, as the case may be, against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

      SECTION 9.7. INDEMNIFICATION OF AGENT. The Lenders hereby agree to indemnify the Agent and all affiliates, directors, officers, employees, advisors and representatives thereof (to the extent not reimbursed by the Borrower), ratably as most recently in effect prior to the date indemnification is sought, from and against any and all costs, losses, liabilities, claims, damages or expenses which may be incurred by or asserted or awarded against the Agent in any way relating to or arising out of this Agreement and/or the Note or any action taken or omitted by the Agent under this Agreement and/or the Note; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the administration, or enforcement of, or the preservation of any rights under, this Agreement and/or the Note, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

      SECTION 9.8. SUCCESSOR AGENT. The Agent may with the consent (not to be unreasonably withheld), of the Lenders, the Board and the Counter-Guarantors, resign at any time by giving written notice thereof to the Lenders, the Board, the Counter-Guarantors and the Borrower and may be removed at any time with cause (or, following the Board's honoring of a demand for payment in accordance with the Board Guarantee, without cause) by the Board. Upon any such resignation or removal, the Borrower shall have the right to appoint a successor Agent, subject to confirmation by the Board, the Lenders and the Counter-Guarantors. If no successor Agent shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Board's removal of the Agent the Agent may, with the consent (not to be unreasonably withheld) of the Board, the Lenders and the Counter-Guarantors, appoint a successor Agent who shall be willing to accept such appointment. In any event such successor Agent shall be a commercial bank organized under the laws of the United States of America or of any State thereof and shall have a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent shall be discharged from its duties and obligations as agent under this Agreement. After any Agent's resignation or removal hereunder as Agent the provisions of this Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


                                    ARTICLE X

                                  MISCELLANEOUS


      SECTION 10.1. AMENDMENTS, WAIVERS, ETC.

      (a) No amendment, modification or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and (i) so long as the Board Guarantee is in full force and effect, signed by the Board or (ii) if the Board Guarantee is no longer in effect, signed by the Requisite Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, modification, waiver or consent shall, unless in writing and signed by each Lender and each Counter-Guarantor, do any of the following:

            (i) subject the Lenders or the Counter-Guarantors to any additional obligations;

            (ii) change the scheduled final maturity of the Loan, or change the amount or date for payment of any date fixed for the payment or reduction of principal;

            (iii) change the principal amount of the Loan (other than by the payment or prepayment thereof);

            (iv) change the rate of interest on the Loan or any fee, indemnity or other amount payable to any Lender or Counter-Guarantor;

            (v) change any date fixed for payment of such interest, indemnity or other amount or fees;

            (vi) amend the definition of "Requisite Lenders" or this Section 10.1(a);

            (vii) modify the application of payments to the Loan under Section 2.9; or

            (viii) amend or modify any material provision of Articles II, III, IV, IX, Sections 5.1 (other than 5.1(i)(b)), 5.2, 5.5, 6.1(A)(ii), 6.3,
      6.4, 7.1 (other than to add Events of Default), 10.1, 10.2, 10.3, 10.4,
      10.6, 10.7, 10.10, 10.11, 10.12, 10.13, 10.16 and 10.18 or any of the
      definitions as relevant thereto;

and provided, further, that no amendment, modification, waiver or consent shall, unless in writing and signed by the Agent in addition to the Persons required above to take such action, affect the rights or duties of the Agent, as the case may be, under this Agreement, the other Loan Documents, any Counter-Guarantee or the Board Guarantee.

      (b) The Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

      (c) Notwithstanding anything herein to the contrary, in the event that the Borrower shall have requested each of the Lenders and the Counter-Guarantors, in writing, to agree to an amendment, modification, waiver or consent with respect to any particular provision or provisions hereof, and any such Lender or Counter-Guarantor shall have failed to state, in writing, that it either agrees or disagrees (in full or in part) with such request (in the case of its statement of agreement, subject to satisfactory documentation and such other conditions it may specify) within 30 days of such request, then such Lender or Counter-Guarantor hereby irrevocably authorizes the Agent to agree or disagree, in full or in part, and in the Agent's sole discretion, to such requests on behalf of such Lender or Counter-Guarantor as such Lender's or Counter-Guarantor's attorney-in-fact and to execute and deliver any writing approved by the Agent which evidences such agreement as such Lender's or Counter-Guarantor's duly authorized agent for such purposes.

      (d) In connection with any proposed amendment, modification, waiver or termination (a "Proposed Change") requiring the consent of all affected Lenders, if the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 10.1 being referred to as a "Non-Consenting Lender"), then, so long as the Lender that is acting as the Agent is not a Non-Consenting Lender, at the Borrower's request, the Agent or an Eligible Lender that is acceptable to the Agent and the Board shall have the right with the Agent's consent and in the Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Agent's request, sell and assign to the Lender that is acting as the Agent or such Eligible Lender, all of the portion of the Loan of such Non-Consenting Lender for an amount equal to the principal balance of such portion of the Loan held by the Non-Consenting Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment and Acceptance.


      SECTION 10.2. ASSIGNMENTS AND PARTICIPATIONS.

      (a) Each Lender may sell, transfer, negotiate or assign either in whole or in part to one or more Eligible Lenders its rights and obligations hereunder and under the Note and the other Loan Documents without the prior consent of the Borrower but with the consent, not to be unreasonably withheld, of the Agent, and, except as otherwise provided in Section 10.2(d), the prior written approval of the Board (such consent, in the case of an assignment to an Affiliate of the Initial Lender that is an Eligible Lender, not to be unreasonably withheld); provided, that (i) the assigning Lender shall give prompt written notice to the Agent and the Board of the terms of and the parties to any such assignment, (ii) the proposed assignee shall provide to the Agent and the Board all documentation and certificates as required by the Agent and the Board to confirm to the Agent's and the Board's satisfaction that such proposed assignee is an Eligible Lender, and (iii) the Borrower will not be obligated to pay any greater amount under Section 2.10(c) or Section 2.12(a) (in respect of increased costs or Indemnified Taxes imposed pursuant to applicable law in effect on the date of such assignment) to the assignee than the Borrower is then obligated to pay to the assigning Lender under such Sections; provided, however, that the consent of the Board shall not be required for any assignment which occurs after payment in full has been made under the Board Guarantee or the Board Guarantee shall have terminated.

      (b) The parties to each assignment shall execute and deliver to the Agent, for its acceptance and recording, an Assignment and Acceptance, and the assignee, if a Non-U.S. Person, shall deliver to the Borrower, the Agent and each Counter-Guarantor, on or prior to the date of the assignment, two completed copies of either IRS Form W-8BEN or W-8ECI or other applicable form, certificate or document required to satisfy the requirements of Section 2.12. Upon such execution, delivery and acceptance and the receipt by the Agent of an assignment fee in the amount of $10,000 (which shall be for the account of the Borrower), the Agent shall record such Assignment and Acceptance and from and after the effective date specified in such Assignment and Acceptance (i) the assignee thereunder of all or any portion of the Loan shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender and (ii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except those which survive the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

      (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, (iii) give prompt notice thereof to the Borrower and (iv) shall give prompt written notice of the terms of and parties to any such assignment.

      (d) In addition to the other assignment rights provided in this Section 10.2, each Lender may assign, without the prior consent of the Borrower, the Agent or the Board as collateral or otherwise, any of its rights under this Agreement to any Federal Reserve Bank pursuant to Regulation A of the Federal Reserve Board, provided, however, that no such assignment shall release the assigning Lender from any of its obligations hereunder.

      (e) Each Lender may, without the prior consent of the Borrower or any other Person, sell participations, to the extent permitted by the Regulations and except as provided in Section 5.04(b) of the Board Guarantee, in or to all or a portion of its rights and obligations hereunder and under the Note and the other Loan Documents (any such purchaser of a participation being referred to as a "Participant"); provided that (i) neither the Note nor the Board Guarantee is assigned, conveyed, sold or transferred in whole or in part, (ii) the Board's ability to assert any and all defenses available to it under the Board Guarantee and the law is not adversely affected and (iii) the Borrower will not be obligated to pay any greater amount under Section 2.10(c) or Section 2.12(a) (in respect of increased costs or Indemnified Taxes imposed pursuant to applicable law in effect on the date of such participation) to the Participant than the Borrower is then obligated to pay to any selling Lender under such Sections. In the event of the sale of any participation by any Lender, (A) such Lender's obligations under the Loan Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (C) such Lender shall remain the holder of such Obligations for all purposes of this Agreement, (D) the Agent, the Board and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (E) each Participant, if a Non-U.S. Person, shall deliver to the Borrower, the Agent and each Counter-Guarantor, on or prior to the date of the sale of the participation, two completed copies of either IRS Form W-8BEN or W-8ECI or other applicable form, certificate or document required to satisfy the requirements of Section 2.12. Any Participant will be entitled to the benefits of Sections 2.10(c), 2.10(e), 2.11 and 2.12 to the same extent as if such Person were a Lender.


      SECTION 10.3. COSTS AND EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to pay promptly
(i) all costs and expenses incurred by the Loan Administrator, the Initial Lender, each Counter-Guarantor and the Agent in connection with the negotiation, preparation, execution and delivery of the Loan Documents, the Servicing Agreement, each Counter-Guarantee, the Board Guarantee and all documents relating thereto (including reasonable legal fees and expenses), (ii) all costs and expenses incurred by the Loan Administrator, the Lenders, the Counter-Guarantors, any Participant and the Agent in connection with any consents, amendments, waivers or other modifications hereto or thereto (including reasonable legal fees and expenses), (iii) all costs and expenses incurred by the Agent in connection with the syndication of the Loan (if any), and (iv) all costs and expenses, including reasonable legal fees and expenses incurred by the Agent, Lenders, the Loan Administrator, each Counter-Guarantor and any Participant in enforcing any Obligations of, or in collecting any payments due from, the Borrower hereunder or under the other Loan Documents.


      SECTION 10.4. INDEMNITIES. Whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to defend, indemnify, pay and hold harmless the Board, the Agent, the Lenders, the Loan Administrator, each Counter-Guarantor and their respective Affiliates, officers, directors, employees, agents and advisors (collectively called the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for such Indemnitees, but excluding Taxes), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes and rules or regulations), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner arising out of this Agreement, the other Loan Documents, any Counter-Guarantee or the transactions contemplated hereby or thereby (including, without limitation, the use or intended use of the proceeds of the Loan) or the syndication of the Loan or any statement contained in the Application or otherwise made by or on behalf of the Borrower to the Board or any breach or default by the Borrower of any provision of the Loan Documents (collectively called the "Indemnified Liabilities"); provided that the Borrower shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise (i) from the gross negligence or willful misconduct of that Indemnitee (as actually and finally determined by a final, non-appealable judgment of a court of competent jurisdiction) and only to the extent such Indemnified Liabilities constitute direct (as opposed to special, indirect, consequential or punitive) damages or (ii) constitute ordinary and usual operating or overhead expenses of an Indemnitee (excluding, without limitation, costs and expenses of any outside counsel, consultant or agent). To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. No Indemnitee shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Borrower or any of its security holders or creditors for or in connection with the transactions contemplated hereby, except to the extent such liability is determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnitee's gross negligence or willful misconduct. In no event, however, shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).


      SECTION 10.5. RIGHT OF SET-OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, to the fullest extent permitted by law, each Lender is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to that Lender under this Agreement, the Note, and the other Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Note, or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loan or any other amounts due hereunder shall have become due and payable pursuant to Section 7.2 and although said obligations and liabilities, or any of them, may be contingent or unmatured.


      SECTION 10.6. SHARING OF PAYMENTS, ETC.


      The Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due" to each Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify the Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them, provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.


      SECTION 10.7. NOTICES, ETC. Unless otherwise specifically provided herein, any notice, request or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, or upon receipt of telefacsimile, or five Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices shall not be effective until received. For the purposes hereof, the address of each party hereto and each Counter-Guarantor shall be as set forth under such party's name on Annex A, or (i) as to the Borrower and the Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party hereto, such other address as shall be designated by such party in a written notice delivered to the Agent.


      SECTION 10.8. NO WAIVER; REMEDIES. No failure on the part of the Board, any Lender or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.


      SECTION 10.9. INDEPENDENCE OF COVENANTS. All covenants under this Agreement shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.


      SECTION 10.10. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed in accordance with, the law of the State of New York; provided, that in the event the Board becomes a Lender pursuant to the Board Guarantee, the rights and obligations of the Board hereunder shall be governed by, and construed in accordance with, the Federal law of the United States of America, if and to the extent such Federal law is applicable, and otherwise in accordance with the law of the State of New York.


      SECTION 10.11. SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.

      (e) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

      (f) The Borrower hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Agreement or any of the other Loan Documents by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to the Borrower in accordance with the provisions of Section 10.7. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.


      (c) Nothing contained in this Section 10.11 shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.


      SECTION 10.12. WAIVER OF JURY TRIAL. The Borrower irrevocably waives trial by jury in any action or proceeding with respect to this Agreement or any other Loan Document.


      SECTION 10.13. MARSHALING; PAYMENTS SET ASIDE. Neither the Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Agent for the account of the Board, the Loan Administrator, any Lender or any Counter-Guarantor (each, a "Payee") or any Payee receives payment from exercise of their rights of setoff, and such payment or payments or the proceeds of such setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred, and
(ii) each Payee shall pay and return such amount to the Agent as the Agent may be required to disgorge or otherwise pay to a trustee, receiver or any other party in respect of the portion of the payment from the Borrower distributed by the Agent to such Payee hereunder.


      SECTION 10.14. SECTION TITLES. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.


      SECTION 10.15. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all parties shall be lodged with the Borrower and the Agent.


      SECTION 10.16. THIRD PARTY BENEFICIARY. Each Counter-Guarantor shall be an express third party beneficiary of this Agreement to the extent the provisions of this Agreement by their terms confer upon such Counter-Guarantor any right or remedy and shall be entitled to rely on each representation and warranty of the Borrower hereunder as fully and with the same force and effect as if made expressly to such Counter-Guarantor, and the execution and delivery of its Counter-Guarantee to the Agent shall constitute such Counter-Guarantor's agreement to the provisions of Section 10.18 and further agreement to be bound by the terms and conditions hereof applicable to the Counter-Guarantors (including, without limitation, Sections 2.8, 2.9, 10.13 and 10.18 hereof) in asserting any right or remedy hereunder.


      SECTION 10.17. SEVERABILITY. In case any provision in or obligation under this Agreement or the Note shall be invalid, illegal or unenforceable in any jurisdiction the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.


      SECTION 10.18. CONFIDENTIALITY. Each party hereto (other than the Board) and each Counter-Guarantor shall, and shall procure that its respective officers, employees and agents shall, keep confidential and shall not, without the prior written consent of the other parties, disclose to any third party this Agreement, any other Loan Document or any of the information, reports or documents supplied by or on behalf of such other party not otherwise publicly available, except that a party shall be entitled to disclose this Agreement, any other Loan Document, and any such information, reports or documents:

            (i) in connection with any proceeding arising out of or in connection with this Agreement, any of the other Loan Documents, the Board Guarantee or any Counter-Guarantee to the extent that such party may reasonable consider necessary to protect its interest; or

            (ii) to any potential assignee or transferee of any party's rights under this Agreement or any of the Loan Documents or any Counter-Guarantor's rights under its Counter-Guarantee or any other person proposing to enter into contractual arrangements with any party in relation to this Agreement, any of the other Loan Documents, the Board Guarantee or any Counter-Guarantee subject to the relevant party obtaining an undertaking from such potential assignee or transferee or other person in corresponding terms to this Section 10.18; or


            (iii) pursuant to any applicable laws, ordinances, judgments, decrees, injunctions, writs, rules, regulations, orders, interpretations, licenses, permits and orders of any competent court, arbitrator or governmental agency or authority in any relevant jurisdiction; or

            (iv) to bank examiners or any other regulatory authority or rating agencies or similar entities, if requested to do so; or

            (v) to its auditors, legal, tax or to other professional advisers;
      or

            (vi) to its Affiliates and their respective directors, officers, employees and agents.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       AMERICA WEST AIRLINES, INC.


                                       By: /s/ W. Douglas Parker
                                       ----------------------------------------
                                       Name: W. Douglas Parker
                                       Title: Chairman, President and Chief
                                              Executive Officer


                                       CITIBANK, N.A.,
                                       as Initial Lender

                                       By: /s/ S. Khettry
                                       ----------------------------------------

                                       Name: S. Khettry
                                       Title: Managing Director


                                       KPMG CONSULTING, INC.,
                                       as Loan Administrator

                                       By: /s/ Timothy F. Kerry
                                       ----------------------------------------
                                       Name: Timothy F. Kerry
                                       Title: Managing Director


                                       CITIBANK, N.A.,
                                       as Agent

                                       By: /s/ S. Khettry
                                       ----------------------------------------
                                       Name: S. Khettry
                                       Title: Managing Director


                                       AIR TRANSPORTATION
                                       STABILIZATION BOARD


                                       By:  /s/ Joseph P. Adams, Jr.
                                       ----------------------------------------
                                       Name: Joseph P. Adams, Jr.
                                       Title: Executive Director

                                    EXHIBIT A

                            ASSIGNMENT AND ACCEPTANCE

                  ASSIGNMENT AND ACCEPTANCE dated as of _________, ____ between ______________ (the "Assignor") and ______________ (the "Assignee").

         Reference is made to the Loan Agreement, dated as of January 18, 2002 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), among the Borrower, Citibank, N.A.., as Initial Lender and as Agent, KPMG Consulting, Inc.. as the Loan Administrator, and Air Transportation Stabilization Board. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Loan Agreement.

         The Assignor and the Assignee hereby agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, [all of] [a __% interest in] the Assignor's rights and obligations under the Loan Agreement and the Note. The principal amount of the portion of the Loan and the Note assigned to the Assignee are set forth in Section 1 of
         Schedule I [and the principal amount of the Loan and the Note retained by the Assignor after giving effect to such sale and assignment are set forth in Section 2 of Schedule I.].

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto.

3. The Assignee (i) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (ii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender; (iv) represents and warrants that it is an Eligible Lender; (v) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; and (vi) specifies as its Lending Office (and address for notices) the office set forth beneath its name on the signature pages hereof.

4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Agent (with a copy to the Board) for acceptance and recording by the Agent, together with an assignment fee of $10,000. The effective date of this Assignment and Acceptance shall be __________ or such later date as of which the Board shall have consented to the sale and assignment of [all of] [a __% interest in] the Assignor's rights and obligations under the Loan Agreement and the Note to the Assignee as provided herein and as evidenced by its signed confirmation thereof set forth on the signature pages hereof (the "Effective Date").

5. Upon such acceptance and recording by the Agent, then, as of the Effective Date, (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations under the Loan Agreement of a Lender and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (except those which survive the payment in full of the Obligations) other than those relating to events or circumstances occurring prior to the Effective Date and be released from its obligations under the Loan Documents.

6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Loan Documents in respect of the interest assigned hereby (i) to or for the account of the Assignee, in the case of amounts accrued with respect to any period on or after the Effective Date, and (ii) to or for the account of the Assignor, in the case of amounts accrued with respect to any period prior to the Effective Date.

7. This Assignment and Acceptance shall be governed by, and be construed in accordance with, the law of the State of New York.

8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

                  In witness whereof, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                                     [Assignor]



                                                     By:________________________
                                                        Name:
                                                        Title:


                                                     [Assignee]

                                                     By:________________________
                                                        Name:
                                                        Title:

                                                     Lending Office (and
                                                           address for notices):


                                                     [Address]


Accepted this_____________ day
of ________________________, ____

[               ],
as Agent


By:___________________________
   Name:
   Title:


The Board hereby confirms its consent to this Assignment and Acceptance in accordance with the provisions of Section 10.2 of the Loan Agreement

Air Transportation Stabilization Board


By:________________________________
   Name:
   Title:

                                   SCHEDULE I
                                       TO
                            ASSIGNMENT AND ACCEPTANCE

SECTION 1.

Aggregate Outstanding Principal Amount of the Loan
and of the Note Assigned to Assignee:                     $_________________

SECTION 2.

Aggregate Outstanding Principal Amount of the Loan
and the Note retained by Assignor:                        $_________________

                                    EXHIBIT B

                                  FORM OF NOTE

                                                              New York, New York
$ __________                                                    January __, 2002

               FOR VALUE RECEIVED, the undersigned AMERICA WEST AIRLINES, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to CITIBANK, N.A. as Agent, for the account of the Lenders, the principal amount set forth above, or, if less, the aggregate unpaid principal amount of the Loan, payable at such times, and in such amounts, as are specified in the Loan Agreement. The Borrower hereby promises to pay interest on the unpaid principal amount of the Loan from the date hereof until such principal amount is paid in full, at the rate or rates, and payable at such times as are specified in the Loan Agreement.

               This Note shall be payable at the principal office of the Agent presently located at 399 Park Avenue in New York City.

               This Note is the "Note" referred to in that certain Loan Agreement, dated as of January 18, 2002 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), among the Borrower, Citibank, N.A., as the Initial Lender and as Agent, KMPG Consulting, Inc., as the Loan Administrator, and Air Transportation Stabilization Board and entitled to the benefits thereof. Capitalized terms used herein and not defined herein are used herein as defined in the Loan Agreement.

               Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower. This Note may be prepaid solely as provided in the Loan Agreement and may be accelerated in whole or in part as provided in the Loan Agreement.

               This Note shall be governed by, and construed in accordance with, the law of the State of New York; provided, that in the event the Board becomes a Lender pursuant to the Board Guarantee, the rights and obligations of the Board hereunder shall be governed by, and construed in accordance with, the Federal law of the United States of America, if and to the extent such Federal law is applicable, and otherwise in accordance with the law of the State of New York.


               IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the date and at the place set forth above.



                                           AMERICA WEST AIRLINES, INC.

                                           By:  ______________________
                                                Name:
                                                Title:

                                    EXHIBIT C

                               NOTICE OF BORROWING

Citibank, N.A.,
    as Agent under the
    Loan Agreement referred to below Citibank, N.A.
399 Park Avenue,
New York, New York 10043


                                                               January ___, 2002

            Re: AMERICA WEST AIRLINES, INC. (the "Borrower")

         Reference is made to the Loan Agreement, dated as of January 18, 2002 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), among the Borrower, Citibank, N.A., as Initial Lender and as Agent, KPMG Consulting, Inc., as the Loan Administrator, and Air Transportation Stabilization Board. Capitalized terms used herein and not otherwise defined herein are used herein as therein defined.

         The Borrower hereby gives you irrevocable notice, pursuant to Section
2.2 of the Loan Agreement, that the undersigned hereby requests a Borrowing under the Loan Agreement and, in that connection, sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by
Section 2.2 of the Loan Agreement:

            (i) The date of the Proposed Borrowing is January __, 2002 (the "Closing Date").

            (ii) The aggregate amount of the Proposed Borrowing is $________.

         The undersigned hereby certifies that the following statements are true on the date hereof and shall be true on the Closing Date both before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom:

            (i) the representations and warranties set forth in Article IV of the Loan Agreement and in the other Loan Documents are true and correct on and as of the Closing Date before and after giving effect to the Borrowing and to the application of the proceeds therefrom, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; and

            (ii) no Event of Default or event which, with the giving of notice or passage of time or both, would be an Event of Default, has occurred and is continuing on the Closing Date, or would result from the Borrowing, other than the Disclosed Defaults which will be cured after giving effect to the Borrowing and to the application of the proceeds therefrom.


                                               AMERICA WEST AIRLINES, INC.


                                               By:  ____________________________
                                               Name:
                                               Title: [Chief Financial
                                               Officer/President/Chief Executive
                                               Officer]

                                                                       Exhibit D


                            Form of Board Guarantee

================================================================================

                              GUARANTEE AGREEMENT

                          dated as of January 18, 2002

                                     among

                                CITIBANK, N.A.,
                                   as Lender,

                                CITIBANK, N.A.,
                                   as Agent,

                                      and

                     AIR TRANSPORTATION STABILIZATION BOARD

================================================================================

                      ------------------------------------
                          Board Guarantee No. 2002/01
                      ------------------------------------

                                TABLE OF CONTENTS

SECTION 1. DEFINITIONS AND PRINCIPLES OF CONSTRUCTION.................       3

  1.01  Defined Terms.................................................       3
  1.02  Principles of Construction....................................       4

SECTION 2. THE GUARANTEE..............................................       4

  2.01  The Guarantee.................................................       4
  2.02  Coverage of the Guarantee.....................................       4
  2.03  Timely Demand.................................................       4
  2.04  Prohibited Amendments or Transfers............................       5
  2.05  No Acceleration...............................................       5
  2.06  Guarantee Fee.................................................       5
  2.07  Revocation of Borrower's Payment..............................       5

SECTION 3. REPRESENTATIONS AND WARRANTIES.............................       6

  3.01  Representations and Warranties of the Agent...................       6
  3.02  Representations and Warranties of the Lender..................       6

SECTION 4. CLAIM PROCEDURES...........................................       6

  4.01  Failure to Pay................................................       6
  4.02  Demand on the Board...........................................       7
  4.03  Assignment to the Board.......................................       7
  4.04  Conditions of Guarantee.......................................       7
  4.05  Payment by the Board..........................................       7
  4.06  Board Payment Does Not Discharge Borrower.....................       8

SECTION 5. UNDERTAKINGS OF THE AGENT..................................       8

  5.01  Notices.......................................................       8
  5.02  Register......................................................       8
  5.03  Prohibited Amendments.........................................       8
  5.04  Prohibited Transfers..........................................       8
  5.05  Indemnification...............................................       9

SECTION 6. MISCELLANEOUS..............................................       9

  6.01  Governing Law.................................................       9
  6.02  Notices.......................................................      10
  6.03  Benefit of Agreement..........................................      10
  6.04  Entire Agreement..............................................      10
  6.05  Amendment or Waiver...........................................      10
  6.06  Counterparts..................................................      10
  6.07  Severability..................................................      10

                               GUARANTEE AGREEMENT




      This GUARANTEE AGREEMENT dated as of January 18, 2002 (this "Agreement") is made by and among Citibank, N.A., as Lender under and as defined in the Loan Agreement referred to below (together with its successors and permitted assigns, the "Lender"), Citibank, N.A., as agent for the Lender (together with its successors and permitted assigns, the "Agent"), and the Air Transportation Stabilization Board (the "Board").

                                   WITNESSETH:


      WHEREAS, the Board was created pursuant to Section 102 of the Air Transportation Safety and System Stabilization Act, Pub. L. No. 107-42 (the "Act");

      WHEREAS, the Act establishes the Air Carrier Guarantee Loan Program to be administered by the Board in accordance with the Regulations for Air Carrier Guarantee Loan Program, 14 C.F.R. Part 1300, as the same may be amended or modified from time to time (the "Regulations");

      WHEREAS, pursuant to the Act, America West Airlines, Inc. (the "Borrower") has made an application (as set forth in the Amended and Restated Application dated January 18, 2002, the "Application") for the issuance by the Board of a Federal credit instrument (as defined in the Regulations) in the form of a guarantee of a portion of the principal of and interest on a loan to be made to the Borrower by the Lender;

      WHEREAS, the Lender, the Borrower, the Loan Administrator identified therein, the Board and the Agent have, on the date hereof, entered into a loan agreement (the "Loan Agreement") providing for the Lender to extend a loan (the "Loan") to the Borrower upon the terms and conditions specified therein in the aggregate principal amount of U.S. $429,000,000;

      WHEREAS, the Lender, the Borrower and the Agent have satisfied the conditions to the issuance of this Federal credit instrument (as such term is defined in the Act) by the Board set forth in Section 3.1 of the Loan Agreement (including, without limitation, payment of the initial installment of the Guarantee Fee referred to in Section 2.06);

      WHEREAS, it is a condition precedent to the making of the Loan that the Board execute and deliver this Agreement; and

      WHEREAS, subject to the terms and conditions of this Agreement, the Board is willing to guarantee to the Lender the payment of certain of the Borrower's obligations under the Loan Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

1.01 Defined Terms. For the purposes of this Agreement, the following terms shall have the meanings specified below.

      "Act" shall have the meaning set forth in the recitals hereof.

      "Agent" shall have the meaning set forth in the introductory paragraph hereof.

      "Application" shall have the meaning set forth in the recitals hereof.

      "Board" shall have the meaning set forth in the introductory paragraph hereof.

      "Borrower" shall have the meaning set forth in the recitals hereof.

      "Business Day" shall mean any day on which the Federal Reserve Bank of New York is open for business.

      "Counter-Guarantee" shall have the meaning set forth in the Loan
Agreement.

      "Demand Date" shall have the meaning set forth in Section 4.05(a) hereof.

      "Event of Default" shall have the meaning set forth in the Loan Agreement.

      "Guarantee" shall mean the guarantee of the Board set forth in Section
2.01 hereof.

      "Guaranteed Percentage" shall have the meaning set forth in Section
2.01(a).

      "Guarantee Fee" shall have the meaning set forth in Section 2.06.

      "Guaranteed Amount" shall have the meaning set forth in Section 2.01 hereof.

      "Guaranteed Interest Rate" shall mean the rate at which interest is payable by the Borrower under the terms of the Loan Agreement; provided, however, that the Guaranteed Interest Rate shall not include any increase in the rate of interest payable as the result of an Event of Default.

      "Lender" shall have the meaning set forth in the introductory paragraph hereof.

      "Loan" shall have the meaning set forth in the recitals hereof.

      "Loan Agreement" shall have the meaning set forth in the recitals hereof.

      "Note" shall mean any promissory note of the Borrower evidencing the Loan and issued in accordance with the provisions of the Loan Agreement.

      "Regulations" shall have the meaning set forth in the recitals hereof.

1.02 Principles of Construction.

      (a) The meanings set forth for defined terms in Section 1.01 or elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined.

      (b) All references to "this Agreement" or "hereof" and other like terms mean, unless the context requires otherwise, this Agreement, including all annexes, appendices, exhibits, schedules and supplements hereto, all as amended, modified or supplemented from time to time.

      (c) The headings of the Sections in this Agreement are included for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

      (d) In the event of any inconsistency between the terms of this Agreement and the Loan Agreement, the terms of this Agreement shall govern.

                            SECTION 2. THE GUARANTEE

2.01 The Guarantee. Subject to the terms and conditions set forth in this Agreement, the Board hereby guarantees, irrevocably and unconditionally (except to the extent expressly provided in Sections 2.03, 2.04, 2.05 and 2.06), to the Agent on behalf of the Lender (the "Guarantee") payment of the following (the sum of all amounts under (a), (b) and (c), the "Guaranteed Amount"):

      (a) eighty-eight and four hundred seventy-three million, one hundred ninety-three thousand, four hundred seventy-three billionths percent (88.473193473%) (the "Guaranteed Percentage") of the outstanding and unpaid principal amount of the Loan not in excess of Three-Hundred and Seventy-Nine Million Five Hundred and Fifty Thousand U.S. Dollars ($379,550,000) in the aggregate;

      (b) interest on the principal amount of the Loan specified in (a) above, accrued at the Guaranteed Interest Rate to and including the scheduled payment dates thereof; and

      (c) interest on any due and unpaid amounts described in Sections 2.01(a) and 2.01(b) above, accrued at the Guaranteed Interest Rate from the scheduled payment dates thereof to but not including the date of actual payment thereof by the Board.

2.02 Coverage of the Guarantee. Pursuant to Section 107(2) of the Act, the Guarantee is entitled to the full faith and credit of the United States of America. The Guarantee constitutes a guarantee of payment and not of collection. In no event shall the liability of the Board on the Guarantee exceed the Guaranteed Amount. For the avoidance of doubt, the Guarantee shall not extend to the repayment of any penalties, fees, indemnified amounts, costs, expenses or any other amount payable under the Loan Agreement or any Note other than the Guaranteed Amount.

2.03 Timely Demand. In the event that the Agent, on behalf of the Lender, fails to make demand on the Board within the time period required in Section 4.02(vi), the Guarantee of the unpaid installment of principal and/or interest as to which such timely demand was not made shall automatically terminate with respect thereto. This termination shall be without prejudice to the right of the Agent, on behalf of the Lender, to make demand on the Board under this Agreement in respect of any other due and unpaid installments of principal or interest.

2.04 Prohibited Amendments or Transfers. In the event that the Agent or a Lender, without the Board's prior written consent, agrees to any material amendment, written modification or written waiver in violation of Section 5.03 or assigns, conveys, sell or otherwise transfers any interest in or right or obligation under this Agreement, the Loan Agreement or the Note in violation of
Section 5.04, then the Board shall have the right to terminate the Guarantee with respect to all or a portion of the Guaranteed Amount by providing written notice thereof to the Agent, such termination to be effective as of the earlier of (a) the 30th calendar day after the date on which the Board delivers such notice to the Agent and (b) any Demand Date unless, prior to such earlier date, the Agent or such Lender, as the case may be, rescinds or otherwise remedies the effect of such prohibited action to the satisfaction of the Board, in which case the Guarantee shall remain in full force and effect.

2.05 No Acceleration. In the event that, without the prior written consent of the Board (whether given under this Agreement or under the terms of the Loan Agreement), the Agent shall declare all or any part of the Borrower's indebtedness under the Loan Agreement to be immediately due and payable or to be due and payable upon the demand of the Agent (it being understood that acceleration of the Loan upon an Event of Default under Section 7.1(f) or (g) of the Loan Agreement is not such a declaration), then the Board shall have the right to terminate the Guarantee with respect to all or a portion of the Guaranteed Amount. The Board shall exercise its right to terminate the Guarantee pursuant to this Section 2.05 by providing written notice thereof to the Agent. Any termination of the Guarantee by the Board under this Section 2.05 will be deemed effective as of the date of the relevant declaration by the Agent.

2.06 Guarantee Fee. The Agent, on behalf of Borrower, shall pay to the United States Department of the Treasury, in accordance with the priorities of payment specified in the Loan Agreement and to the extent sufficient funds are received by the Agent from the Borrower for application thereto, the following (collectively, the "Guarantee Fee"): (a) on the date hereof, the amount of Three Million Eight Hundred Thousand U.S. Dollars ($3,800,000), and (b) also on the date hereof and thereafter on each anniversary of the date hereof (or if any such anniversary date is not a Business Day, then the immediately preceding Business Day), the amount specified in Schedule I to this Agreement for such date. Payment of the Guarantee Fee due on the date hereof shall constitute a condition precedent to the effectiveness of this Agreement. The Agent shall make each payment pursuant to this Section 2.06 to such account at such bank in New York City as the Board shall instruct in writing from time to time. Prior to such payment, the Agent shall hold such funds in trust for the benefit of the Board, and the Agent hereby irrevocably waives and agrees not to exercise any banker's lien, right of setoff, right of recoupment, right to combine accounts or any similar lien, claim or right, it may have now or in the future against or on such funds, express or implied, statutory or otherwise, to satisfy any obligation which the Board or any other agency or instrumentality of the Federal government of the United States of America may owe to the Agent in any capacity.

2.07 Revocation of Borrower's Payment. Notwithstanding the provisions of Section 2.03, the Guarantee shall continue to be binding on the Board with respect to any payment, or any part thereof, of principal of or interest on any Note that is rescinded or must otherwise be returned by the Agent or a Lender if such rescission or return of payment has been compelled by law as the result of the bankruptcy or insolvency of the Borrower or if such rescission or return of payment is a result of any law, regulation or decree applicable to the Borrower. A demand on the Board for payment pursuant to the Guarantee of any such returned amount must be made promptly but in no event later than thirty (30) days after the Agent or a Lender has been compelled to return such amount.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

3.01 Representations and Warranties of the Agent. The Agent represents and warrants to the Board as follows:

      (a) Bring-down of Representations. All of its certifications set forth in writing in the Application were when made or given, and are as of the date hereof, true, correct and complete in all material respects, except as otherwise disclosed by the Agent in writing to the Board on or before the date hereof.

      (b) Agent Obligations. The Agent has the ability to perform each of its obligations as Agent under this Agreement and the Loan Agreement.

3.02 Representations and Warranties of the Lender. The Lender represents and warrants to the Board as follows:

      (a) Bring-down of Representations. All of its certifications set forth in writing in the Application were when made or given, and are as of the date hereof, true, correct and complete in all material respects, except as otherwise disclosed by the Lender in writing to the Board on or before the date hereof.

      (b) No Security. The Lender has no security for payment of any of the Borrower's obligations under the Loan Agreement or the Note, it being expressly acknowledged and agreed that none of (i) the fees referred to in the Loan Agreement, (ii) the Counter-Guarantees, or the cash collateral, letters of credit and guarantees referred to therein or at any time provided thereunder, or
(iii) any guarantee or security given by any affiliate of the Borrower for the benefit of the Lender, in any such case, constitutes "security" within the meaning of this Section 3.02(b) or paragraph 3(b) of any Assignment and Certification delivered to the Board.

                          SECTION 4. CLAIM PROCEDURES

4.01 Failure to Pay. In the event that (i) the Borrower for any reason fails to pay in full any installment of principal (other than any proposed voluntary prepayment under Section 2.5(a) of the Loan Agreement) or interest under the Loan Agreement or any Note for more than thirty (30) calendar days after the due date of such installment; and (ii) a period of fifteen (15) calendar days has elapsed since written demand for payment was made by the Agent on the Borrower (which demand may be omitted only if and to the extent that the making thereof would be prohibited by any applicable law), then the Agent, on behalf of the Lender, may make demand on the Board under this Agreement for payment (subject to Sections 2.03, 2.04 and 2.05) of the Guaranteed Amount.

4.02 Demand on the Board. The Agent's demand on the Board must: (i) be in writing and delivered in accordance with Section 6.02; (ii) be made only by the Agent; (iii) identify the installment(s) of principal and/or interest unpaid as of the date of such demand; (iv) include a copy of the Agent's written demand for payment on the Borrower (or in the event that such demand was omitted with respect to the Borrower pursuant to Section 4.01, evidence of the applicable prohibition); (v) include an Assignment and Certification in the form of Annex A to this Agreement; and (vi) be made, subject to Section 2.07, not later than sixty (60) calendar days from the due date of the unpaid installment(s) of principal and/or interest on which the Agent's demand for payment is based.

4.03 Assignment to the Board. On and as of the date on which the Board pays the Guaranteed Amount in accordance with Section 4.05, the Board shall become subrogated to, and the Lender shall be deemed to have assigned to the Board, without recourse and without need of any further action, the Guaranteed Percentage of the Lender's right, title and interest in and to the principal of and interest on the Loan and under the Loan Agreement and the Note in respect thereof and, to such extent, the Board shall have the right to enforce or participate in any claim (including, without limitation, any claim in bankruptcy), right or remedy that the Lender then has or may thereafter acquire against the Borrower under the Loan Agreement or the Note. In addition to the Assignment and Certification required to be delivered under Section 4.02, the Agent and the Lender shall, upon request by the Board, execute and deliver such documents and take such other actions as the Board may reasonably request to evidence or give effect to such subrogation and assignment, it being understood and agreed that the execution and delivery of any such document or the taking of any such action (i) shall not be a condition to the Board's obligation to pay the Guaranteed Amount in accordance with this Section 4 and (ii) shall be at the expense of the Board.

4.04 Conditions of Guarantee. The Board hereby waives diligence, presentment, protest and any requirement that the Agent or the Lender exhaust any right or take any action against or give notice to the Borrower or the Board, except for the written demands for payment by the Agent on the Borrower and the Board required under this Agreement.

4.05 Payment by the Board.

      (a) After the date on which the Agent shall have properly documented its demand on the Board for payment pursuant to Section 4.02 (the "Demand Date"), the Board shall, subject to Sections 2.03, 2.04 and 2.05, pay to the Agent, within forty-five (45) Business Days after the Demand Date, for the benefit of the Lender, the Guaranteed Amount in a single payment calculated as of the date of actual payment thereof by the Board.

      (b) Payment of the Guaranteed Amount due under this Agreement shall be made by the Board to the Agent, for the benefit of the Lender, and such payment to the Agent shall discharge fully and completely the Board's liability under this Agreement. After the Demand Date, any funds received by the Agent or the Board from or on behalf of the Borrower in respect of any of the Borrower's obligations under the Loan Agreement shall be applied in accordance with the terms of the Loan Agreement.

      (c) If the Guarantee terminates pursuant to Section 2.03, 2.04 or 2.05 with respect to one or more installments of principal and/or interest, all installments of principal and/or interest as to which the Guarantee has terminated shall be deemed to have been paid in full when and as due for the purposes of determining the amount payable by the Board under this Section 4.05.

4.06 Board Payment Does Not Discharge Borrower. Any statute or judicial decision to the contrary notwithstanding, no payment by the Board to the Agent on behalf of the Lender under this Agreement shall reduce, discharge, satisfy or terminate any obligation of Borrower under the Loan Agreement or any Note.

SECTION 5. UNDERTAKINGS OF THE AGENT

      The Agent agrees that so long as the Board remains liable under this
Agreement:

5.01  Notices.

      (a) The Agent shall notify the Board promptly but in no event later than seven (7) Business Days after the occurrence of an Event of Default arising by reason of a failure by the Borrower to make any scheduled payment of principal of or interest on the Loan when due in accordance with the terms of the Loan Agreement.

      (b) The Agent shall notify the Board promptly but in no event later than thirty (30) calendar days after (i) receipt of a notice of any other Event of Default under and in accordance with the provisions of Section 9.5 of the Loan Agreement, (ii) receipt of any prepayment of the Loan made by or on behalf of the Borrower under Section 2.5 or 2.6 of the Loan Agreement, and (iii) the return by the Agent of any payment previously made by the Borrower to the Agent or the Agent's receipt of any notice from a Lender of such Lender's return of any payment previously made by the Borrower, in either case, under the circumstances described in Section 2.07.

5.02 Register. The Agent shall establish and maintain a register for recording with respect to the Loan (i) the date and amount of each payment on the Loan made by or on behalf of, or collected from, the Borrower, (ii) the amount of each such payment applied in accordance with the terms of the Loan Agreement to scheduled principal of or interest on the Loan and to each of the fees identified in clauses (d) through (h) of Section 2.8 of the Loan Agreement, and
(iii) the date and amount of each payment made by the Board hereunder. At any time upon request by the Board delivered in accordance with Section 6.02, the Agent shall make such register (or a copy thereof certified by the Agent as true, complete and correct copy) available to the Board.

5.03 Prohibited Amendments. Neither the Agent nor the Lender shall, without the prior written consent of the Board (whether given by the Board under this Agreement or the Loan Agreement), agree to any material amendment, written modification or written waiver of the terms of the Loan Agreement or the Note.

5.04  Prohibited Transfers.

      (a) The Agent shall not, without the Board's prior written consent, assign or otherwise transfer any of its rights, duties or responsibilities as Agent under this Agreement, except that the foregoing shall not restrict an assignment or transfer by operation of law.

      (b) The Lender shall not assign, convey, sell or otherwise transfer any of its rights, interest or obligations under this Agreement, the Loan Agreement or the Note without the prior written consent of the Board (such consent, in the case of an assignment to an affiliate of Citibank, N.A. that is a "lender" (as defined in the Act), not to be unreasonably withheld); provided, however, that nothing in this Agreement shall prohibit (i) the Lender from pledging and/or assigning its rights, interests or obligations under the Loan Agreement, the Note and this Agreement to any Federal Reserve Bank and, in such instances, the Federal Reserve Bank, as pledgee or assignee, shall have all such rights and interests, including in the Guarantee, or (ii) the making and performance of the Counter-Guarantees and the provision of the cash collateral, letters of credit and guarantees referred to therein or at any time provided thereunder. Nothing in this Agreement shall be construed as limiting the Lender's rights under the provisions of Section 1300.23 of the Regulations; provided, however, that Citibank, N.A., as the initial Lender shall maintain and shall not sell any participation in that portion of the Loan which is not guaranteed either under this Agreement or any Counter-Guarantee.

5.05 Indemnification. In the event that (i) the Agent fails to perform any of its obligations under this Agreement (which failure shall not, except as provided in Section 2.03, 2.04 or 2.05, limit or otherwise affect the obligations of the Board under Section 2) or fails to perform any of its material obligations or covenants to the Board under the Loan Agreement, or (ii) any representation of the Agent or the Lender set forth in Section 3 or any certification of the Agent or the Lender set forth in the Application proves to have been incorrect in any material respect when made, then the Agent or Lender, as the case may be, shall be liable to the Board for all actual damages suffered and costs incurred by the Board as the result thereof, and shall indemnify the Board for such damages and costs (including, without limitation, counsel fees and expenses incurred by the Board in enforcing its rights under this Section 5.05). Neither the Agent nor the Lender shall, however, be liable for any incidental or consequential damages. The Board may enforce its rights hereunder, and pursue all remedies available with respect thereto, in any court of competent jurisdiction. Anything to the contrary contained herein notwithstanding, the obligation of the Agent and the Lender to indemnify the Board shall survive the termination of this Agreement and the payment of all or any portion of the Guaranteed Amount.

5.06 Multiple Lenders. In the event The Board shall at any time or from time to time consent to an assignment of a portion of the Loan by the Lender, each representation, warranty, certification, covenant or other obligation of the "Lender" in this Agreement thereafter made or given shall be deemed a several representation, warranty, certification, or covenant or other obligation of each Lender such that no Lender shall be liable for the acts or omissions of any other Lender, and the obligation of the Board to any Lender shall not be affected by the acts or omissions of any other Lender.

                            SECTION 6. MISCELLANEOUS

6.01 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE FEDERAL LAW OF THE UNITED STATES OF AMERICA IF AND TO THE EXTENT SUCH FEDERAL LAW IS APPLICABLE, AND OTHERWISE IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

6.02 Notices. Except as otherwise specified, all notices given hereunder shall be in writing, shall include the applicable Board guarantee number and shall be given by mail, telecopier or personal delivery and deemed to be given for the purposes of this Agreement on the day that such notice is received by the intended recipient thereof. Unless otherwise specified in a notice delivered in accordance with this Section 6.02, all notices shall be delivered: (i) to the Agent or to the Board at the address specified beneath its name on the signature page hereto; and (ii) to the Lender, in care of the Agent, at the Agent's address.

6.03 Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

6.04 Entire Agreement. This Agreement contains the entire agreement among the parties hereto regarding the subject matter hereof. In the event that any term of the Loan Agreement or any Note conflicts with any term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

6.05 Amendment or Waiver. This Agreement may not be changed, discharged or terminated (except as expressly provided herein) without the written consent of the parties hereto, and no provision hereof may be waived without the written consent of the party to be bound thereby.

6.06 Counterparts. This Agreement may be signed in separate counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

6.07 Severability. To the extent permitted by applicable law, the illegality or unenforceability of any provision of this Agreement shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement.


            [The Remainder of this Page is Intentionally Left Blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, in duplicate, as of the date first above written.

                                         AIR TRANSPORTATION
CITIBANK, N.A.,                          STABILIZATION BOARD
  as Lender

By:   ___________________________        By:    ______________________________
      (Signature)                               (Signature)

                                         Name:  _______________________________
Name:  ___________________________              (Print)
      (Print)
                                         Title  :______________________________
Title:____________________________


CITIBANK, N.A.,
  as Agent

By:   ___________________________
      (Signature)

Name: ___________________________
      (Print)

Title:____________________________

2 Penns Way Suite 200                 1120 Vermont Avenue, Suite 970
New Castle, DE  19720                 Washington, D.C.  20005
Attention:  Roslyn Edge               Attention:  Executive Director
Phone: 302-894-6006                   Telephone: (202) 775-8030
Facsimile:  302-894-6120              Telefax: (to be notified to the Agent
                                      and Lender in writing)
Copy to:
                                      Copy to:
388 Greenwich Street
20th Floor                            United States Department of the
New York, New York  10013             Treasury
Attention:  Barbara Kobelt            1500 Pennsylvania Avenue, N.W.
Phone: 212-816-1063                   Washington, D.C.  20220
Facsimile: (212) 816-0263             Attention:  Deputy Assistant Director for
                                      Government Financial Policy
                                      Telephone: (202) 622-7073
                                      Telefax: (202)  622-0387

                                   SCHEDULE I


      In accordance with Section 2.06, the amount of the Guarantee Fee to be paid on the date hereof and on each of the anniversary dates scheduled below (or if any such anniversary date is not a Business Day, then the immediately preceding Business Day) shall be equal to the product of (i) the percentage set out below opposite such anniversary date and (ii) the average portion of the Guaranteed Amount of principal of the Loan scheduled to be outstanding for the then succeeding twelve-month period beginning on such anniversary date after giving effect to any payment of principal of the Loan on such anniversary date and any prior prepayment of principal (and commencing with the anniversary date beginning the twelve-month period in which amortization of the principal of the Loan is first scheduled to begin, computed on the basis of a year of 360 days and actual number of days elapsed). The Agent shall calculate the amount of each such payment of the Guarantee Fee and notify the Board and the Borrower thereof in writing, together with the Agent's calculation, not less than ten (10) Business Days prior to each anniversary date (or preceding Business Day).


                 ANNIVERSARY DATE          APPLICABLE PERCENTAGE
                 ----------------          ---------------------
                 January 18, 2002                  5.50%

                 January 18, 2003                  7.90%

                 January 18, 2004                  7.95%

                 January 18, 2005                  8.00%

                 January 18, 2006                  8.05%

                 January 18, 2007                  8.10%

                 January 18, 2008                  8.15%

                                     ANNEX A

                               FORM OF ASSIGNMENT



                          ASSIGNMENT AND CERTIFICATION

      This Assignment and Certification is made pursuant to the terms of the Guarantee Agreement dated as of January 18, 2002 (the "Agreement") among Citibank, N.A., as Lender, Citibank, N.A., as Agent and the Air Transportation Stabilization Board. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned in the Agreement.

      1. Assignment. For value received, each Lender hereby assigns to the Board, without recourse, all of its right, title and interest in and to the principal of and interest on the Loan and under the Loan Agreement and the Note in respect thereof, to the extent, and only to the extent, of each such Lender's pro rata share of the Guaranteed Percentage of the Loan represented by the Guaranteed Amount paid by the Board to the Agent for each such Lender's account.

      2. Certification. Each Lender hereby certifies that it has not, without the prior written consent of the Board:

            (i) agreed to any material amendment, written modification or written waiver in violation of Section 5.03 of the Agreement; or

            (ii) assigned, conveyed, sold or otherwise transferred any interest in or right or obligation under this Agreement, the Agreement or the Note in violation of Section 5.04 of the Agreement; or

            (iii) accelerated or caused the Agent to accelerate all or any part of the Loan or the Note in violation of Section 2.05 of the Agreement; or

            (iv) obtained any security (within the meaning of Section 3.02 of the Agreement) for payment of all or any part of the Borrower's obligations under the Loan Agreement or the Note; or

            (v) the Guaranteed Amount demanded to be paid by the Board to the Agent for each such Lender's account is properly calculated and due and owing to such Lender under the terms of the Agreement;

it being expressly understood and agreed that the failure of any Lender to make any such certification or for any such certification of any Lender to be incorrect, shall not effect the obligation of the Board under Section 2 of the Agreement in respect of any other Lender.

      3. Acknowledgement. Each of the Agent and the Lender acknowledges and agrees that this Assignment and Certification is subject to the terms of the Agreement, including, without limitation, the following:

      (a) After the Demand Date, any funds received by the Agent or the Board from or on behalf of the Borrower in respect of any of the Borrower's obligations under the Loan Agreement shall be applied in accordance with the terms of the Loan Agreement.

      (b) The Agent and the Lender shall, upon request by the Board, execute and deliver such documents and take such other actions as the Board may reasonably request to establish, preserve or enforce the rights, title and interest of the Board in, to and under the Loan Agreement and the Note, and any right or remedy that the Board has or may acquire against the Borrower thereunder, it being understood and agreed that the execution and delivery of any such document or the taking of any such action (i) shall not be a condition to the Board's obligation to pay the Guaranteed Amount and (ii) shall be at the expense of the Board.

      IN WITNESS WHEREOF, the Agent and the Lender have each caused this instrument to be sealed this _____ day of ________________, ____.

CITIBANK, N.A.,
as Lender

By: _____________________________
(Signature)

(SEAL) Name: ___________________________
(Print)

Attest_____________________ Title: ____________________________
Secretary



CITIBANK, N.A.,
as Agent

By: _____________________________
(Signature)

(SEAL) Name: ___________________________
(Print)

Attest_____________________ Title: ____________________________
Secretary

                                                                       Exhibit E





                                Form of Warrant


     Reference is made to Exhibit 4.19 to the America West Holdings Corporation and America West Airlines, Inc. Form 8-K filed on January 31, 2002 with the Securities and Exchange Commission.